Filed pursuant to Rule 424(b)(2)
Registration Nos. 333-293732 and 333-293732-02

INDEX SUPPLEMENT NO. IS-16-03

(To the prospectus and prospectus supplement each dated February 25, 2026)

Citigroup Global Markets Holdings Inc.

Medium-Term Senior Notes, Series N

Payments Due from Citigroup Global Markets Holdings Inc.

Fully and Unconditionally Guaranteed by Citigroup Inc.

Securities Linked to a Nasdaq-100 Futures Edge Volatility Index

Citigroup Global Markets Holdings Inc. (“we”) may from time to time offer and sell securities linked to an index in a family of indices called the Nasdaq-100 Futures Edge Volatility Indices. The Nasdaq-100 Futures Edge Volatility Indices are published by Citigroup Global Markets Limited, an affiliate of ours. The Nasdaq-100 Futures Edge Volatility Index family is composed of the four indices listed below, each of which we refer to as an “Index”. Each Index tracks exposure to the Citi Equity US Tech Large Cap QX Market Tracker Series 4 Index, which we refer as the “Underlying Futures Index”, on a volatility-targeted basis, less a decrement of 6% per annum in the case of two of the Indices. Each Index, its volatility target, its decrement (if applicable) and its ticker is listed in the table below.

Name of Index	Volatility Target	Decrement	Index Ticker
Nasdaq-100 Futures 35% Edge Volatility™ Index ER	35%	None	N3V0EDGE
Nasdaq-100 Futures 35% Edge Volatility 6% Decrement™ Index ER	35%	6% per annum	N3V6EDGE
Nasdaq-100 Futures 40% Edge Volatility Index™ ER	40%	None	N4V0EDGE
Nasdaq-100 Futures 40% Edge Volatility 6% Decrement™ Index ER	40%	6% per annum	N4V6EDGE

The Underlying Futures Index, which is also published by Citigroup Global Markets Limited, tracks the performance of futures contracts on the Nasdaq-100 Index®. The Nasdaq-100 Index®, which is published by Nasdaq, Inc., is designed to measure the performance of the 100 largest non-financial companies listed on The Nasdaq Stock Market. Because the Underlying Futures Index tracks futures contracts on the Nasdaq-100 Index®, rather than the Nasdaq-100 Index® directly, it is expected to be negatively impacted by an implicit financing cost, which is likely to cause the Underlying Futures Index to underperform the Nasdaq-100 Index®.

As more fully described in this index supplement, each Index provides exposure to the Nasdaq-100 Index® that:

•	may be leveraged up to 500%, or alternatively may reflect less than 100% participation, in an attempt to maintain its volatility target;

•	is reduced by an implicit financing cost;

•	may be subject to a decay effect; and

•	in the case of a decrement Index, is reduced by a decrement of 6% per annum.

For these reasons, each Index is highly risky. Securities linked to an Index are suitable only for investors who understand and are capable of bearing the significant risks associated with an investment linked to an Index.

This index supplement contains a description of the Indices, the Underlying Futures Index and certain risks associated with an investment in securities linked to an Index. The specific terms of a particular issuance of securities linked to an Index will be set forth in a pricing supplement that we will deliver in connection with that issuance and, to the extent not set forth in the pricing supplement, in a product supplement and in the accompanying prospectus supplement and prospectus.

The securities are unsecured debt securities of Citigroup Global Markets Holdings Inc., and the guarantee of the securities is an unsecured obligation of Citigroup Inc. Accordingly, all payments on the securities are subject to the credit risk of Citigroup Global Markets Holdings Inc. and Citigroup Inc. If Citigroup Global Markets Holdings Inc. and Citigroup Inc. default on their obligations, you may not receive any payment owed to you under the securities.

You should carefully review the specific terms of the securities described in the applicable pricing supplement together with the information contained in this index supplement, the applicable product supplement and the accompanying prospectus supplement and prospectus before investing in securities linked to an Index.

Investing in securities linked to an Index is subject to risks not associated with an investment in conventional debt securities. See “Risk Factors Relating to the Indices” beginning on page IS-4. Additional risk factors will be described in the applicable pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or determined if this index supplement, the applicable pricing supplement and product supplement or the accompanying prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities, and the guarantee of the securities by Citigroup Inc., are not deposits or savings accounts but are, respectively, unsecured debt obligations of Citigroup Global Markets Holdings Inc. and unsecured obligations of Citigroup Inc. The securities are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency or instrumentality.

Investment Products	Not FDIC Insured	May Lose Value	No Bank Guarantee

Citigroup

February 25, 2026

We are responsible for the information contained or incorporated by reference in this index supplement, the applicable pricing supplement and product supplement and the accompanying prospectus supplement and prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. You should not assume that the information contained or incorporated by reference in this index supplement, the applicable pricing supplement and product supplement and the accompanying prospectus supplement and prospectus is accurate as of any date other than the date on the front of such document. We are not making an offer of these securities in any state where the offer is not permitted.

TABLE OF CONTENTS

Index Supplement

About This Index Supplement	IS-3
Risk Factors Relating to the Indices	IS-4
Description of the Nasdaq-100 Futures Edge Volatility Indices	IS-8
Description of the Citi Equity US Tech Large Cap QX Market Tracker Series 4 Index	IS-18
Description of the Nasdaq-100 Index®	IS-25
Annex A	IS-31
Annex B	IS-32

About this INDEX Supplement

The pricing supplement for a particular issuance of securities linked to an Index will describe certain specific terms of those securities, but will not describe all of the material terms of those securities or contain all of the other material disclosures that you should consider before investing in those securities. The material terms of the securities and other material disclosures that are not contained in the applicable pricing supplement are set forth in this index supplement and, to the extent not set forth in this index supplement, in the applicable product supplement and the accompanying prospectus supplement and prospectus. Accordingly, it is important that you read the applicable pricing supplement together with this index supplement, the applicable product supplement and the accompanying prospectus supplement and prospectus and before investing in the securities.

You may find the prospectus and prospectus supplement each dated February 25, 2026 here: https://www.sec.gov/Archives/edgar/data/200245/000119312526071985/d53413d424b2.htm

References in this index supplement, the applicable pricing supplement, the applicable product supplement and the accompanying prospectus supplement and prospectus to “we,” “our” or “us” are to Citigroup Global Markets Holdings Inc., and not any of its subsidiaries, unless the context indicates otherwise.

RISK FACTORS RELATING TO THE INDICES

The following discussion of risks relating to the Indices should be read together with the description of the Indices in the section “Description of the Nasdaq-100 Futures Edge Volatility Indices” in this index supplement, which defines and further describes a number of the terms and concepts referred to in this section. In addition, you should read these risk factors together with the risk factors included or otherwise referenced in the applicable pricing supplement, which will describe more specifically those risks associated with the terms of the particular issuance of securities linked to an Index.

Each Index is highly risky because it may reflect highly leveraged exposure to the Underlying Futures Index and may therefore experience a decline that is many multiples of any decline in the Underlying Futures Index. Each Index tracks exposure to the Underlying Futures Index on a volatility targeted basis as described in “Description of the Nasdaq-100 Futures Edge Volatility Indices” in this index supplement. Each Index has a volatility target which it attempts to achieve by applying leverage to its exposure to the Underlying Futures Index (up to a maximum of 500%) when the implied volatility of the Nasdaq-100 Index® is less than its volatility target, and by reducing its exposure to the Underlying Futures Index below 100% when the implied volatility of the Nasdaq-100 Index® is greater than its volatility target. It is expected that the implied volatility of the Nasdaq-100 Index® will frequently be less than each Index’s volatility target, and therefore it is expected that each Index will frequently have leveraged (more than 100%) exposure to the Underlying Futures Index. If the Underlying Futures Index declines at a time when an Index has leveraged exposure to it, the decline in that Index will be equal to the decline in the Underlying Futures Index multiplied by the leverage (subject to further reduction as a result of the decrement if the Index is a decrement Index). For example, if the Underlying Futures Index declines by 5% at a time when an Index has 500% leveraged exposure to the Underlying Futures Index, that Index will decline by 25% over that time (subject to further reduction as a result of the decrement, if applicable). This potential for losses on a highly leveraged basis makes each Index highly risky.

Each Index may realize significant losses if it is not consistently successful in increasing exposure to the Underlying Futures Index in advance of increases in the Underlying Futures Index and reducing exposure to the Underlying Futures Index in advance of declines in the Underlying Futures Index. The Index methodology is premised on the following key assumptions: (1) that there will be an inverse relationship between performance and volatility, so that the Underlying Futures Index will tend to increase in times of lower volatility and decline in times of higher volatility; (2) that the implied volatility of the Nasdaq-100 Index®, as derived from the market prices of exchange-traded options on the Nasdaq-100 Index® on each weekly rebalancing date, will be an effective predictor of future volatility of the Underlying Futures Index over the next week; and (3) that the applicable volatility target for each Index will be an effective level of volatility at which to draw the line between leveraged exposure and deleveraged exposure to the Underlying Futures Index. There is no guarantee that these assumptions will be proven correct over any given time period. If any of these assumptions does not prove to be consistently correct for a given Index, then that Index may perform poorly as a result of having highly leveraged exposure to the Underlying Futures Index at a time of declines and/or having reduced exposure to the Underlying Futures Index at a time of increases.

Each Index may be adversely affected by a time lag in its volatility targeting mechanism. Each Index resets the leveraged exposure of each of its sub-indices to the Underlying Futures Index on a weekly basis. If the implied volatility of the Nasdaq-100 Index® at the rebalancing time on the rebalancing date for a given sub-index is relatively low, that sub-index will retain relatively high leveraged exposure to the Underlying Futures Index for the next week even if the volatility of the Nasdaq-100 Index® spikes and the Underlying Futures Index declines significantly in value immediately after the rebalancing time on that rebalancing date. That sub-index may consequently have highly leveraged exposure to a week’s worth of declines in the value of the Underlying Futures Index before it has a chance to reset its leverage. In the case of a sudden increase in volatility and a sudden decline in value, multiple sub-indices may have highly leveraged exposure to declines over multiple days, and the applicable Index may experience poor performance as a result. Conversely, if significant appreciation in the Underlying Futures Index follows closely on a period of high Nasdaq-100 Index® volatility, the time lag may cause an Index to have low exposure to the Underlying Futures Index when that appreciation occurs. Taken together, these factors may cause an Index to perform particularly poorly in a temporary market crash – a sudden significant decline that is quickly reversed. In that scenario, the Index would participate on a highly leveraged basis in the decline and then fail to participate fully in the recovery.

Each Index may be adversely affected by a “decay” effect. If an Index is not consistently successful in increasing exposure to the Underlying Futures Index in advance of increases in the Underlying Futures Index and reducing exposure to the Underlying Futures Index in advance of declines in the Underlying Futures Index, then that Index is also expected to be subject to a “decay” effect, which will exacerbate the decline that results from having highly leveraged exposure to declines in the Underlying Futures Index. The decay effect would result from the fact that each sub-index of the applicable Index resets its leveraged exposure to the Underlying Futures Index on a weekly basis, and would manifest any time the Underlying Futures Index moves in one direction one week and another direction the next. The decay effect would result because resetting leverage after an increase but in advance of a decline would cause the applicable Index to have increased exposure to that decline, and resetting leverage following a decline but in advance of an increase would cause the applicable Index to have decreased exposure to that increase. The more this fact pattern repeats, the lower the performance of the applicable Index would be relative to the performance of the Underlying Futures Index.

The Underlying Futures Index is expected to underperform the Nasdaq-100 Index® because of an implicit financing cost. The Underlying Futures Index is a futures-based index. As a futures-based index, it is expected to reflect not only the performance of its reference index (the Nasdaq-100 Index®), but also the implicit cost of a financed position in that reference index. The cost of this financed position will adversely affect the value of the Underlying Futures Index. Any increase in market interest rates will be expected to further increase this implicit financing cost and will increase the negative effect on the performance of the Underlying Futures Index. Because of this implicit financing cost, the Underlying Futures Index is expected to underperform the total return performance of the Nasdaq-100 Index®. Any leverage applied to the Underlying Futures Index will also be applied to the implicit financing cost.

Each Index may realize significant losses because it may reflect leveraged exposure to the implicit financing cost. If each Index has leveraged exposure to the Underlying Futures Index, the implicit financing cost will be amplified by the leverage. Even during a time when the Nasdaq-100 Index® does not decline, each Index may realize significant losses if it has leveraged exposure to the Underlying Futures Index because of a leveraged exposure to the implicit financing cost.

The closing value of the Underlying Futures Index is based on the fixing price of its Reference Futures Contract, rather than the settlement price. The value of each Index is determined by the closing value of the Underlying Futures Index, which is based on the fixing price of its Reference Futures Contract rather than the settlement price of such contract. Although the fixing price of the Reference Futures Contract is expected to be similar to the settlement price of such contract, they may vary. Therefore, the value of each Index may be different, and may be less than, the value of each Index if the closing price were determined by reference to the settlement price of the Reference Futures Contract.

The performance of two of the Indices will be reduced by a decrement of 6% per annum. Two of the Indices are decrement Indices, which means that the value of each sub-index of these two Indices will be reduced at a rate of 6% per annum. The decrement will be a significant drag on the performance of the decrement Indices, potentially offsetting positive returns that would otherwise result from the Index methodology, exacerbating negative returns of the Index methodology and causing the level of each decrement Index to decline steadily if the return of the Index methodology would otherwise be relatively flat. The decrement Indices will not appreciate unless the return of the Index methodology is sufficient to offset the negative effects of the decrement, and then only to the extent that the return of the Index methodology is greater than the decrement. As a result of the decrement, the level of a decrement Index may decline even if the return of the Index methodology would otherwise have been positive.

In the case of a decrement Index, the decrement of 6% per annum may reduce the annual return of that Index by more (and possibly significantly more) than 6%. The decrement is deducted from the value of each sub-index of a decrement Index at a rate of 6% per annum. Higher levels of a decrement Index over any given period will therefore result in larger deductions. Moreover, while the decrement will reduce the level of a decrement Index at a rate equal to 6% per annum, the effect of the decrement on the return of a decrement Index over an annual period is likely to be greater, and may be significantly greater, than 6% if the level of that decrement Index has appreciated over that annual period. For example, if the level of a decrement Index before giving effect to the decrement were to increase from 100 to 150 over an annual period, the level of that decrement Index after giving effect to the decrement might be 141, which is 6% less than 150. In this scenario, the return of the decrement Index before giving effect to the decrement would have been 50%, while the return of the decrement Index after giving effect to the decrement would have been 41% -- resulting in a return of that decrement Index over this annual period that is 9% lower than it would have been before giving effect to the decrement. This example is not intended to be a prediction of the performance of a decrement Index over any given period – it is solely intended to illustrate how the impact of the decrement on the return of a decrement Index may be significantly greater than 6% per annum. These effects will be even greater over periods longer than one year.

Each Index may not fully participate in any appreciation of the Underlying Futures Index. At any time when the implied volatility of the Nasdaq-100 Index® is greater than the volatility target of an Index, that Index will have less than 100% exposure to the Underlying Futures Index and therefore will not fully participate in any appreciation of the Underlying Futures Index. For example, if an Index has 50% exposure to the Underlying Futures Index at a time when the Underlying Futures Index appreciates by 5%, that Index would appreciate by only 2.5% (before giving effect to the decrement if applicable). For each decrement Index, the decrement is deducted daily at a rate of 6% per annum even when the applicable Index has less than 100% exposure to the Underlying Futures Index.

Each Index may perform less favorably than it would if its volatility targeting mechanism were based on an alternative volatility measure, such as actual realized volatility, rather than implied volatility. Each Index attempts to achieve its volatility target by adjusting its exposure to the Underlying Futures Index based on the implied volatility of the Nasdaq-100 Index®. Implied volatility represents market expectations of future volatility as derived from the price of exchange-traded options on the Nasdaq-100 Index®. Market expectations of future volatility may not accurately forecast future volatility. Accordingly, relying on implied volatility may cause each Index to be less successful in maintaining its volatility target than it would have been if it had relied instead on an alternative measure of volatility, such as actual realized volatility. As a result, a given Index may have lower participation in Underlying Futures Index increases, and greater participation in Underlying Futures Index declines, resulting in less favorable overall Index performance, than it would have had if another measure of volatility had been used.

Each Index may significantly underperform the Nasdaq-100 Index®. It is important to understand that each Index provides exposure to the Nasdaq-100 Index® that: (1) may be leveraged up to 500%, or alternatively may reflect less than 100% participation; (2) is reduced by an implicit financing cost; (3) may be subject to a decay effect; and (4) in the case of a decrement Index, is reduced by a decrement of 6% per annum. As a result of these features, each Index may significantly underperform the Nasdaq-100 Index®. A given Index is likely to significantly underperform the Nasdaq-100 Index® if it is not consistently successful in increasing exposure to the Underlying Futures Index in advance of increases in the Underlying Futures Index and reducing exposure to the Underlying Futures Index in advance of declines in the Underlying Futures Index. An Index may significantly underperform the Nasdaq-100 Index® even if it is consistently successful in these respects because of the implicit financing cost and the decrement, if applicable, or because the reduced exposure the Index has to the Underlying Futures Index at a time of a decline may nevertheless reflect significantly greater than 100% participation in the decline of the Underlying Futures Index.

Each Index has limited actual performance information. Each Index launched on April 28, 2025. Accordingly, each Index has limited actual performance data. Because each Index is of recent origin with limited performance history, an investment linked to an Index may involve a greater risk than an investment linked to one or more indices with an established record of performance. A longer history of actual performance may have provided more reliable information on which to assess the validity of the methodology of the Indices. However, any historical performance of an Index is not an indication of how that Index will perform in the future.

Hypothetical back-tested Index performance information is subject to significant limitations. All information regarding the performance of each Index prior to April 28, 2025 is hypothetical and back-tested, as each Index did not exist prior to that time. It is important to understand that hypothetical back-tested Index performance information is subject to significant limitations, in addition to the fact that past performance is never a guarantee of future performance. In particular:

o	The Index Administrator developed the rules of each Index with the benefit of hindsight—that is, with the benefit of being able to evaluate how the Index rules would have caused each Index to perform had it existed during the hypothetical back-tested period. The fact that a given Index generally appreciated over any portion of the hypothetical back-tested period may not therefore be an accurate or reliable indication of any fundamental aspect of the Index methodology.

o	The hypothetical back-tested performance of each Index might look different if it covered a different historical period. The market conditions that existed during the historical period covered by the hypothetical back-tested Index performance information are not necessarily representative of the market conditions that will exist in the future.

o	NDXP options were not published for each weekday prior to August 8, 2022, and NDXP options were not published at all prior to February 2, 2018. As a result, the calculation of the hypothetical back-tested values of each Index prior to August 8, 2022 differs from the calculation of each Index today. The hypothetical back-tested performance of each Index prior to August 8, 2022 may therefore differ from how the Index would have performed if NDXP options had been available with expirations on every weekday, as they are now.

It is impossible to predict whether any Index will rise or fall. The actual future performance of each Index may bear no relation to the historical or hypothetical back-tested levels of that Index.

The Index Administrator and Index Calculation Agent, which is our affiliate, may exercise judgments under certain circumstances in the calculation of each Index. Although each Index is rules-based, there are certain circumstances under which the Index Administrator or Index Calculation Agent may be required to exercise judgment in calculating the Indices, including the following:

•	The Index Calculation Agent will determine if any Index Business Day is a Disrupted Day with respect to the Underlying Futures Index and, if so, may publish its good faith estimate of the Index value for such Index Business Day, using its good faith estimate of the value of the Underlying Futures Index.

•	If an Adjustment Event occurs with respect to the Underlying Futures Index, the Index Calculation Agent will determine whether to replace the Underlying Futures Index and may adjust the Index Rules accordingly, and the Index Administrator will determine whether to discontinue the Index.

•	The Index Calculation Agent will determine whether a Regulatory Event occurs and whether such event has a material effect on the Indices. Following the occurrence of a material Regulatory Event, the Index Administrator will determine whether to amend the Index Rules or discontinue and cancel the Indices. Following the occurrence of a nonmaterial Regulatory Event, the Index Calculation Agent will determine whether to replace the Underlying Futures Index.

In exercising these judgments, the Index Administrator’s status as our affiliate may cause its interests to be adverse to yours. The Index Administrator and Index Calculation Agent are not your fiduciaries and are not obligated to take your interests into account in calculating the Indices. Any actions taken by the Index Administrator or Index Calculation Agent in calculating the level of the Indices could adversely affect the performance of the Indices.

Citigroup Global Markets Limited may be required to make similar types of judgments in its capacity as index administrator and calculation agent for the Underlying Futures Index.

Changes that affect the Nasdaq-100 Index®, futures contracts on the Nasdaq-100 Index®, the Cboe Implied Volatility Indices or NDXP options may adversely affect the performance of the Indices. The sponsor of the Nasdaq-100 Index® or the Cboe Implied Volatility Indices may at any time make methodological changes or other changes in the manner in which one or more of those indices is calculated that could affect the value of the Nasdaq-100 Index® or the Cboe Implied Volatility Indices, as the case may be. The CME, on which the futures contracts tracked by the Underlying Futures Index trade, and the Nasdaq options exchanges, on which the NDXP options used to calculate the Cboe Implied Volatility Indices trade, may at any time change the terms of those contracts or options or make other changes that could affect their value. We are not affiliated with Nasdaq or Cboe and, accordingly, we have no control over any such changes they may make. Such changes could adversely affect the performance of each Index and the value of and your return on securities linked to an Index.

DESCRIPTION OF THE NASDAQ-100 FUTURES EDGE VOLATILITY INDICES

Overview

Citigroup Global Markets Limited, an affiliate of ours, publishes a family of indices called the Nasdaq-100 Futures Edge Volatility Indices. The Nasdaq-100 Futures Edge Volatility Index family is composed of the four indices listed below, each of which we refer to as an “Index”. Each Index, its volatility target, its decrement (if applicable) and its ticker is listed in the table below.

Name of Index	Volatility Target	Decrement	Index Ticker
Nasdaq-100 Futures 35% Edge Volatility™ Index ER	35%	None	N3V0EDGE
Nasdaq-100 Futures 35% Edge Volatility 6% Decrement™ Index ER	35%	6% per annum	N3V6EDGE
Nasdaq-100 Futures 40% Edge Volatility™ Index ER	40%	None	N4V0EDGE
Nasdaq-100 Futures 40% Edge Volatility 6% Decrement™ Index ER	40%	6% per annum	N4V6EDGE

We refer to Citigroup Global Markets Limited, in its capacity as publisher and administrator of the Indices, as the “Index Administrator”. The Indices were first published on April 28, 2025, and therefore have a limited performance history.

Each Index tracks exposure to the Citi Equity US Tech Large Cap QX Market Tracker Series 4 Index (which we refer to as the “Underlying Futures Index”) on a volatility-targeted basis, less a decrement of 6% per annum in the case of two of the Indices. Each Index has a volatility target as specified in the table above, which it attempts to achieve by applying leverage to its exposure to the Underlying Futures Index (up to a maximum of 500%) when the implied volatility of the Nasdaq-100 Index® is less than its volatility target, and by reducing its exposure to the Underlying Futures Index below 100% when the implied volatility of the Nasdaq-100 Index® is greater than its volatility target.

The Underlying Futures Index is also published by Citigroup Global Markets Limited and tracks the performance of a hypothetical investment, rolled quarterly, in futures contracts on the Nasdaq-100 Index®. See “Description of the Citi Equity US Tech Large Cap QX Market Tracker Series 4 Index” in this index supplement. The Nasdaq-100 Index®, which is published by Nasdaq, Inc., is designed to measure the performance of the 100 largest non-financial companies listed on The Nasdaq Stock Market. See “Description of the Nasdaq-100 Index®” in this index supplement. Because the Underlying Futures Index tracks futures contracts on the Nasdaq-100 Index®, rather than the Nasdaq-100 Index® directly, it is expected to be negatively impacted by an implicit financing cost, which is likely to cause the Underlying Futures Index to underperform the Nasdaq-100 Index®.

The methodology of the Indices is premised on the following key assumptions: (1) that there will be an inverse relationship between performance and volatility, so that the Underlying Futures Index will tend to increase in times of lower volatility and decline in times of higher volatility; (2) that the implied volatility of the Nasdaq-100 Index®, as derived from the market prices of exchange-traded options on the Nasdaq-100 Index® on each weekly rebalancing date, will be an effective predictor of future volatility of the Underlying Futures Index over the next week; and (3) that the applicable volatility target for each Index will be an effective level of volatility at which to draw the line between leveraged exposure and deleveraged exposure to the Underlying Futures Index. If these assumptions prove to be consistently correct for a given Index, then that Index has the potential to outperform the Underlying Futures Index by participating in increases on a leveraged basis and declines on a deleveraged basis. There is no guarantee, however, that these assumptions will be proven correct over any given time period. If any of these assumptions does not prove to be consistently correct for a given Index, then that Index may perform poorly as a result of having highly leveraged exposure to the Underlying Futures Index at a time of declines and/or having reduced exposure to the Underlying Futures Index at a time of increases.

If an Index is not consistently successful in increasing exposure to the Underlying Futures Index in advance of increases in the Underlying Futures Index and reducing exposure to the Underlying Futures Index in advance of declines in the Underlying Futures Index, then that Index is also expected to be subject to a “decay” effect, which will exacerbate the decline in the Index that results from having highly leveraged exposure to declines in the Underlying Futures Index. The decay effect would result from the fact that each sub-index of the applicable Index resets its leveraged exposure to the Underlying Futures Index on a weekly basis (as described in more detail below), and would manifest any time the Underlying Futures Index moves in one direction one week and another direction the next. The decay effect would result because resetting leverage after an increase but in advance of a decline would cause the Index to have increased exposure to that decline, and resetting leverage following a decline but in advance of an increase would cause the Index to have decreased exposure to that increase. The more this fact pattern repeats, the lower the performance of the applicable Index would be relative to the performance of the Underlying Futures Index.

It is important to understand that each Index provides exposure to the Nasdaq-100 Index® that:

•	may be leveraged up to 500%, or alternatively may reflect less than 100% participation, in an attempt to maintain its volatility target;

•	is reduced by an implicit financing cost;

•	may be subject to a decay effect; and

•	in the case of the decrement Indices, is reduced by a decrement of 6% per annum.

As a result of these features, each Index may significantly underperform the Nasdaq-100 Index®. A given Index is likely to significantly underperform the Nasdaq-100 Index® if it is not consistently successful in increasing exposure to the Underlying Futures Index in advance of increases in the Underlying Futures Index and reducing exposure to the Underlying Futures Index in advance of declines in the Underlying Futures Index. A given Index may significantly underperform the Nasdaq-100 Index® even if it is consistently successful in these respects because of the implicit financing cost and, if applicable, the decrement, or because the reduced exposure the Index has to the Underlying Futures Index at a time of a decline may nevertheless reflect significantly greater than 100% participation in the decline of the Underlying Futures Index.

Certain features of the Indices – including the fact that they reference the Underlying Futures Index, and not the Nasdaq-100 Index® directly, and the decrement of 6% per annum in the case of decrement Indices – are designed to reduce the cost to us and our affiliates of hedging transactions that we intend to enter into in connection with securities linked to an Index as compared to an otherwise comparable index without these features. These features will reduce the performance of the applicable Index as compared to an otherwise comparable index without these features. The reduced cost of hedging may make it possible for certain terms of such securities to be more favorable to you than would otherwise be the case. However, there can be no assurance that these more favorable terms will offset the negative effects of these features on the performance of the applicable Index, and your return on such securities may ultimately be less favorable than it would have been without these more favorable terms but with an index that does not contain these features.

There are no actual assets to which any investor is entitled by virtue of an investment linked to an Index. Each Index is merely a mathematical calculation that is performed in accordance with the methodology described in this section. This description of the Indices is only a summary of the rules by which the Indices are calculated (the “Index Rules”), which are attached as Annex A to this index supplement. You should understand that this summary is more general than the precise mathematical formulations used to calculate the Indices. The mathematical calculation of the Indices is described in the Index Rules. Each Index will be governed by and calculated in accordance with the mathematical and other terms set forth in the Index Rules, and not this description of the Indices. If this description of the Indices conflicts with the Index Rules, the Index Rules control.

Citigroup Global Markets Inc., an affiliate of ours that will act as an underwriter for any offering of securities linked to an Index, worked with the Index Administrator in developing the Index Rules, and in that role made judgments and determinations about the Index Rules. The judgments and determinations previously made by Citigroup Global Markets Inc. could continue to have an impact, positive or negative, on the level of the Indices and the value of any securities linked to an Index. Citigroup Global Markets Inc. was under no obligation to consider your interests as an investor in securities linked to an Index in its role in developing the Index Rules.

Volatility Targeting

Each Index seeks to reflect exposure to the Underlying Futures Index while maintaining an Index volatility at its volatility target. Each Index divides its exposure to the Underlying Futures Index into five sub-indices, each corresponding to a weekday. There is one sub-index for Monday, one for Tuesday, and so on. Each sub-index is set to represent 20% of the applicable Index value on the weekday corresponding to that sub-index, which we refer to as the “rebalancing date” for that sub-index. The Index value for an Index on any given day is the weighted sum of the five sub-index values on that day.

On each weekday, each Index resets the leverage of the sub-index for that weekday with respect to the performance of the Underlying Futures Index over the next week. We refer to the degree of exposure that a given sub-index has to the Underlying Futures Index from one rebalancing date for that sub-index to the next as the “leverage” of that sub-index. The leverage of each sub-index that is set on each rebalancing date for that sub-index will be equal to (a) the applicable Index’s volatility target divided by (b) the implied volatility of the Nasdaq-100 Index® as observed on that rebalancing date, subject to a maximum of 500%.

Examples for an Index with a 35% volatility target

For example, if the implied volatility of the Nasdaq-100 Index® on the rebalancing date for a sub-index were 17.5%, that sub-index would reflect 200% leverage with respect to the performance of the Underlying Futures Index from that rebalancing date to the next rebalancing date for that sub-index (calculated as the volatility target of 35% divided by the implied volatility of 17.5%). If a sub-index were to have 200% leverage with respect to the performance of the Underlying Futures Index from one rebalancing date to the next, that would mean that the change in value of that sub-index would be 200% of the return of the Underlying Futures Index over that period, whether positive or negative, before giving effect to the decrement if applicable. Accordingly, if the return of the Underlying Futures Index were -5% over that period, the change in value of that sub-index would be -10% over that same period, before giving effect to the decrement if applicable.

As an alternative example, if the implied volatility of the Nasdaq-100 Index® on the rebalancing date for a sub-index were 43.75%, that sub-index would reflect 80% leverage with respect to the performance of the Underlying Futures Index from that rebalancing date to the next rebalancing date for that sub-index (calculated as the volatility target of 35% divided by the implied volatility of 43.75%). In this circumstance, the change in value of that sub-index from the applicable rebalancing date to the next would be 80% of the return of the Underlying Futures Index over that period, whether positive or negative, before giving effect to the decrement if applicable. Accordingly, if the return of the Underlying Futures Index were 5% over that period, the change in value of that sub-index would be 4% over that same period, before giving effect to the decrement if applicable. At any time when any sub-index has less than 100% leverage with respect to the Underlying Futures Index, a portion of the sub-index corresponding to the difference may be thought of as effectively uninvested, and no interest or other return will accrue on that portion.

Examples for an Index with a 40% volatility target

For example, if the implied volatility of the Nasdaq-100 Index® on the rebalancing date for a sub-index were 20%, that sub-index would reflect 200% leverage with respect to the performance of the Underlying Futures Index from that rebalancing date to the next rebalancing date for that sub-index (calculated as the volatility target of 40% divided by the implied volatility of 20%). If a sub-index were to have 200% leverage with respect to the performance of the Underlying Futures Index from one rebalancing date to the next, that would mean that the change in value of that sub-index would be 200% of the return of the Underlying Futures Index over that period, whether positive or negative, before giving effect to the decrement if applicable. Accordingly, if the return of the Underlying Futures Index were -5% over that period, the change in value of that sub-index would be -10% over that same period, before giving effect to the decrement if applicable.

As an alternative example, if the implied volatility of the Nasdaq-100 Index® on the rebalancing date for a sub-index were 50%, that sub-index would reflect 80% leverage with respect to the performance of the Underlying Futures Index from that rebalancing date to the next rebalancing date for that sub-index (calculated as the volatility target of 40% divided by the implied volatility of 50%). In this circumstance, the change in value of that sub-index from the applicable rebalancing date to the next would be 80% of the return of the Underlying Futures Index over that period, whether positive or negative, before giving effect to the decrement if applicable. Accordingly, if the return of the Underlying Futures Index were 5% over that period, the change in value of that sub-index would be 4% over that same period, before giving effect to the decrement if applicable. At any time when any sub-index has less than 100% leverage with respect to the Underlying Futures Index, a portion of the sub-index corresponding to the difference may be thought of as effectively uninvested, and no interest or other return will accrue on that portion.

The leveraged exposure of a sub-index to the Underlying Futures Index is reset intraday on each rebalancing date for that sub-index based on:

•	the average of the implied volatility of the Nasdaq-100 Index® calculated every minute during a calculation window from 11:30 a.m. to 11:35 a.m., Eastern time, on that rebalancing date (the “fixing period”), determined by reference to the level of the corresponding Cboe Implied Volatility Index at 11:35 a.m. (divided by 100);

•	the value of the applicable Index and the applicable sub-index at 11:35 a.m., Eastern time, on that rebalancing date; and

•	the time-weighted average value of the Underlying Futures Index determined based on an average of snapshots of the traded price of the futures contract tracked by the Underlying Futures Index every 15 seconds during the window (the “rebalancing window”) from 12:50 p.m. to 1:00 p.m., Eastern time, on that rebalancing date.

We refer to 1:00 p.m., Eastern time, on the rebalancing date for a sub-index as the “rebalancing time” on that rebalancing date.

The closing value of a sub-index on any day after the most recent rebalancing time for that sub-index, including on the rebalancing date on which the rebalancing time occurs, will reflect the performance of the Underlying Futures Index from its time-weighted average value at that rebalancing time to its closing value on such day multiplied by the leverage for that sub-index that was reset at that rebalancing time, less the decrement if applicable.

The value of each sub-index between rebalancing times is floored at 25% of the time-weighted average value of the sub-index at the immediately preceding rebalancing time (determined during the rebalancing window). As a result, the maximum amount by which the value of any sub-index may decline from one rebalancing time to the next is 75%.

If a rebalancing date for any sub-index is not an Index Business Day or is a Fixing Disrupted Day or does not have a valid intraday implied volatility of the Nasdaq-100 Index® as determined by the Index Calculation Agent, that rebalancing date will be postponed to the next Index Business Day. An “Index Business Day” is a day that is a Constituent Index Business Day, as defined under “Description of the Citi Equity US Tech Large Cap QX Market Tracker Series 4 Index” in this index supplement. A “Fixing Disrupted Day” is a day on which no traded price of the futures contract tracked by the Underlying Futures Index is available during the fixing period in respect of such day, as determined by the Index Calculation Agent. For any day when a traded price of the futures contract tracked by the Underlying Futures Index is available for fewer than all of the 15-second intervals during the rebalancing window on that day, a proportionate portion of the applicable sub-index will rebalance based on its time-weighted average value on that day and the remainder will rebalance based on the closing value of the Underlying Futures Index on that rebalancing date (or on the next Index Business Day that is not a Disrupted Day if that rebalancing date is a Disrupted Day).

Implied Volatility

Each Index resets the leverage of each sub-index with respect to the Underlying Futures Index on each rebalancing date for that sub-index based on a measure of the implied volatility of the Nasdaq-100 Index® over the next week as observed on that rebalancing date. Volatility is a measure of the magnitude and frequency of changes in the value of an asset measured at specified intervals over a given time period. The greater the magnitude and frequency of changes in value, the greater the volatility. Implied volatility is a measure of the expected future volatility of an asset that is derived from the price of options on that asset. The theoretical value of an option is determined to a significant degree by the volatility of the underlying asset. Accordingly, if one makes assumptions about the other inputs to the theoretical value of an option, one can derive the volatility of the underlying asset that is implied by the market price of that option.

Each Index obtains the implied volatility of the Nasdaq-100 Index® from the levels of the indices (each, a “Cboe Implied Volatility Index”) in the Cboe Nasdaq-100 Implied Volatility Index Series. Like the sub-indices of the Indices, each Cboe Implied Volatility Index corresponds to a weekday (e.g., the Cboe Nasdaq-100 Implied Volatility Monday Index corresponds to Monday), and there is one Cboe Implied Volatility Index for each day of the week. Each Cboe Implied Volatility Index derives the implied volatility of the Nasdaq-100 Index® from the prices of

Nasdaq-100 PM-settled (“NDXP”) options traded on the Nasdaq options exchanges. NDXP options are options on the Nasdaq-100 Index® with expiration dates (and a PM expiration time of 4:00 p.m.) on each weekday, except for market holidays and, prior to May 16, 2025, any weekday that coincides with the expiration date of a traditional AM-settled NDX option (i.e., the third Friday of a month). Each Cboe Implied Volatility Index determines the implied volatility of the Nasdaq-100 Index® on its corresponding weekday based on the market prices of NDXP options expiring in one week (or one week and one business day if the day falling in one week is a market holiday or is an expiration date on which only traditional AM-settled NDX options are listed). For a given sub-index, each Index uses the level of the Cboe Implied Volatility Index that corresponds to the weekday corresponding to that sub-index as the implied volatility for the calculation of the leverage of the sub-index described under “—Volatility Targeting” above.

Each Cboe Implied Volatility Index uses the following inputs to the Black theoretical option pricing model to derive implied volatility:

•	a risk-free interest rate equal to the yield based on U.S. Treasury bill coupon equivalent rates;

•	a forward price for the Nasdaq-100 Index® calculated at each minute from 11:30 a.m. to 11:35 a.m., Eastern time, based on the difference between the mid-price (the average of bid and ask prices) of at-the-money call and put options on the Nasdaq-100 Index®, where the at-the-money call and put options are the options with a strike price where the difference between the call and put mid-prices is the smallest; and

•	a time to expiration equal to the amount of time from the rebalancing time on the current rebalancing date to the PM expiration time of NDXP options on the next rebalancing date, or in the case that the next rebalancing date coincides with the expiration date of a traditional AM-settled NDX option, the next Index Business Day following the next rebalancing date.

Each Cboe Implied Volatility Index uses these inputs and the Black theoretical option pricing model to derive implied volatility from the prices of NDXP call options that are at-the-money or have strike prices that are out-of-the-money (i.e., are above the at-the-money strike) and NDXP put options that are at-the-money or have strike prices that are out-of-the-money (i.e., are below the at-the-money strike). (The Cboe Implied Volatility Indices exclude options with a “delta” of less than 1%, where “delta” is a measurement of how sensitive the change in the value of the option is to changes in the value of the Nasdaq-100 Index®.) The Cboe Implied Volatility Index for a given weekday calculates an implied volatility from these prices (sourced from the Options Price Reporting Authority feed) at the end of every minute during a calculation window from 11:30 a.m. to 11:35 a.m., Eastern time on the relevant day. The average of those implied volatilities is the level of the Cboe Implied Volatility Index for that weekday, and is used by each Index as the implied volatility of the Nasdaq-100 Index® for purposes of resetting the leverage of the applicable sub-index on the rebalancing date corresponding to that weekday.

The implied volatility measured by each Cboe Implied Volatility Index is a one-week implied volatility (subject to adjustment as described above for market holidays and days that coincide with the expiration date of a traditional AM-settled NDX option), in that it reflects market expectations of volatility over a one-week period, but is expressed in annualized terms.

If a given weekday is not an Index Business Day or a market disruption occurs during a calculation window from 11:30 a.m. to 11:35 a.m., Eastern time, which prevents the collection of sufficient data to calculate at least one valid implied volatility at minute’s end, then the sub-index that would normally rebalance on that weekday will instead be rebalanced on the next weekday that is an Index Business Day. For example, if a Monday is not an Index Business Day, then the Monday sub-index would rebalance instead on the following Tuesday. In that event, two sub-indices would be rebalanced on that Tuesday – the Monday sub-index and the Tuesday sub-index. The Monday sub-index would be rebalanced based on the implied volatility determined on that Tuesday for the period from that Tuesday to the next Monday (assuming the next Monday is an Index Business Day), and the Tuesday sub-index would be rebalanced based on the implied volatility determined on that Tuesday for the period from that Tuesday to the next Tuesday.

All information contained in this index supplement regarding the Cboe Implied Volatility Indices has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, Cboe. Cboe has no obligation to continue to publish, and may discontinue the publication of, any of the Cboe Implied Volatility Indices.

Citigroup Global Markets Inc., an affiliate of ours that will act as an underwriter for any offering of securities linked to an Index, worked with Cboe in developing the rules of the Cboe Implied Volatility Indices, and in that role made judgments and determinations about those rules. The judgments and determinations previously made by Citigroup Global Markets Inc. could continue to have an impact, positive or negative, on the level of the Indices and the value of any securities linked to an Index. Citigroup Global Markets Inc. was under no obligation to consider your interests as an investor in securities linked to an Index in its role in developing the rules of the Cboe Implied Volatility Indices.

The Index Administrator or one of its affiliates has entered into a license agreement with Cboe granting the Index Administrator the right to use the Cboe Implied Volatility Indices in connection with the Indices.

Decrement

Each of the Nasdaq-100 Futures 35% Edge Volatility 6% Decrement™ Index ER and the Nasdaq-100 Futures 40% Edge Volatility 6% Decrement™ Index ER is a decrement Index, which means that the value of each sub-index of each of these Indices will be reduced at a rate of 6% per annum. The 6% decrement is calculated between rebalancing dates on the time-weighted average value of the applicable sub-index at the most recent rebalancing time. The decrement will be a significant drag on the performance of each decrement Index.

Index Calculation

The Index Administrator, acting as “Index Calculation Agent”, calculates the official closing value of each Index on each Index Business Day (subject to the occurrence or existence of a Disrupted Day).

Adjustment Events

If an Adjustment Event occurs in respect of the Underlying Futures Index or a Cboe Implied Volatility Index (each, a “Constituent”), then:

(1)	the Index Calculation Agent may suspend the calculation, publication and dissemination of the Indices until the first succeeding Index Business Day on which such Adjustment Event does not occur or continue to occur; and/or

(2)	the Index Calculation Agent may replace the affected Constituent with a replacement element which has substantially similar characteristics to the affected Constituent, having regard to the manner in which the affected Constituent is used in the calculation of the Indices, in which case the Index Calculation Agent will:

(a)	determine the effective date of such replacement; and

(b)	make such adjustment(s) to the Index Rules as it determines appropriate to account for the effect on the Indices of such replacement; and/or

(3)	the Index Administrator may discontinue and cancel the Indices.

“Adjustment Event” means, in respect of any Constituent, that the publisher of affected Constituent:

(1)	fails to publish the level of such Constituent; or

(2)	announces that it will make a material change in the formula for or method of calculating such Constituent or in any other way materially modifies such Constituent, other than a modification prescribed in such formula or method to maintain such Constituent in the event of changes in the constituents of such Constituent, the weightings (if any) of such Constituent, or other routine events; or

(3)	permanently cancels such Constituent.

Successor Constituent

If a Constituent is (1) not calculated and announced by its initial sponsor but is calculated and announced by a successor sponsor acceptable to the Index Calculation Agent; or (2) replaced by a successor index using, in the determination of the Index Calculation Agent, the same or a substantially similar formula for or method of calculation as used in the calculation of the affected Constituent, then in each case that Constituent will be deemed to be the affected Constituent with effect from the date determined by the Index Calculation Agent, who may (but is not obliged to) make such adjustment(s) to the Index Rules as it determines appropriate to account for such change.

Cancellation of the Indices

The Index Administrator may discontinue and cancel the Indices at any time and is under no obligation to continue, or to procure the continuation of, the calculation, publication and dissemination of any Index.

Disrupted Days

If any Index Business Day is a Disrupted Day for the Underlying Futures Index, then:

(1)	the Index Calculation Agent may publish its good faith estimate of each Index value for such Index Business Day (notwithstanding the occurrence of a Disrupted Day), using its good faith estimate of the value of the Underlying Futures Index affected by the occurrence of a Disrupted Day. Any such estimated value may be subject to correction once the relevant event or circumstances giving rise to such Disrupted Day cease;

(2)	the Index Calculation Agent may suspend the calculation, publication and dissemination of the Indices until the first succeeding Index Business Day which is not a Disrupted Day for the Underlying Futures Index; and or

(3)	the Index Administrator may discontinue and cancel the Indices.

A “Disrupted Day” is any Scheduled Trading Day (i.e., any day on which the publisher of the Underlying Futures Index is scheduled to publish the level of the Underlying Futures Index) on which the level of the Underlying Futures Index is not published by or on behalf of the publisher thereof.

Corrections

If the Index Calculation Agent becomes aware that any information used by it in connection with any calculation under the Index Rules has subsequently been corrected or adjusted, then the Index Calculation Agent may, but shall not be obliged to, use such corrected or adjusted information, and in exercising any such discretion, will act in good faith and in a commercially reasonable manner which is consistent with the primary objective of the Indices.

Regulatory Events

“Regulatory Event” shall mean that, owing to any applicable law or regulation or policy, the Index Administrator determines that either:

1.	A hypothetical broker-dealer would be either (a) required (or there is a reasonable likelihood that, within the next 30 Index Business Days, it would be required) to unwind positions in, or dispose of, any instrument or security on which the value of the Underlying Futures Index or a Cboe Implied Volatility Index depends or (b) not permitted (or there is a reasonable likelihood that, within the next 30 Index Business Days, it would not be permitted) to hold, acquire, establish, increase, decrease or dispose of positions in any instrument or security on which the value of the Underlying Futures Index or a Cboe Implied Volatility Index depends;

2.	The Index Administrator or the Index Calculation Agent is not permitted (or there is a reasonable likelihood that, within the next 30 Index Business Days, it will not be permitted) to continue to sponsor, administer, maintain or calculate (as applicable) an index which contains a particular instrument or security on which the value of the Underlying Futures Index or a Cboe Implied Volatility Index depends.

Following the occurrence of a Regulatory Event, the Index Calculation Agent will determine (using Expert Judgement) whether or not such occurrence has a material effect on the Indices.

(1)	If the Index Calculation Agent determines that such occurrence has a material effect on the Indices, then the Index Calculation Agent will inform the Index Administrator of such determination and either:

(a)	the Index Administrator will follow established procedures in order to amend the Index Rules;

(b)	the Underlying Futures Index or Cboe Implied Volatility Index, as applicable, affected by such Regulatory Event (the “Removed Constituent”) shall be removed from the Indices and the Index Calculation Agent may replace the Removed Constituent with a replacement constituent which has substantially similar characteristics to the Removed Constituent, having regard to the manner in which the Removed Constituent is used in the calculation of the Indices, in which case the Index Calculation Agent will determine the effective date of such replacement and make such adjustment(s) to the Index Rules as it determines appropriate to account for the effect on the Indices of such replacement; or

(c)	the Index Administrator may discontinue and cancel the Indices.

(2)	If the Index Calculation Agent determines that such occurrence does not have a material effect on the Indices, then with effect from (and including) a date designated by the Index Administrator (in which case the Index Administrator will notify the relevant date to the Index Calculation Agent) or the Index Calculation Agent:

(a)	the Underlying Futures Index will be removed from the Indices; and

(b)	the Index Calculation Agent may replace the Removed Constituent with a replacement index which has substantially similar characteristics to the Removed Constituent, having regard to the manner in which the Removed Constituent is used in the calculation of the Indices, in which case the Index Calculation Agent will determine the effective date of such replacement and make such adjustment(s) to the Index Rules as it determines appropriate to account for the effect on the Indices of such replacement.

Errors

It is possible that errors in calculations may arise in certain circumstances. The Index Administrator may determine, using Expert Judgement, to restate the applicable Index value for each day affected by an error in a calculation.

Expert Judgment

Each of the Index Administrator and the Index Calculation Agent, as relevant, will exercise any discretion and make any determination in respect of the Indices by using a standard of judgement (“Expert Judgement”) which will consist of (1) acting in good faith and in a commercially reasonable manner; (2) to the extent practicable, reflecting the commercial objective of the Indices and market practice; and (3) to the extent practicable, promoting consistency in the exercise of discretions and the making of determinations in respect of both the Indices and other indices in respect of which it acts, as relevant, as index administrator or index calculation agent.

In using Expert Judgement to exercise any discretion or to make any determination, the Index Administrator will be subject to the oversight of its Index Oversight Group. In using Expert Judgement to exercise any discretion or to make any determination, the Index Calculation Agent will be subject to the oversight of the Index Administrator. The Index Oversight Group will review any such use of Expert Judgement in extraordinary circumstances. Each of the Index Administrator and the Index Calculation Agent will (as relevant) (1) maintain records of any such use of Expert Judgement; and (2) publish a concise explanation of the extent to which and the basis upon which Expert Judgement was so used.

Index Governance

The Index Administrator has ultimate control over the development, the operation and the publication of the Indices, including the performance of any calculation, the exercise of any discretion, the making of any determination and all administrative processes required to perform these functions (together, the “Index Activity”). Notwithstanding that certain parts of the Index Activity may be performed by persons other than the Index Administrator, the Index Administrator has overall responsibility for all parts of the Index Activity.

The Index Administrator maintains oversight over the Index Activity through its Index Oversight Group. The Index Oversight Group fulfils its role of ensuring accountability and providing oversight through (1) reviewing and challenging all parts of the Index Activity, in accordance with its charter and its written policies and procedures; and

(2) conducting an annual review of the Indices to determine whether it continues to be an accurate and reliable representation of the economic realities of the relevant interest or market.

Hypothetical Back-Tested Index Performance Information

Hypothetical back-tested performance information for an Index may be provided in connection with an offering of securities linked to that Index. All Index performance information prior to April 28, 2025 is hypothetical and back-tested, as the Indices did not exist prior to that date. Hypothetical back-tested Index performance information is subject to significant limitations. The Index Administrator developed the Index Rules with the benefit of hindsight—that is, with the benefit of being able to evaluate how the Index Rules would have caused the Indices to perform had they existed during the hypothetical back-tested period. The fact that an Index generally appreciated over any portion of the hypothetical back-tested period may not therefore be an accurate or reliable indication of any fundamental aspect of the Index methodology. Furthermore, the hypothetical back-tested performance of an Index might look different if it covered a different historical period. The market conditions that existed during the hypothetical back-tested period may not be representative of market conditions that will exist in the future.

The hypothetical back-tested Index values have been calculated by the Index Administrator by applying the Index methodology substantially as described above to the actual and hypothetical back-tested values of the Underlying Futures Index and utilizing the actual and hypothetical back-tested values of the Cboe Implied Volatility Indices during the back-tested period. The Underlying Futures Index was first published on January 24, 2025, and the Cboe Implied Volatility Indices were first published on March 24, 2025. All values of the Underlying Futures Index and the Cboe Implied Volatility Indices prior to the dates of their initial publication and utilized in the calculation of the hypothetical back-tested performance of the Indices are themselves hypothetical and back-tested.

Citigroup Global Markets Limited, as index administrator of the Underlying Futures Index, calculated the hypothetical back-tested values of the Underlying Futures Index by applying the methodology substantially as described in the section “Description of the Citi Equity US Tech Large Cap QX Market Tracker Series 4 Index” to the actual published prices of the futures contracts tracked by the Underlying Futures Index during the period prior to its initial publication.

Cboe, as publisher of the Cboe Implied Volatility Indices, calculated the hypothetical back-tested values of the Cboe Implied Volatility Indices by applying the methodology substantially as described above under the heading “Implied Volatility” to the actual published prices of NDXP options during the back-tested period, except that:

•	NDXP options have been available for any weekday only since February 2, 2018. Prior to that time, hypothetical back-tested values of the Cboe Implied Volatility Indices have been calculated by treating AM-settled NDX option contracts as PM-settled.

•	NDXP options have traded on every weekday only since August 8, 2022. Prior to that time, the implied volatility for the one-week period ending on a weekday for which no NDXP option was then traded was calculated by interpolating between the NDXP options expiring immediately before and immediately after that weekday.

For these reasons, the hypothetical back-tested performance of the Indices prior to August 8, 2022 may differ from how the Indices would have performed if NDXP options had been available with expirations on every weekday, as they are now.

It is impossible to predict whether any Index will rise or fall. By providing hypothetical back-tested and historical Index performance information in connection with any securities linked to an Index, we are not representing that the Index is likely to achieve gains or losses similar to those shown. In fact, there are frequently sharp differences between hypothetical performance results and the actual results subsequently achieved by any particular investment. One of the limitations of hypothetical performance information is that it did not involve financial risk and cannot account for all factors that would affect actual performance. The actual future performance of an Index may bear no relation to the hypothetical or historical back-tested performance of the Index.

License

“Nasdaq-100®”, “Nasdaq-100 Futures 35% Edge Volatility™”, “Nasdaq-100 Futures 35% Edge Volatility 6% Decrement™”, “Nasdaq-100 Futures 40% Edge Volatility™” and “Nasdaq-100 Futures 40% Edge Volatility 6% Decrement™”, are registered trademarks of Nasdaq, Inc. (which with its affiliates is referred to as the “Corporations”) and are licensed for use by Citigroup Global Markets Limited. The securities have not been passed on by the Corporations as to their legality or suitability. The securities are not issued, endorsed, sold, or promoted by the Corporations. The Corporations make no warranties and bear no liability with respect to the securities.

The Cboe Implied Volatility Indices, values thereof, and related trademarks (together, the “Licensed Information”) are the property of Cboe Global Indices, LLC and/or its affiliates (together, “Cboe”) and/or third-party licensors and/or their affiliates (together with Cboe, the “Cboe Parties”) and are used pursuant to limited license. Cboe® is a trademark of Cboe.

THE CBOE PARTIES AND ANY OTHER INDEX, DATA, AND/OR INFORMATION PROVIDERS (TOGETHER, THE “INFORMATION PROVIDERS”) PROVIDE THE LICENSED INFORMATION “AS IS” AND MAKE NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AND EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, BUT NOT LIMITED TO, COMPLETENESS, SEQUENCE, ADEQUACY, ACCURACY, TIMELINESS, RESULTS FROM USE, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE) WITH RESPECT TO THE LICENSED INFORMATION (INCLUDING ANY RELATED INDEX VALUES, DATA, AND/OR OTHER INFORMATION THERETO), INCLUDING IN CONNECTION WITH THE FAMILY OF NASDAQ-100 FUTURES EDGE VOLATILITY INDICES OR ANY FINANCIAL PRODUCT (OTC DERIVATIVES, PRIVATELY PLACED DEBT, PUBLIC DEBT, WARRANTS, CERTIFICATES OF DEPOSITS) LINKED TO A NASDAQ-100 FUTURES EDGE VOLATILITY INDEX OR ANY COMMUNICATIONS (ELECTRONIC OR OTHERWISE) WITH RESPECT THERETO. THE INFORMATION PROVIDERS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, AND/OR DELAYS RELATED TO THE FOREGOING. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INFORMATION PROVIDERS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, LOST OPPORTUNITIES, TRADING LOSSES, LOST TIME, OR GOODWILL), WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHER TYPE OF CLAIM, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE INFORMATION PROVIDERS HAVE NOT REVIEWED, PREPARED, AND/OR CERTIFIED ANY PORTION OF, NOR DO THEY HAVE ANY CONTROL OVER, CITIGROUP GLOBAL MARKET INC’S PRODUCT REGISTRATION STATEMENT, PROSPECTUS, OR OTHER OFFERING OR INFORMATIONAL MATERIALS.

It is not possible to invest directly in an index. The family of Nasdaq-100 Futures Edge Volatility Indices or any financial product (OTC derivatives, privately placed debt, public debt, warrants, certificates of deposits) linked to a Nasdaq-100 Futures Edge Volatility Index (together, the “Authorized Use Cases”) is not sponsored, endorsed, sold or promoted by any Information Provider. The Information Providers make no representation or warranty, express or implied, (i) with respect to the Authorized Use Cases, (ii) to any person with a financial interest in or derived from the Authorized Use Cases, (iii) to any person regarding the advisability of investing in securities generally or in the Authorized Use Cases particularly (or anything derived therefrom), and/or (iv) the ability of the Licensed Information to track the performance of any aspect or segment of the market. Past performance of an index or financial/investment product is not an indication or guarantee of future results. Cboe’s only relationship to Citigroup Global Markets Inc. (the “Licensee”) with respect to the Licensed Information is the provision and/or sublicense of certain information, data, calculation services, and/or trademarks for use in connection with the Authorized Use Cases. The Information Providers have no obligation to take the needs of the Licensee, any owners of the Authorized Use Cases, or any other person or entity with a financial interest in or based on the Authorized Use Cases into consideration in determining, composing, or calculating the Licensed Information. The Information Providers are not responsible for and have not participated in the development, planning, marketing, administration, valuation, pricing, issuance, redemption, sale, or servicing of the Authorized Use Cases or the quantity or timing of any sale by any person, and the Information Providers have no obligation or liability in connection with any of the foregoing activities. The Information Providers are not investment advisers, commodity trading advisors, commodity pool operators, broker dealers, fiduciaries, “promoters” (as defined in the Investment Company Act of 1940, as amended), “experts” (as enumerated within 15 U.S.C. § 77k(a)), or tax advisors. Inclusion of a security, commodity, crypto currency, or other asset within an index is not a recommendation by the Information Providers to buy, sell, or hold such security, commodity, crypto currency, or other asset, nor is it considered to be investment advice or commodity trading advice.

DESCRIPTION OF THE CITI EQUITY US TECH LARGE CAP QX MARKET TRACKER SERIES 4 INDEX

Overview

The Citi Equity US Tech Large Cap QX Market Tracker Series 4 Index, which we refer to as the “Underlying Futures Index”, was developed and is published and calculated by Citigroup Global Markets Limited. The Underlying Futures Index launched on January 24, 2025, and therefore has a limited performance history. The level of the Underlying Futures Index is published on Bloomberg under the ticker CIEQNQU4.

The Underlying Futures Index tracks the performance of a hypothetical position, rolled quarterly, in Nasdaq-100 E-Mini Index Futures traded on the Chicago Mercantile Exchange (“CME”), which we refer to as the “Reference Futures Contract”. We say that the Underlying Futures Index tracks a hypothetical position that is rolled quarterly because futures contracts have expiration dates. Therefore, in order to maintain a continuous position in a futures contract on the Nasdaq-100 Index®, it is necessary to periodically “roll” out of the current Reference Futures Contract and into a later dated Reference Futures Contract as the expiration date of the current contract approaches.

The Reference Futures Contracts for the Underlying Futures Index have expiration dates in March, June, September and December of each year. The Underlying Futures Index tracks the nearest-maturity Reference Futures Contract with an expiration date in March, June, September or December and then, as the expiration date of that Reference Futures Contract approaches, will “roll” out of the expiring contract and into the Reference Futures Contract with the next succeeding expiration date in March, June, September or December. By continually rolling out of an expiring contract and into another futures contract with a later expiration date, the Underlying Futures Index maintains continuous exposure to the Nasdaq-100 Index®.

The value of a Reference Futures Contract will fluctuate with changes in the level of the Nasdaq-100 Index®. However, the value of a Reference Futures Contract will also fluctuate based on factors that are unique to a futures contract, such as supply and demand in the futures market, the time remaining to the maturity of the futures contract and market interest rates over the term of the contract in the currency in which the contract trades. As discussed in more detail under “—Futures Contracts Generally” below, these factors are likely to cause a position in a Reference Futures Contract to reflect an implicit financing cost, which will lower the return on the Reference Futures Contract as compared to a direct investment in the Nasdaq-100 Index®. Accordingly, we expect the performance of the Underlying Futures Index to generally reflect changes in the level of the Nasdaq-100 Index®, as reduced by an implicit financing cost. We expect the implicit financing cost to rise if market interest rates rise.

The Underlying Futures Index tracks a hypothetical investment in the Reference Futures Contract. There is no actual futures contract to which any investor is entitled or in which any investor has any ownership or other interest. The Underlying Futures Index is merely a mathematical calculation that is performed by reference to a hypothetical position in the Reference Futures Contract.

The specific rules governing the calculation of the Underlying Futures Index are attached as Annex B to this index supplement. This description of the Underlying Futures Index is only a summary of those rules. You should understand that this summary does not describe the mathematical terms used in calculating the Underlying Futures Index, and as a result is more general than the precise mathematical formulations used to calculate the Underlying Futures Index. The Underlying Futures Index will be governed by and calculated in accordance with the mathematical and other terms set forth in Annex B to this index supplement, and not this summary. If this description of the Underlying Futures Index conflicts with the rules set forth in Annex B, the rules set forth in Annex B control.

Rolling the Underlying Futures Index

The Underlying Futures Index aims to reflect the performance of a hypothetical rolling long position (i.e., a hypothetical position that has been bought) in a succession of futures contracts. The Underlying Futures Index includes provisions for the replacement of the then-current Reference Futures Contract underlying as that contract approaches expiration (also referred to as “rolling”). This replacement occurs every quarter on the 5th Constituent Index Business Day prior to the expiration date of the then-current Reference Futures Contract (the “Roll Date”).

A “Constituent Index Business Day” is, with respect to the Underlying Futures Index, each day which is a Scheduled Trading Day for each of the relevant Related Exchanges.

A “Scheduled Trading Day” means, in respect of each Exchange and each relevant Related Exchange, any day on which such exchange is scheduled to be open for its regular trading session, including any “partial trading day” however described as so designated from time to time by the Exchange or Related Exchange

The “Exchange” and “Related Exchanges” for the Underlying Futures Index are set forth in the table below and include any successor to such Exchange or Related Exchange, and the term “Exchange” includes any substitute trading venue to which trading in the Reference Futures Contract has temporarily relocated, provided that, in the determination of the index calculation agent for the Underlying Futures Index, there is comparable liquidity in such contract on such temporary substitute trading venue as on the original trading venue.

Exchange	Related Exchange
CME	New York Stock Exchange (“NYSE”), CME

Calculation of the Level of the Underlying Futures Index

The official closing level of the Underlying Futures Index is calculated on each Constituent Index Business Day based on the Fixing Price of the Reference Futures Contract on that Constituent Index Business Day.

The “Fixing Price” means for the Reference Futures Contract on any Scheduled Trading Day, the first traded price of the Reference Futures Contract observed on the relevant Exchange after 4:00 p.m. New York time on such Scheduled Trading Day, as published or otherwise made available by the relevant Electronic Page, except that if such Scheduled Trading Day is a “partial trading day” however described as so designated from time to time by the relevant Exchange, then the Fixing Price for such Scheduled Trading Day will be the first traded price of the Reference Futures Contract observed on the relevant Exchange after 1:00 p.m. New York time on such Scheduled Trading Day, as published or otherwise made available by the relevant Electronic Page.

Electronic Page (Bloomberg)
NQA

The “Electronic Page” means, in respect of the Underlying Futures Index, (a) the electronic page indicated in the table above or (b) any successor electronic page or source that has been designated by either (i) the sponsor of the original electronic page or source; or (ii) the relevant information vendor or provider of the original electronic page or source; or (c) any alternative electronic page or source that may be designated by Citigroup Global Markets Limited, provided that such electronic page or source is widely recognized by participants in the relevant market.

Adjustment Events

If an Adjustment Event occurs with respect to the Reference Futures Contract (the “Affected Contract”), then:

1.	the calculation agent for the Underlying Futures Index may suspend the calculation, publication and dissemination of the Underlying Futures Index and its level until the first succeeding Constituent Index Business Day on which such Adjustment Event does not occur or continue to occur; and/or

2.	the calculation agent for the Underlying Futures Index may replace the Affected Contract with a replacement contract which has substantially similar characteristics to the Affected Contract, having regard to the manner in which the Affected Contract is used in the calculation of the Underlying Futures Index, in which case the calculation agent will:

a.	determine the effective date of such replacement; and

b.	make such adjustment(s) to the Underlying Futures Index rules as it determines appropriate to account for the effect on the Underlying Futures Index; and/or

3.	Citigroup Global Markets Limited may discontinue and cancel the Underlying Futures Index.

An “Adjustment Event” with respect to any Reference Futures Contract means each of the following:

1.	ETD Contract Cancellation; and

2.	ETD Contract Modification.

An “ETD Contract Cancellation” shall mean, with respect to any relevant Reference Futures Contract, trading in such Reference Futures Contract is permanently discontinued on the Exchange.

An “ETD Contract Modification” shall mean, with respect to any relevant Reference Futures Contract, the Exchange makes a material change to either:

1.	the content, composition or constitution of such Reference Futures Contract; or

2.	the formula for and method of calculating the settlement price of such Reference Futures Contract.

Cancellation of the Underlying Futures Index

Citigroup Global Markets Limited may discontinue and cancel the Underlying Futures Index at any time and is under no obligation to continue, or to procure the continuation of, the calculation, publication, and dissemination of the Underlying Futures Index or its level.

Disrupted Days

If any Constituent Index Business Day is a Disrupted Day for the Reference Futures Contract, then the calculation agent for the Underlying Futures Index may:

(a) publish its good faith estimate of the Underlying Futures Index level on such Constituent Index Business Day (notwithstanding the occurrence of a Disrupted Day), using its good faith estimate of the value of the Reference Futures Contract affected by the occurrence of a Disrupted Day. Any such estimated value may be subject to correction once the relevant event or circumstances giving rise to such Disrupted Day cease; and/or

(b) suspend the calculation, publication and dissemination of the Underlying Futures Contract until the first succeeding Constituent Index Business Day which is not a Disrupted Day for the Reference Futures Contract.

If a scheduled Roll Date is a Disrupted Day for the relevant Reference Futures Contract, then the Roll Date will be postponed until the first succeeding Constituent Index Business Day that is a Scheduled Trading Day and is not a Disrupted Day for the relevant Reference Futures Contract.

A “Disrupted Day” means any Scheduled Trading Day on which an Exchange Disruption occurs or is continuing with respect to the relevant Reference Futures Contract.

An “Exchange Disruption” means, with respect to any relevant Reference Futures Contract:

1.	a relevant Related Exchange fails to open for trading during its regular trading session; or

2.	the occurrence or existence at any time during the one hour period which ends at the end of the Scheduled Closing Time (on any relevant Related Exchange) of any suspension or limitation imposed (for any reason, including movements in price exceeding permitted limits) on the trading on any relevant Related Exchange; or

3.	the occurrence or existence at any time during the one hour period which ends at the end of the Scheduled Closing Time (on any relevant Related Exchange) of any other event (other than an event described below in sub-paragraph (4)) which disrupts or impairs the ability of market participants in general on any relevant Related Exchange to effect transactions on that Related Exchange; or

4.	the closure on any Scheduled Trading Day of any relevant Related Exchange prior to the relevant Scheduled Closing Time (on that relevant Related Exchange) at least one hour prior to the earlier of the actual closing for the regular trading session of the relevant Related Exchange on such day and the deadline for the submission of orders to be entered into the Related Exchange system for execution at the relevant Scheduled Closing Time (on that relevant Related Exchange) on such day; or

5.	the settlement price of such Reference Futures Contract has increased or decreased by an amount equal to the maximum permitted price change for the previous day’s settlement price on any relevant Related Exchange; or

6.	the settlement price of such Reference Futures Contract is not published or otherwise made available by or on behalf of any relevant Related Exchange.

“Scheduled Closing Time” means, with respect to any Scheduled Trading Day and a Related Exchange, the scheduled weekday closing time on such Related Exchange on such Scheduled Trading Day, without regard to after-hours trading or other trading outside the hours of the regular trading session on such Related Exchange.

Corrections

If the price of any Reference Futures Contract for any time on any day, that is (1) announced by or on behalf of the person or entity responsible for such publication or announcement and (2) used for any calculation or determination in respect of the Underlying Futures Index, is subsequently corrected, and the corrected price (the “Corrected Price”) is published by or on behalf of such person or entity within 2 Constituent Index Business Days, then such Corrected Price shall be deemed to be the price for such Reference Futures Contract for the relevant time on the relevant day. The calculation agent for the Underlying Futures Index may, but will not be obliged to, make appropriate adjustments to the level of the Underlying Futures Index for such day.

Regulatory Events

“Regulatory Event” shall mean, with respect to the Underlying Futures Index, that, owing to any applicable law or regulation or policy, the calculation agent for the Underlying Futures Index determines that either:

1.	A hypothetical broker-dealer would be either (a) required (or there is a reasonable likelihood that, within the next 30 Constituent Index Business Days, it would be required) to unwind positions in, or dispose of, any instrument or security on which the value of the Reference Futures Contract depends or (b) not permitted (or there is a reasonable likelihood that, within the next 30 Constituent Index Business Days, it would not be permitted) to hold, acquire, establish, increase, decrease or dispose of positions in any instrument or security on which the value of the Reference Futures Contract depends;

2.	Citigroup Global Markets Limited is not permitted (or there is a reasonable likelihood that, within the next 30 Constituent Index Business Days, it will not be permitted) to continue to sponsor, administer, maintain or calculate (as applicable) an index which contains a particular instrument or security on which the value of the Reference Futures Contract depends.

Following the occurrence of a Regulatory Event, the calculation agent for the Underlying Futures Index will determine whether or not such occurrence has a material effect on the Underlying Futures Index.

1.	If the calculation agent determines that such occurrence has a material effect on the Underlying Futures Index, then the calculation agent will inform Citigroup Global Markets Limited of such determination and either:

a.	Citigroup Global Markets Limited will follow the procedures it has established, subject to the oversight of the Index Governance Committee (as defined below), to amend the Underlying Futures Index; or

b.	Citigroup Global Markets Limited may discontinue and cancel the Underlying Futures Index.

2.	If Citigroup Global Markets Limited determines that such occurrence does not have a material effect on the Underlying Futures Index, then with effect from (and including) a date designated by Citigroup Global Markets Limited or the calculation agent:

a.	The Reference Futures Contract affected by such Regulatory Event will be removed from the Underlying Futures Index (the “Removed Contract”); and

b.	the calculation agent will replace the Removed Contract with a replacement contract which has substantially similar characteristics to the Removed Contract, having regard to the manner in which the Removed Contract is used in the calculation of the Underlying Futures Index, in which case the calculation agent will:

i.	determine the effective date of such replacement; and

ii.	make such adjustment(s) to the Underlying Futures Index rules as it determines appropriate to account for the effect on the Underlying Futures Index of such replacement.

Ambiguities, Errors and Omissions

It is possible that ambiguities, errors and omissions may arise in certain circumstances. Citigroup Global Markets Limited will resolve, using Expert Judgment (as defined below), any such ambiguity, error or omission, and may amend the rules of the Underlying Futures Index to reflect the resolution of such ambiguity, error or omission.

Expert Judgment

Each of Citigroup Global Markets Limited and the calculation agent for the Underlying Futures Index, as relevant, will exercise any discretion and make any determination in respect of the Underlying Futures Index by using a standard of judgement (“Expert Judgment”) which will consist of (1) acting in good faith and in a commercially reasonable manner; (2) to the extent practicable, reflecting the commercial objective of the Underlying Futures Index and market practice; and (3) to the extent practicable, promoting consistency in the exercise of discretions and the making of determinations in respect of the Underlying Futures Index in respect of which it acts, as relevant, as index administrator or index calculation agent.

In using Expert Judgment to exercise any discretion or to make any determination, Citigroup Global Markets Limited will be subject to the oversight of the “Index Governance Committee,” whose role is described below. In using Expert Judgment to exercise any discretion or to make any determination, the calculation agent for the Underlying Futures Index will be subject to the oversight of Citigroup Global Markets Limited. The Index Governance Committee will review any such use of Expert Judgment in extraordinary circumstances.

Index Governance

Citigroup Global Markets Limited has ultimate control over the development, the operation and the publication of the Underlying Futures Index, including the performance of any calculation, the exercise of any discretion, the making of any determination, and all administrative processes required to perform these functions (together, the “Index Activity”). Notwithstanding that certain parts of the Index Activity may be performed by persons other than Citigroup Global Markets Limited, Citigroup Global Markets Limited has overall responsibility for all parts of the Index Activity.

Citigroup Global Markets Limited maintains oversight over the Index Activity through its Index Governance Committee. The Index Governance Committee fulfils its role of ensuring accountability and providing oversight through (1) reviewing and challenging all parts of the Index Activity, in accordance with its charter and its written policies and procedures and (2) conducting an annual review of the Underlying Futures Index to determine whether it continues to be an accurate and reliable representation of the economic realities of the relevant interest or market.

Futures Contracts Generally

A futures contract is an agreement to buy or sell an underlying asset on a future expiration date at a price that is agreed upon today. If the underlying asset is worth more on the expiration date than the price specified in the futures contract, then the purchaser of that contract will achieve a gain on that contract, and if it is worth less, the purchaser will incur a loss.

For example, suppose that a futures contract entered into in January calls for the purchaser to buy the underlying asset in March at a price of $1,000. If the underlying asset is worth $1,200 in March, then upon settlement of the futures contract in March the purchaser will buy for $1,000 an underlying asset worth $1,200, achieving a $200 gain. Conversely, if the underlying asset is worth $800 in March, then upon settlement of the futures contract in March the purchaser will buy for $1,000 an underlying asset worth only $800, incurring a $200 loss.

The gain or loss to the purchaser of this futures contract is different from the gain or loss that could have been achieved by the direct purchase of the underlying asset in January and the sale of that underlying asset in March. This is because a futures contract is a “leveraged” way to invest in the underlying asset. In other words, purchasing a futures contract is similar to borrowing money to buy the underlying asset, in that (i) it enables an investor to gain exposure to the underlying asset without having to pay the full cost of it up front and (ii) it entails a financing cost.

This financing cost is implicit in the difference between the spot price of the underlying asset and the futures price. A “futures price” is the price at which market participants may agree today to buy or sell the underlying asset in the future, and the “spot price” is the current price of the underlying asset for immediate delivery. The futures price is determined by market supply and demand and is independent of the spot price, but it is nevertheless generally expected that the futures price will be related to the spot price in a way that reflects a financing cost (because if it did not do so there would be an opportunity for traders to make sure profits, known as “arbitrage”). For example, if January’s futures price is $1,000, January’s spot price may be $975. If the underlying asset is worth $1,200 in March, the gain on the futures contract would be $200 ($1,200 minus $1,000), while the gain on a direct investment made at the January spot price would have been $225 ($1,200 minus $975). The lower return on the futures contract as compared to the direct investment reflects this implicit financing cost. Because of this implicit financing cost, it is possible for a purchaser to incur a loss on a futures contract even if the spot price of the underlying asset increases over the term of the futures contract. The amount of this implicit financing cost is expected to increase as general market interest rates in the relevant currency increase.

In addition, in the case of a futures contract on a physical commodity, the performance of a position in a futures contract is likely to be reduced by the cost of storage of the physical commodity over the term of the contract.

Futures contracts are standardized instruments that are traded on an exchange. On each trading day, open positions in futures contracts are “marked to market” and margin is required to be posted on each trading day. This means that, on each trading day, the current futures price for a futures contract is compared to the futures price at which the purchaser entered into that futures contract. If the current futures price has decreased from the initial futures price, then the purchaser will be required to deposit the decrease in value of that futures contract into an account. Conversely, if the current futures price has increased, the purchaser will receive that cash value in its account. Accordingly, gains or losses on a futures contract are effectively realized on a daily basis up until the point when the position in that futures contract is closed out.

In general, the futures price of a futures contract will converge toward the spot price as the expiration date of the futures contract approaches, because by the expiration date of the futures contract the futures contract will effectively represent a contract for the purchase of the underlying asset for “spot,” or immediate, delivery. For example, suppose that January’s futures price is $1,000 and January’s spot price is $975. If the spot price remains constant over the term of the contract until the March expiration date, the futures price would be expected to steadily converge from $1,000 down to $975. The daily losses that the purchaser would incur as that convergence happens represent the implicit financing cost of the futures contract.

Because futures contracts have expiration dates, one futures contract must be rolled into another if there is a desire to maintain a continuous position in futures contracts on (rather than take delivery of) a particular underlying asset. This is typically achieved by closing out the position in the existing futures contract as its expiration date approaches and simultaneously entering into a new futures contract (at a new futures price based on the futures price then prevailing) with a later expiration date.

The performance of the Underlying Futures Index is intended to reflect the daily gains or losses that would be realized on a hypothetical position, rolled quarterly, in its Reference Futures Contract. Those gains or losses will correspond to daily fluctuations in the settlement price or fixing price of the Reference Futures Contract.

Equity index futures contracts differ from the futures contracts described above in that equity index futures contracts are cash settled only, meaning that the stocks composing the Nasdaq-100 Index® are not actually delivered upon settlement of the futures contract. However, in all other relevant respects – including daily “mark to market” and realization of gains or losses based on the difference between the current futures price and the initial futures price – equity index futures contracts are similar to those described above. The final settlement of an equity index futures contract at expiration is based on the level of the relevant underlying equity index on the expiration date, just as the final settlement of a commodity futures contract at expiration is based on the price of the underlying commodity on the expiration date. But whereas an investor with a long position in a commodity futures contract may pay the futures price and receive the underlying commodity, an investor with a long position in an equity index futures contract will realize a total cash gain or loss determined as if the investor had bought the Nasdaq-100 Index® at the initial futures price and sold it at the final settlement price. If the final settlement price is higher than the initial futures price, the investor will realize a gain, and if the final settlement price is lower than the initial futures price, the investor will realize a loss.

A direct investor in futures contracts may earn interest on cash that collateralizes or is otherwise held against the notional amount of a futures contract. The Underlying Futures Index, by contrast, reflects only the gains or losses on its Reference Futures Contract, without reflecting any interest on such cash.

DESCRIPTION OF THE NASDAQ-100 INDEX®

All information contained in this index supplement regarding the Nasdaq-100 Index®, including, without limitation, its make-up, method of calculation and changes in its components, has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, Nasdaq, Inc. (“Nasdaq”). The Nasdaq-100 Index® is calculated, maintained and published by Nasdaq. Nasdaq has no obligation to continue to publish, and may discontinue the publication of, the Nasdaq-100 Index®.

The Nasdaq-100 Index® is a modified market capitalization-weighted index that is designed to measure the performance of 100 of the largest non-financial companies listed on The Nasdaq Stock Market. The Nasdaq-100 Index®, which includes companies across a variety of major industry groups, was launched on January 31, 1985, with a base index value of 125.00, as adjusted. The Nasdaq-100 Index® is reported by Bloomberg L.P. under the ticker symbol “NDX.”

The index share weights of the component securities of the Nasdaq-100 Index® at any time are based upon the total shares outstanding (“TSO”) in each of those securities and are additionally subject, in certain cases, to rebalancing. Accordingly, each security’s influence on the level of the Nasdaq-100 Index® is directly proportional to the value of its index share weight.

Calculation of the Nasdaq-100 Index®

At any moment in time, the value of the Nasdaq-100 Index® equals the aggregate value of the then-current index share weights of each of the Nasdaq-100 Index® component securities, which are based on the TSO of each such Nasdaq-100 Index® component security, multiplied by each such security’s respective last sale price on The Nasdaq Stock Market (which may be the official closing price published by The Nasdaq Stock Market) and divided by a scaling factor (the “divisor”), which becomes the basis for the reported Nasdaq-100 Index® value. The divisor serves the purpose of scaling such aggregate value to a lower order of magnitude which is more desirable for index reporting purposes.

Security Eligibility Criteria

To qualify for index inclusion, securities must meet the following Security Eligibility Criteria which are applied as of the reconstitution reference date.

Eligibility Security Types. Eligible security types include common stocks, tracking stocks and American Depositary Receipts (“ADRs”), including New York Registry Shares. Companies organized as real estate investment trusts (“REITs”), Special Purpose Acquisition Companies (“SPACs”) and “when-issued” securities are not eligible for index inclusion.

Multiple Classes Of Securities. If an issuer has listed multiple security classes, all security classes are eligible, subject to meeting all other security eligibility criteria. For constituent selection and weighting purposes, the market capitalization of each company is the combined market capitalization of all eligible share classes. Unlisted share classes are generally ineligible and will not be considered in the calculation of a company’s market capitalization.

Eligible Exchanges. The issuer of the security’s primary U.S. listing must exclusively be listed on the Nasdaq Global Select Market or the Nasdaq Global Market.

Industry or Sector Eligibility. The issuer of the security must not be classified as being in the Financial Industry according to the Industry Classification Benchmark (the “ICB”). Companies classified as being in the Real Estate Industry by the ICB are eligible for inclusion unless organized as a REIT.

Market Capitalization Eligibility. There is no minimum or maximum market capitalization eligibility criterion, although the security selection process is based in part on a ranking of companies by market capitalization.

Liquidity Eligibility. A security must have a three-month average daily traded value of at least $5,000,000.

Seasoning Eligibility. To be eligible for initial index inclusion, a security must have been listed and available for trading on an eligible exchange for at least three full calendar months, not including the month of initial listing.

For seasoning purposes, eligible exchanges include Nasdaq (Nasdaq Global Select Market, Nasdaq Global Market, or Nasdaq Capital Market), NYSE, NYSE American and Cboe BZX. Seasoning eligibility is determined as of the constituent selection reference date and includes that month, therefore:

•	To be considered for inclusion at the annual December reconstitution, a security must have been listed and available for trading on an eligible exchange no later than the last business day of August, with seasoning occurring over the months of September, October, and November.

•	To be considered for inclusion as a replacement, a security must be seasoned by the last day of the month preceding the replacement event. For example, if a replacement event were to occur in July, the required seasoning period would include all of April, May, and June.

The trading history of a SPAC prior to its combination with an operating company will not count towards satisfying the seasoning requirement, regardless of whether the SPAC is determined to be the acquirer or the target in the transaction. Any security that is already a member of the Nasdaq-100 Index®, including those added as the result of a spin-off event, will be exempt from the seasoning requirement.

Float Eligibility Criteria. A security must have a free float of at least 10%.

Other Eligibility Criteria. Companies that have filed for bankruptcy or equivalent protection from creditors will not be considered for initial inclusion in the index.

A company that has entered into a definitive agreement or other arrangement that is expected to make it ineligible will not be considered for initial inclusion in the index. Such agreements or arrangements include, but are not limited to, an agreement to be purchased by another entity or to become privately owned, a plan to delist or to transfer to an ineligible exchange, a plan to reorganize as an ineligible security type or a decision to liquidate or otherwise permanently cease operations.

Reconstitution and Rebalancing of the Nasdaq-100 Index®

Nasdaq selects constituents once annually in December. The reconstitution reference date is the last trading day of November. Index reconstitutions are announced after market close on the second Friday in December and become effective at market open on the first trading day following the third Friday in December.

The Nasdaq-100 Index® is rebalanced on a quarterly basis in March, June, September and December. The Nasdaq-100 Index® rebalance uses the TSO and last sale price of all Nasdaq-100 Index® securities as of the prior month-end (February, May, August and November respectively). Index rebalance changes are announced after market close on the second Friday in March, June, September and December and become effective at market open on the first trading day following the third Friday in March, June, September and December.

A special rebalance may be triggered if, based on end-of-day values, any company’s weight exceeds 24% or the aggregate weight of the companies whose weight exceeds 4.5% exceeds 48%. Notice of a special rebalance, including the effective date and reference date, will be published in advance.

Constituent Selection

A reconstitution is conducted on an annual basis, at which time all eligible companies are ranked based on market capitalization as of the reconstitution reference date.

Once ranked, companies are selected for index inclusion based on the following order of criteria:

1.       The top 75 ranked companies are selected for inclusion in the Nasdaq-100 Index®.

2.       Any other companies that were already members of the Nasdaq-100 Index® as of the reconstitution reference date and are ranked within the top 100 are also selected for inclusion in the Nasdaq-100 Index®.

3.       If fewer than 100 companies are selected based on the first two criteria, the remaining positions will first be filled, in rank order, by companies currently in the Nasdaq-100 Index® as of the reconstitution reference date ranked in positions 101-125, provided that they were ranked in the top 100 at the previous reconstitution, added as a replacement since the previous reconstitution or added as a result of a spinoff event since the previous reconstitution.

4.       If fewer than 100 companies are selected based on the first three criteria, the remaining positions will be filled, in rank order, by any companies ranked in the top 100 that were not already members of the Nasdaq-100 Index® as of the reconstitution reference date.

The market capitalization of each company is the combined market capitalization of all eligible share classes. For inclusion purposes, the market capitalization of an ADR will normally be determined based on the depositary shares outstanding, as reported by the depositary banks. This means that a non-U.S. company represented by an ADR may be considered for inclusion in the Nasdaq-100 Index® at less than its full global market capitalization. Notwithstanding the foregoing, an ADR that serves as a company’s primary global listing (i.e., the underlying shares are not listed or available for trading elsewhere) will be considered for inclusion based on its full global market capitalization, in the same manner as a direct listing.

Constituent Weighting

The Nasdaq-100 Index® employs a modified market capitalization weighting scheme.

The quarterly weight process uses company-level weights, which are derived using the price and Total Shares Outstanding (“TSO”) of each security as of the rebalance reference date. For any company represented by more than one eligible share class, the company weight is the combined weight of the eligible securities representing its share classes. All ADR securities selected for index inclusion will have their weights assigned according to the market capitalization of the depositary shares outstanding, as reported by the depositary banks.

Quarterly Update

For quarterly rebalances in March, June and September, index shares for each security are adjusted by the percentage change in that company’s TSO since the previous TSO update. Following those adjustments, the resulting company weights are evaluated based on two constraints:

•	No company’s weight may exceed 24%.

•	The aggregate weight of the companies whose weights exceed 4.5% may not exceed 48%.

If neither constraint is violated, then no further adjustments are made, and the quarterly constituent weighting process is complete.

In cases where either or both of the constraints above are violated, or when the quarterly rebalance coincides with the annual reconstitution (i.e., December), quarterly weight adjustments are made according to the two-stage adjustment process described below, using the price and TSO of each security as of the rebalance reference date to derive the initial company-level weights.

Stage 1 adjustment. If no company’s initial weight exceeds 24% of the Index, initial weights are used as Stage 1 weights without adjustment. Otherwise, initial weights are adjusted such that no company’s weight may exceed 20% of the Index.

Stage 2 adjustment. If the aggregate weight of the companies whose Stage 1 weights exceed 4.5% does not exceed 48%, Stage 1 weights are used as the final weights. Otherwise, Stage 1 weights are adjusted such that:

•	The aggregate weight of the companies whose Stage 1 weights exceeded 4.5% is set to 40%.

•	Companies with Stage 1 weights below 4.5% may also have their weights adjusted to preserve the initial rank order of all companies.

If the two-stage process results in a violation of the weighting constraints described in this “—Quarterly Update” section, then the process is repeated until the company weights meet the constraints.

Annual Weight Adjustment

The annual reconstitution employs an additional two-stage weight adjustment using security-level constraints. For any company with more than one eligible share class, the securities representing those share classes are considered separately.

Final security weights from the quarterly weight adjustment are used as the initial security weights for the annual weight adjustment process.

Stage 1 adjustment. If no security’s initial weight exceeds 15%, initial weights are used as Stage 1 weights. Otherwise, initial weights are adjusted such that no security’s weight may exceed 14% of the Index.

Stage 2 adjustment. If the aggregate weight of the securities with the five largest Stage 1 weights does not exceed 40%, Stage 1 weights are used as final weights. Otherwise, Stage 1 weights are adjusted such that:

•	The aggregate weight of the securities with the five largest Stage 1 weights is set to 38.5%.

•	In order to preserve the initial rank order of the securities, the final index weight of any security outside the five largest will be capped at the lesser of 4.4% or the weight of the fifth largest security.

If the two-stage process results in a violation of the weighting constraints described in this “—Annual Weight Adjustment” section, then the process is repeated until the security weights meet the constraints.

Maintenance of the Nasdaq-100 Index®

Deletion Policy

If, at any time, it is determined that an index security is ineligible for continued inclusion, it will be removed as soon as practicable. Advanced notice of an index security deletion, including the effective date, will be announced through the normal channels.

Criteria for security removal include, but are not limited to:

•	Delisting or transferring to an ineligible exchange.

•	Reorganizing as an ineligible security type (e.g., a REIT).

•	Reclassification as a financial company, according to the ICB.

•	Involvement in a merger, acquisition or other major corporate event that would make continued inclusion impossible, impractical or inappropriate.

•	Failure to maintain a weight of at least 0.10% for two consecutive month ends.

•	For a security added to the Index as the result of a spin-off event, failure to establish a weight of at least 0.10% at the end of its second day of regular-way trading as an index member.

•	Declaring bankruptcy, liquidating or otherwise permanently ceasing operations.

In circumstances where it is not possible to provide sufficient advanced notification of the removal event and/or the identity of a replacement, the security being removed may remain in the Nasdaq-100 Index® at its last sale price, or at an appropriate “deal price”, until the effective date of the replacement company’s entry into the Nasdaq-100 Index®. In such cases, a temporary placeholder security may be utilized, and will be denoted by adding a dollar sign to the beginning and end of the security’s ticker symbol.

Securities that are added to the Nasdaq-100 Index® as the result of a spin-off event are normally maintained in the Nasdaq-100 Index®, subject to the removal criteria specified above. Those that are not immediately removed may be removed at a later date to protect the integrity of the Nasdaq-100 Index®, for example, if a spun-off security demonstrates liquidity characteristics that diverge materially from the security eligibility criteria.

Replacement Policy

Other than at index reconstitution and except for spin-offs, additions to the Nasdaq-100 Index® occur only when there is a deletion that requires replacement. The company with the largest market capitalization that meets all eligibility criteria as of the prior month-end, and which is not already an index member, will replace the deleted company.

For companies represented by more than one share class, the company will only be considered deleted when all its share classes have been removed from the Nasdaq-100 Index®. If a security is removed, but other securities representing the same company remain in the Nasdaq-100 Index®, a replacement event will not be triggered.

A security that was added to the Nasdaq-100 Index® as the result of a spin-off event, and then removed before the next reconstitution, will not be replaced.

For pending deletions set to occur soon after a reconstitution and/or rebalance effective date, the removal may be accelerated to occur in conjunction with the reconstitution and/or rebalance event.

Corporate Actions

In the periods between scheduled index reconstitution and rebalancing events, individual index securities may be subject to a variety of corporate actions and events that require maintenance and adjustments to the Nasdaq-100 Index®.

At the quarterly rebalancing, no changes are made to the Nasdaq-100 Index® from the previous month end until the quarterly share change effective date, with the exception of corporate actions with an ex-date.

Governance of the Nasdaq-100 Index®

The Nasdaq-100 Index® is managed by a governance committee structure. The Index Oversight Committee is responsible for the oversight of the overall benchmark determination process and the overall governance of the U.S.-based index business, including review and approval of the control framework, certain policies and procedures, certain methodologies and methodology changes and other index management oversight. The Index Management Committee is responsible for the supervision of activities related to the development, issuance and operation of Nasdaq global indexes. The Index Management Committee meets at least quarterly and reviews each index methodology at least annually to ensure that the index achieves stated objectives and that the data and methodology remain effective.

License Agreement

Citigroup Global Markets Inc. has entered into a non-exclusive license agreement with Nasdaq, Inc. providing for the license to Citigroup Global Markets Inc. and its affiliates, in exchange for a fee, of the right to use the Nasdaq-100 Index® in connection with certain securities, including the securities.

The license agreement between Nasdaq, Inc. and Citigroup Global Markets Inc. provides that the following language must be stated in this index supplement:

The securities are not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, Inc. with its affiliates are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the securities. The Corporations make no representation or warranty, express or implied, to the owners of the securities or any member of the public regarding the advisability of investing in securities generally or in the securities particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. The Corporations’ only relationship to Citigroup Inc. and its affiliates is in the licensing of Nasdaq®, Nasdaq-100® and Nasdaq-100 Index® registered trademarks, service marks and certain trade names of the Corporations and the use of the Nasdaq-100 Index® which is determined, composed and calculated by Nasdaq, Inc. without regard to Citigroup Inc., its affiliates or the securities. Nasdaq, Inc. has no obligation to take the needs of Citigroup Inc., its affiliates or the owners of the securities into consideration in determining, composing or calculating the Nasdaq-100 Index®. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the securities to be issued or in the determination or calculation of the equation by which the securities are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the securities.

THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY CITIGROUP INC., ITS AFFILIATES, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

© 2026 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world.

ANNEX A

Index Conditions
Nasdaq-100 Futures Edge Volatility Indices

Nasdaq-100 Futures Edge Volatility Indices

Index Conditions
Citi Investment Strategies

25 April 2025

Part A:	Introduction

This document constitutes the “Index Conditions” in respect of the following indices (each, an “Index”).

	Name of Index	Index Ticker
(1)	Nasdaq-100 Futures 35% Edge Volatility™ Index ER	N3V0EDGE
(2)	Nasdaq-100 Futures 35% Edge Volatility 6% Decrement™ Index ER	N3V6EDGE
(3)	Nasdaq-100 Futures 40% Edge Volatility™ Index ER	N4V0EDGE
(4)	Nasdaq-100 Futures 40% Edge Volatility 6% Decrement™ Index ER	N4V6EDGE

The version of these Index Conditions dated 25 April 2025 comprises the index conditions in respect of each Index set out above. Further versions of these Index Conditions may be published in the future in order to incorporate additional indices.

The Indices are referred to as the “Nasdaq-100 Futures Edge Volatility Indices”.

References in these Index Conditions to “the Index” or “an Index” are references to each of the Indices and to the relevant Index, as the context requires.

These Index Conditions are made available by Citigroup Global Markets Limited in its capacity as the Index Administrator.

Full information in respect of any Index Linked Product (as defined in Part H (Definitions)) is only available on the basis of a combination of these Index Conditions and the confirmation, prospectus or offering document (however described) in respect of such Index Linked Product. Particular attention is drawn to the important risk factors and disclaimers contained in these Index Conditions, and investors should be aware of the consequences set out in such confirmation, prospectus or offering document of such Index Linked Product of any discontinuation of the Index.

No use of the Index or these Index Conditions is permitted unless such use is authorised, whether (1) through buying, or otherwise entering into, an Index Linked Product from or with the Index Administrator or the Index Calculation Agent or one of their Affiliates; or (2) under the terms of a written licence granted by the Index Administrator.

These Index Conditions may be amended from time to time in the circumstances described in Part J (Miscellaneous). Copies of these Index Conditions are available from the Index Administrator.

These Index Conditions comprise the following Parts.

Part A	Introduction

Part B	Key Information

Part C	Overview of the Index

Part D	Calculation of the Index Level and the Index Published Level

Part E	Data

Part F	Adjustments, disruption and cancellation

Part G	Provisions relating to Constituents

Part H	Definitions

Part I	Risk Factors

Part J	Miscellaneous

Part B:	Key Information

Index:	Each Index specified in Part A (Introduction).

Index Ticker:	In respect of each Index, the Electronic Page specified in respect of such Index in Part A (Introduction).

Summary of strategy:

The Nasdaq-100 Futures Edge Volatility Index family is composed of the four indices specified in Part A (Introduction), each of which is an “Index”. Each Index tracks exposure to the Citi Equity US Tech Large Cap QX Market Tracker Series 4 Index, which we refer as the “Underlying Futures Index” or the “Constituent”, on a volatility-targeted basis, less a decrement of 6% per annum in the case of two of the Indices.

The Underlying Futures Index, which is also published by Citigroup Global Markets Limited, tracks the performance of futures contracts on the Nasdaq-100 Index®. The Nasdaq-100 Index®, which is published by Nasdaq, Inc., is designed to measure the performance of the 100 largest non-financial companies listed on The Nasdaq Stock Market. Because the Underlying Futures Index tracks futures contracts on the Nasdaq-100 Index®, rather than the Nasdaq-100 Index® directly, it is expected to be negatively impacted by an implicit financing cost, which is likely to cause the Underlying Futures Index to underperform the Nasdaq-100 Index®.

As more fully described in these Index Conditions, each Index provides exposure to the Nasdaq-100 Index® that:

•

may be leveraged up to 500%, or alternatively may reflect less than 100% participation, in an attempt to maintain its volatility target;

•

is reduced by an implicit financing cost;

•

may be subject to a decay effect; and

•

in the case of a decrement Index, is reduced by a decrement of 6% per annum.

Index Administrator:	Citigroup Global Markets Limited.

Index Calculation Agent:	Citigroup Global Markets Limited.

Index Base Currency:	U.S. Dollars (USD).

Index Launch Date:	In respect of each Index, 28 April 2025.

Index Start Date:	In respect of each Index, 12 January 2007.

Index Start Level:	100.

Number of Sub-Indices	5

Sub-Index 1 Weekday	Monday

Sub-Index 1 Start Date	8 January 2007

Sub-Index 2 Weekday	Tuesday

Sub-Index 2 Start Date	9 January 2007

Sub-Index 3 Weekday	Wednesday

Sub-Index 3 Start Date	10 January 2007

Sub-Index 4 Weekday	Thursday

Sub-Index 4 Start Date	11 January 2007

Sub-Index 5 Weekday	Friday

Sub-Index 5 Start Date	12 January 2007

Publication Rounding:	3.

Index Fees and Costs:	The Index Level does not reflect any notional fee or cost. However, the level of each Sub-Index may reflect notional fees and costs.

Frequency of calculation of the Index Level:	Daily, on each Index Business Day.

The Index was launched by the Index Administrator on the Index Launch Date. The Index has been calculated by the Index Calculation Agent for the period from the Index Start Date. The past performance of the Index prior to the Index Launch Date has been derived from a back-testing simulation by applying the Index methodology to published historical levels of the Index constituents. Back-tested performance is provided for illustrative purposes only and should not be regarded as an indication of future performance. The back-testing simulation assumed that there were no market disruption events and no extraordinary events affecting Index constituents. A simulation based on different assumptions may produce different results. Any Index Linked Product may bear additional fees which will reduce the overall returns of such Index Linked Product as compared with the past performance of the Index.

Part C:	Overview of the Index

Calculation

1.	CALCULATION OF THE INDEX

Subject to the occurrence or existence of a Disrupted Day, the Index Level shall be calculated by the Index Calculation Agent in respect of each Index Business Day. The Index Level in respect of each Index Business Day shall be published on the Index Ticker, generally on the following Index Business Day. This should be considered the official source for the Index Level and a level obtained from any other source (electronic or otherwise) must be considered unofficial. The Index Level is the closing level of the Index in respect of the relevant Index Business Day. The Index Calculation Agent may also, but is not obliged to, calculate the level of the Index in respect of any other time on any Index Business Day, or in respect of any other day with the consent of the Index Administrator. The detailed procedures for the calculation of the Index Level in respect of each Index Business Day are set out in Part D (Calculation of the Index Level and the Index Published Level) below.

2.	INDEX ADMINISTRATOR AND INDEX CALCULATION AGENT

The Index Administrator is Citigroup Global Markets Limited. As at the date of these Index Conditions, Citigroup Global Markets Limited also acts as Index Calculation Agent, calculating and publishing the Index in accordance with these Index Conditions. The Index Administrator may, in its sole discretion and without notice, appoint an alternative Index Calculation Agent at any time which may be one of the Index Administrator’s Affiliates.

The Index is administered as a benchmark for the purposes of the “Principles for Financial Benchmarks”, the Final Report published by the Board of the International Organization of Securities Commissions (IOSCO) (FR07/13, July 2013).

The Index is administered as a benchmark for the purposes of the United Kingdom Benchmark Regulation, which is the European Benchmarks Regulation (Regulation (EU) 2016/1011 of the European Parliament and of the Council of 8 June 2016 on indices used as benchmarks in financial instruments and financial contracts or to measure the performance of investment funds and amending Directives 2008/48/EC and 2014/17/EU and Regulation (EU) No 596/2014 (as amended, the “Benchmarks Regulation”), as it forms part of the domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 and as amended pursuant to the Benchmarks (Amendment and Transitional Provision) (EU Exit) Regulations 2019 (the “UK Benchmarks Regulation”).

Brief Description

1.	INTRODUCTION

The brief description set out in this Part C is a summary only of these Index Conditions, of which this Part C is a part. These Index Conditions as a whole govern the Index, the calculation of the Index Level (as defined in Part D (Calculation of the Index Level and the Index Published Level) below), and the determinations made in connection with the maintenance of the Index. In the case of any inconsistency between this brief description in this Part C and the remainder of these Index Conditions, the remainder of these Index Conditions shall prevail.

The Index is a notional rules-based proprietary index developed by the Index Administrator. The Index Level reflects the change in value of the Constituents from one balancing of the Index to the next balancing of the Index.

2.	HOW THE INDEX ATTEMPTS TO IMPLEMENT ITS STRATEGY

Each Index tracks exposure to the Citi Equity US Tech Large Cap QX Market Tracker Series 4 Index (the “Underlying Futures Index” or the “Constituent”) on a volatility-targeted basis, less a decrement of 6% per annum in the case of two of the Indices. Each Index has a volatility target (being the “Target Volatility” as specified in Part E (Data)), which it attempts to achieve by applying leverage to its exposure to the Underlying Futures Index (up to a maximum of 500%) when the implied volatility of the Nasdaq-100 Index® is less than its volatility target, and by reducing its exposure to the Underlying Futures Index below 100% when the implied volatility of the Nasdaq-100 Index® is greater than its volatility target.

The Underlying Futures Index is also published by Citigroup Global Markets Limited and tracks the performance of a hypothetical investment, rolled quarterly, in futures contracts on the Nasdaq-100 Index®. The Nasdaq-100 Index®, which is published by Nasdaq, Inc., is designed to measure the performance of the 100 largest non-financial companies listed on The Nasdaq Stock Market. Because the Underlying Futures Index tracks futures contracts on the Nasdaq-100 Index®, rather than the Nasdaq-100 Index® directly, it is expected to be negatively impacted by an implicit financing cost, which is likely to cause the Underlying Futures Index to underperform the Nasdaq-100 Index®.

The methodology of the Indices is premised on the following key assumptions: (1) that there will be an inverse relationship between performance and volatility, so that the Underlying Futures Index will tend to increase in times of lower volatility and decline in times of higher volatility; (2) that the implied volatility of the Nasdaq-100 Index®, as derived from the market prices of exchange-traded options on the Nasdaq-100 Index® on each weekly rebalancing date, will be an effective predictor of future volatility of the Underlying Futures Index over the next week; and (3) that the applicable volatility target for each Index will be an effective level of volatility at which to draw the line between leveraged exposure and deleveraged exposure to the Underlying Futures Index. If these assumptions prove to be consistently correct for a given Index, then that Index has the potential to outperform the Underlying Futures Index by participating in increases on a leveraged basis and declines on a deleveraged basis. There is no guarantee, however, that these assumptions will be proven correct over any given time period. If any of these assumptions does not prove to be consistently correct for a given Index, then that Index may perform poorly as a result of having highly leveraged exposure to the Underlying Futures Index at a time of declines and/or having reduced exposure to the Underlying Futures Index at a time of increases.

If an Index is not consistently successful in increasing exposure to the Underlying Futures Index in advance of increases in the Underlying Futures Index and reducing exposure to the Underlying Futures Index in advance of declines in the Underlying Futures Index, then that Index is also expected to be subject to a “decay” effect, which will exacerbate the decline in the Index that results from having highly leveraged exposure to declines in the Underlying Futures Index. The decay effect would result from the fact that each sub-index of the applicable Index resets its leveraged exposure to the Underlying Futures Index on a weekly basis (as described in more detail below), and would manifest any time the Underlying Futures Index moves in one direction one week and another direction the next. The decay effect would result because resetting leverage after an increase but in advance of a decline would cause the Index to have increased exposure to that decline, and resetting leverage following a decline but in advance of an increase would cause the Index to have decreased exposure to that increase. The more this fact pattern repeats, the lower the performance of the applicable Index would be relative to the performance of the Underlying Futures Index.

It is important to understand that each Index provides exposure to the Nasdaq-100 Index® that:

1.	may be leveraged up to 500%, or alternatively may reflect less than 100% participation, in an attempt to maintain its volatility target;

2.	is reduced by an implicit financing cost;

3.	may be subject to a decay effect; and

4.	in the case of the decrement Indices, is reduced by a decrement of 6% per annum.

As a result of these features, each Index may significantly underperform the Nasdaq-100 Index®. A given Index is likely to significantly underperform the Nasdaq-100 Index® if it is not consistently successful in increasing exposure to the Underlying Futures Index in advance of increases in the Underlying Futures Index and reducing exposure to the Underlying Futures Index in advance of declines in the Underlying Futures Index. A given Index may significantly underperform the Nasdaq-100 Index® even if it is consistently successful in these respects because of the implicit financing cost and, if applicable, the decrement, or because the reduced exposure the Index has to the Underlying Futures Index at a time of a decline may nevertheless reflect significantly greater than 100% participation in the decline of the Underlying Futures Index.

Certain features of the Indices – including the fact that they reference the Underlying Futures Index, and not the Nasdaq-100 Index® directly, and the decrement of 6% per annum in the case of decrement Indices – are designed to reduce the cost of hedging transactions which may be entered into in connection with securities linked to an Index as compared to an otherwise comparable index without these features. These features will reduce the performance of the applicable Index as compared to an otherwise comparable index without these features.

Volatility Targeting

Each Index seeks to reflect exposure to the Underlying Futures Index while maintaining an Index volatility at its volatility target. Each Index divides its exposure to the Underlying Futures Index into five sub-indices, each corresponding to a weekday. There is one sub-index for Monday, one for Tuesday, and so on. Each sub-index is set to represent 20% of the applicable Index value on the weekday corresponding to that sub-index (the “rebalancing date” for that sub-index). The Index value for an Index on any given day is the weighted sum of the five sub-index values on that day.

On each weekday, each Index resets the leverage of the sub-index for that weekday with respect to the performance of the Underlying Futures Index over the next week. The degree of exposure that a given sub-index has to the Underlying Futures Index from one rebalancing date for that sub-index to the next is the “leverage” of that sub-index. The leverage of each sub-index that is set on each rebalancing date for that sub-index will be equal to (a) the applicable Index’s volatility target divided by (b) the implied volatility of the Nasdaq-100 Index® as observed on that rebalancing date, subject to a maximum of 500%.

The leveraged exposure of a sub-index to the Underlying Futures Index is reset intraday on each rebalancing date for that sub-index based on:

•	the average of the implied volatility of the Nasdaq-100 Index® calculated every minute during a calculation window from 11:30 a.m. to 11:35 a.m., Eastern time, on that rebalancing date (the “fixing period”), determined by reference to the level of the corresponding Cboe Implied Volatility Index at 11:35 a.m. (divided by 100);

•	the value of the applicable Index and the applicable sub-index at 11:35 a.m., Eastern time, on that rebalancing date; and

•	the time-weighted average value of the Underlying Futures Index determined based on an average of snapshots of the traded price of the futures contract tracked by the Underlying Futures Index every 15 seconds during the window (the

“rebalancing window”) from 12:50 p.m. to 1:00 p.m., Eastern time, on that rebalancing date.

1:00 p.m., Eastern time, on the rebalancing date for a sub-index is the “rebalancing time” on that rebalancing date.

The closing value of a sub-index on any day after the most recent rebalancing time for that sub-index, including on the rebalancing date on which the rebalancing time occurs, will reflect the performance of the Underlying Futures Index from its time-weighted average value at that rebalancing time to its closing value on such day multiplied by the leverage for that sub-index that was reset at that rebalancing time, less the decrement if applicable.

The value of each sub-index between rebalancing times is floored at 25% of the time-weighted average value of the sub-index at the immediately preceding rebalancing time (determined during the rebalancing window). As a result, the maximum amount by which the value of any sub-index may decline from one rebalancing time to the next is 75%.

If a rebalancing date for any sub-index is not an Index Business Day or is a Fixing Disrupted Day or does not have a valid intraday implied volatility of the Nasdaq-100 Index® as determined by the Index Calculation Agent, that rebalancing date will be postponed to the next Index Business Day. An “Index Business Day” is a day on which the New York Stock Exchange is scheduled to be open. A “Fixing Disrupted Day” is a day on which no traded price of the futures contract tracked by the Underlying Futures Index is available during the fixing period in respect of such day, as determined by the Index Calculation Agent. For any day when a traded price of the futures contract tracked by the Underlying Futures Index is available for fewer than all of the 15-second intervals during the rebalancing window on that day, a proportionate portion of the applicable sub-index will rebalance based on its time-weighted average value on that day and the remainder will rebalance based on the closing value of the Underlying Futures Index on that rebalancing date (or on the next Index Business Day that is not a Disrupted Day if that rebalancing date is a Disrupted Day).

Implied Volatility

Each Index resets the leverage of each sub-index with respect to the Underlying Futures Index on each rebalancing date for that sub-index based on a measure of the implied volatility of the Nasdaq-100 Index® over the next week as observed on that rebalancing date. Volatility is a measure of the magnitude and frequency of changes in the value of an asset measured at specified intervals over a given time period. The greater the magnitude and frequency of changes in value, the greater the volatility. Implied volatility is a measure of the expected future volatility of an asset that is derived from the price of options on that asset. The theoretical value of an option is determined to a significant degree by the volatility of the underlying asset. Accordingly, if one makes assumptions about the other inputs to the theoretical value of an option, one can derive the volatility of the underlying asset that is implied by the market price of that option.

Each Index obtains the implied volatility of the Nasdaq-100 Index® from the levels of the indices (each, a “Cboe Implied Volatility Index”) in the Cboe Nasdaq-100 Implied Volatility Index Series. Like the sub-indices of the Indices, each Cboe Implied Volatility Index corresponds to a weekday (e.g., the Cboe Nasdaq-100 Implied Volatility Monday Index corresponds to Monday), and there is one Cboe Implied Volatility Index for each day of the week. Each Cboe Implied Volatility Index derives the implied volatility of the Nasdaq-100 Index® from the prices of Nasdaq-100 PM-settled (“NDXP”) options traded on the Nasdaq options exchanges. NDXP options are options on the Nasdaq-100 Index® with expiration dates (and a PM expiration time of 4:00 p.m.) on each weekday, except for market holidays and, prior to May 16, 2025, any weekday that coincides with the expiration date of a traditional AM-settled NDX option (i.e., the third Friday of a month). Each Cboe Implied Volatility Index determines the implied volatility of the Nasdaq-100 Index® on its corresponding weekday based on the market prices of NDXP options expiring in one week (or one week and one business day if the day falling in one week is a market holiday or is an expiration date on which only traditional AM-settled NDX options are listed). For a given sub-index, each Index uses the level of the Cboe Implied Volatility Index that corresponds to the weekday corresponding to that sub-index as the implied volatility for the calculation of the leverage of the sub-index described under “Volatility Targeting” above.

Each Cboe Implied Volatility Index uses the following inputs to the Black theoretical option pricing model to derive implied volatility:

•

a risk-free interest rate equal to the yield based on U.S. Treasury bill coupon equivalent rates;

•

a forward price for the Nasdaq-100 Index® calculated at each minute from 11:30 a.m. to 11:35 a.m., Eastern time, based on the difference between the mid-price (the average of bid and ask prices) of at-the-money call and put options on the Nasdaq-100 Index®, where the at-the-money call and put options are the options with a strike price where the difference between the call and put mid-prices is the smallest; and

•

a time to expiration equal to the amount of time from the rebalancing time on the current rebalancing date to the PM expiration time of NDXP options on the next rebalancing date, or in the case that the next rebalancing date coincides with the expiration date of a traditional AM-settled NDX option, the next Index Business Day following the next rebalancing date.

Each Cboe Implied Volatility Index uses these inputs and the Black theoretical option pricing model to derive implied volatility from the prices of NDXP call options that are at-the-money or have strike prices that are out-of-the-money (i.e., are above the at-the-money strike) and NDXP put options that are at-the-money or have strike prices that are out-of-the-money (i.e., are below the at-the-money strike). (The Cboe Implied Volatility Indices exclude options with a “delta” of less than 1%, where “delta” is a measurement of how sensitive the change in the value of the option is to changes in the value of the Nasdaq-100 Index®.) The Cboe Implied Volatility Index for a given weekday calculates an implied volatility from these prices (sourced from the Options Price Reporting Authority feed) at the end of every minute during a calculation window from 11:30 a.m. to 11:35 a.m., Eastern time on the relevant day. The average of those implied volatilities is the level of the Cboe Implied Volatility Index for that weekday, and is used by each Index as the implied volatility of the Nasdaq-100 Index® for purposes of resetting the leverage of the applicable sub-index on the rebalancing date corresponding to that weekday.

The implied volatility measured by each Cboe Implied Volatility Index is a one-week implied volatility (subject to adjustment as described above for market holidays and days that coincide with the expiration date of a traditional AM-settled NDX option), in that it reflects market expectations of volatility over a one-week period, but is expressed in annualised terms.

If a given weekday is not an Index Business Day or a market disruption occurs during a calculation window from 11:30 a.m. to 11:35 a.m., Eastern time, which prevents the collection of sufficient data to calculate at least one valid implied volatility at minute’s end, then the sub-index that would normally rebalance on that weekday will instead be rebalanced on the next weekday that is an Index Business Day. For example, if a Monday is not an Index Business Day, then the Monday sub-index would rebalance instead on the following Tuesday. In that event, two sub-indices would be rebalanced on that Tuesday – the Monday sub-index and the Tuesday sub-index. The Monday sub-index would be rebalanced based on the implied volatility determined on that Tuesday for the period from that Tuesday to the next Monday (assuming the next Monday is an Index Business Day), and the Tuesday sub-index would be rebalanced based on the implied volatility determined on that Tuesday for the period from that Tuesday to the next Tuesday.

All information contained in these Index Conditions regarding the Cboe Implied Volatility Indices has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, Cboe.

Cboe has no obligation to continue to publish, and may discontinue the publication of, any of the Cboe Implied Volatility Indices.

Decrement

Each of the Nasdaq-100 Futures 35% Edge Volatility 6% Decrement Index ER and the Nasdaq-100 Futures 40% Edge Volatility 6% Decrement Index ER is a decrement Index, which means that the value of each sub-index of each of these Indices will be reduced at a rate of 6% per annum. The 6% decrement is calculated between rebalancing dates on the time-weighted average value of the applicable sub-index at the most recent rebalancing time. The decrement will be a significant drag on the performance of each decrement Index

3.	CONSEQUENCES OF ADJUSTMENT EVENTS AND DISRUPTED DAYS

The consequences of Adjustment Events and Disrupted Days are set out in Part F (Adjustments, disruption and cancellation).

Any adjustment to these Index Conditions made pursuant to Part F (Adjustments, disruption and cancellation) may have unforeseen adverse effects on the Index including (without limitation) the discontinuation and cancellation of the Index.

Any suspension of the calculation, publication and dissemination of the Index and the Index Level, or any adjustment to the Index Conditions, or any discontinuation and cancellation of the Index may result in the early termination of an Index Linked Product (depending on the terms and conditions of such Index Linked Product).

The early termination of an Index Linked Product may (depending on the terms and conditions of such Index Linked Product) result in the payment of an amount to reflect the value of such Index Linked Product at the time of such early termination, and an investor may (depending on the terms and conditions of such Index Linked Product) receive back on such early termination less than the amount of the original investment.

4.	CLASSIFICATION OF THE INDEX

The Index is not an ESG index in that it does not pursue or take into account environment, social and governance (ESG) objectives.

The Index is not a UK Climate Transition Benchmark, as defined in the UK Benchmarks Regulation.

The Index is not a UK Paris-aligned Benchmark, as defined in the UK Benchmarks Regulation.

Part D:	Calculation of the Index Level and the Index Published Level

1.	INDEX LEVEL AND INDEX PUBLISHED LEVEL

1.1	The Index Level on the Index Start Date

The Index Level in respect of the Index Start Date shall be the Index Start Level.

1.2	The Index Level following the Index Start Date

The Index Level in respect of each Index Business Day “d” following the Index Start Date shall be an amount determined by the Index Calculation Agent in accordance with the formula set out below:

where:

Indexd	=	the Index Level in respect of d.

Indexdtwap	=	the Index TWAP Level in respect of d.

Unitsi,d	=	the Number of Sub-Index Units in respect of Sub-Index i and d.

SubIndexi,d	=	the Sub-Index Level in respect of Sub-Index i and d.

SubIndexi,dtwap	=	the Sub-Index TWAP Level in respect of Sub-Index i and d.

Adji,dclose	=	the Adjustment Close in respect of Sub-Index i and d.

Adji,dtwap	=	the Adjustment TWAP in respect of Sub-Index i and d.

	=	the sum of the series of values following such symbol for each Sub-Index “i” from 1 to N.

N	=	5, the number of Sub-Indices contained in the Index.

1.3	The Index Published Level on each Index Business Day

The Index Published Level in respect of each Index Business Day “d” shall be an amount determined by the Index Calculation Agent equal to the Index Level in respect of d rounded to the Publication Rounding number of decimal places.

2.	INDEX TWAP LEVEL

2.1	The Index TWAP Level on the Index Start Date

The Index TWAP Level in respect of the Index Start Date shall be the Index Start Level.

2.2	The Index TWAP Level following the Index Start Date

The Index TWAP Level in respect of each Index Business Day “d” following the Index Start Date shall be an amount determined by the Index Calculation Agent in accordance with the formula set out below:

where:

Indexdtwap	=	the Index TWAP Level in respect of d.

Indexd-1	=	the Index Level in respect of the Index Business Day immediately preceding d.

Unitsi,d-1	=	the Number of Sub-Index Units in respect of Sub-Index i and the Index Business Day immediately preceding d.

SubIndexi,dtwap	=	the Sub-Index TWAP Level in respect of Sub-Index i and d.

SubIndexi,d-1	=	the Sub-Index Level in respect of Sub-Index i and the Index Business Day immediately preceding d.

	=	the sum of the series of values following such symbol for each Sub-Index “i” from 1 to N.

N	=	5, the number of Sub-Indices contained in the Index.

3.	INDEX FIXING LEVEL

3.1	The Index Fixing Level on the Index Start Date

The Index Fixing Level in respect of the Index Start Date shall be the Index Start Level.

3.2	The Index Fixing Level following the Index Start Date

The Index Fixing Level in respect of each Index Business Day “d” following the Index Start Date shall be an amount determined by the Index Calculation Agent in accordance with the formula set out below:

where:

Indexdfixing	=	the Index Fixing Level in respect of d.

Indexd-1	=	the Index Level in respect of the Index Business Day immediately preceding d.

Unitsi,d-1	=	the Number of Sub-Index Units in respect of Sub-Index i and the Index Business Day immediately preceding d.

SubIndexi,dfixing	=	the Sub-Index Fixing Level in respect of Sub-Index i and d.

SubIndexi,d-1	=	the Sub-Index Level in respect of Sub-Index i and the Index Business Day immediately preceding d.

	=	the sum of the series of values following such symbol for each Sub-Index “i” from 1 to N.

N	=	5, the number of Sub-Indices contained in the Index.

4.	ADJUSTMENT

4.1	Adjustment Close

The Adjustment Close in respect of a Sub-Index “i” and Index Business Day “d” shall be an amount determined by the Index Calculation Agent in accordance with the applicable formula of the formulae set out below:

(1)	if d is a Rebalancing Date in respect of Sub-Index i:

(2)	otherwise:

where:

Adji,dclose	=	the Adjustment Close in respect of Sub-Index i and d.

ni,d-1adjClose	=	the Number of Close Adjustment Constituent Units in respect of Sub-Index i and the Index Business Day immediately preceding d.

CLdclose	=	the Constituent Closing Level in respect of d.

CLd-1close	=	the Constituent Closing Level in respect of the Index Business Day immediately preceding d.

4.2	Adjustment TWAP

The Adjustment TWAP in respect of a Sub-Index “i” and Index Business Day “d” shall be an amount determined by the Index Calculation Agent in accordance with the applicable formula of the formulae set out below:

(1)	if d is a Rebalancing Date in respect of Sub-Index i:

(2)	otherwise: 0

where:

Adji,dtwap	=	the Adjustment TWAP in respect of Sub-Index i and d.

ni,dadjTWAP	=	the Number of TWAP Adjustment Constituent Units in respect of Sub-Index i and d.

CLdclose	=	the Constituent Closing Level in respect of d.

CLdtwap	=	the Constituent TWAP Level in respect of d.

4.3	Number of TWAP Adjustment Constituent Units

The Number of TWAP Adjustment Constituent Units in respect of each Sub-Index “i” and Index Business Day “d” shall be an amount determined by the Index Calculation Agent in accordance with the applicable formula of the formulae set out below:

(1)	if d is the Index Start Date: 0

(2)	if d is a Rebalancing Date in respect of Sub-Index i:

(3)	otherwise: 0

where:

ni,d	=	the Number of Constituent Units in respect of Sub-Index i and d.

ni,d-1	=	the Number of Constituent Units in respect of Sub-Index i and the Index Business Day immediately preceding d.
ni,dadjTWAP	=	the Number of TWAP Adjustment Constituent Units in respect of Sub-Index i and d.

TMd	=	the TWAP Multiplier in respect of d.

Unitsi,d	=	the Number of Sub-Index Units in respect of Sub-Index i and d.

Unitsi,d-1	=	the Number of Sub-Index Units in respect of Sub-Index i and the Index Business Day immediately preceding d.

4.4		Number of Close Adjustment Constituent Units

The Number of Close Adjustment Constituent Units in respect of each Sub-Index “i” and Index Business Day “d” shall be an amount determined by the Index Calculation Agent in accordance with the applicable formula of the formulae set out below:

(1)		if d is the Index Start Date: 0

(2)		if d is a Rebalancing Date in respect of Sub-Index i:

	(a)	if d is a Disrupted Day in respect of the Constituent:

	(b)	otherwise: 0

(3)		otherwise:

	(a)	if d is a Disrupted Day in respect of the Constituent:

	(b)	otherwise: 0

where:

ni,dadjTWAP	=	the Number of TWAP Adjustment Constituent Units in respect of Sub-Index i and d.

ni,dadjClose	=	the Number of Close Adjustment Constituent Units in respect of Sub-Index i and d.

ni,d-1adjClose	=	the Number of Close Adjustment Constituent Units in respect of Sub-Index i and the Index Business Day immediately preceding d.

5.	DETERMINATION OF THE NUMBER OF SUB-INDEX UNITS

5.1	Determination of the Number of Sub-Index Units on the Index Start Date

The Number of Sub-Index Units in respect of each Sub-Index “i” on the Index Start Date shall be an amount determined by the Index Calculation Agent in accordance with the formula set out below:

where:

Unitsi,d	=	the Number of Sub-Index Units in respect of i and the Index Start Date.

IndexStartLevel	=	the Index Start Level.

SubIndexi,d	=	the Sub-Index Level in respect of i and the Index Start Date.

5.2	Determination of the Number of Sub-Index Units following the Index Start Date

The Number of Sub-Index Units in respect of each Sub-Index “i” following the Index Start Date shall be an amount determined by the Index Calculation Agent in accordance with the applicable formula of the formulae set out below:

(1)	if d is a Rebalancing Date in respect of Sub-Index i:

(2)	otherwise:

where:

Unitsi,d	=	the Number of Sub-Index Units in respect of i and d.

Unitsi,d-1	=	the Number of Sub-Index Units in respect of Sub-Index i and the Index Business Day immediately preceding d.

Indexdfixing	=	the Index Fixing Level in respect of d.

SubIndexi,dfixing	=	the Sub-Index Fixing Level in respect of Sub-Index i and d.

6.	SUB-INDEX LEVEL

6.1	Determination of the Sub-Index Level

The Sub-Index Level in respect of each Sub-Index “i” and Index Business Day “d” shall be an amount determined by the Index Calculation Agent in accordance with the applicable formula of the formulae set out below:

(1)	if d is a Rebalancing Date in respect of Sub-Index i:

(2)	otherwise:

where:

SubIndexi,d	=	the Sub-Index Level in respect of i and d.

SubIndexi,dtwap	=	the Sub-Index TWAP Level in respect of i and d.

SubIndexi,rb-1twap	=	the Sub-Index TWAP Level in respect of i on the Rebalancing Date in respect of i immediately preceding d.

CLdclose	=	the Constituent Closing Level in respect of d.

CLdtwap	=	the Constituent TWAP Level in respect of d.

CLi,rb-1twap	=	the Constituent TWAP Level on the Rebalancing Date in respect of i immediately preceding d.

ni,d	=	the Number of Constituent Units in respect of i and d.

ni,rb-1	=	the Number of Constituent Units in respect of i on the Rebalancing Date in respect of i immediately preceding d.

Fee	=	the Sub-Index Notional Fee, as specified in Part E (Data).

daysi(rb-1, d)	=	the number of calendar days in the period from (and including) the Rebalancing Date in respect of i immediately preceding d to (but excluding) d.

max	=	the greater of the amounts in the following parentheses and separated by each comma.

7.	SUB-INDEX TWAP LEVEL

7.1	Determination of the Sub-Index TWAP Level on the relevant Sub-Index Start Date

The Sub-Index TWAP Level in respect of each Sub-Index “i” on the relevant Sub-Index Start Date in respect of i shall be an amount determined by the Index Calculation Agent in accordance with the formula set out below:

7.2	Determination of the Sub-Index TWAP Level following the relevant Sub-Index Start Date

The Sub-Index TWAP Level in respect of each Sub-Index “i” following the relevant Sub-Index Start Date in respect of i shall be an amount determined by the Index Calculation Agent in accordance with the formula set out below:

where:

SubIndexi,dtwap	=	the Sub-Index TWAP Level in respect of i and d.

SubIndexi,rb-1twap	=	the Sub-Index TWAP Level in respect of i on the Rebalancing Date in respect of i immediately preceding d.

ni,rb-1	=	the Number of Constituent Units in respect of i on the Rebalancing Date in respect of i immediately preceding d.

CLdtwap	=	the Constituent TWAP Level in respect of d.

CLi,rb-1twap	=	the Constituent TWAP Level on the Rebalancing Date in respect of i immediately preceding d.

Fee	=	the Sub-Index Notional Fee, as specified in Part E (Data).

daysi(rb-1, d)	=	the number of calendar days in the period from (and including) the Rebalancing Date in respect of i immediately preceding d to (but excluding) d.

max	=	the greater of the amounts in the following parentheses and separated by each comma.

8.	SUB-INDEX FIXING LEVEL

8.1	Determination of the Sub-Index Fixing Level on the Sub-Index Start Date

The Sub-Index Fixing Level in respect of each Sub-Index “i” on the Sub-Index Start Date in respect of i shall be an amount determined by the Index Calculation Agent in accordance with the formula set out below:

8.2	Determination of the Sub-Index Fixing Level following the Sub-Index Start Date

The Sub-Index Fixing Level in respect of each Sub-Index “i” following the Sub-Index Start Date in respect of i shall be an amount determined by the Index Calculation Agent in accordance with the formula set out below:

where:

SubIndexi,dfixing	=	the Sub-Index Fixing Level in respect of i and d.

SubIndexi,rb-1twap	=	the Sub-Index TWAP Level in respect of i on the Rebalancing Date in respect of i immediately preceding d.

ni,rb-1	=	the Number of Constituent Units in respect of i on the Rebalancing Date in respect of i immediately preceding d.

CLdfixing	=	the Constituent Fixing Level in respect of d.

CLdtwap	=	the Constituent TWAP Level in respect of d.

CLi,rb-1twap	=	the Constituent TWAP Level on the Rebalancing Date in respect of i immediately preceding d.

Fee	=	the Sub-Index Notional Fee, as specified in Part E (Data).

daysi(rb-1, d)	=	the number of calendar days in the period from (and including) the Rebalancing Date in respect of i immediately preceding d to (but excluding) d.

max	=	the greater of the amounts in the following parentheses and separated by each comma.

9.	DETERMINATION OF THE NUMBER OF CONSTITUENT UNITS

9.1	Determination of the Number of Constituent Units

The Number of Constituent Units in respect of each Sub-Index “i” shall be an amount determined by the Index Calculation Agent in accordance with the applicable formula of the formulae set out below:

(1)	if d is a Rebalancing Date in respect of i:

(2)	otherwise:

where:

ni,d	=	the Number of Constituent Units in respect of i and d.

ni,d-1	=	the Number of Constituent Units in respect of i and the Index Business Day immediately preceding d.

Leveragei,d	=	the Leverage in respect of i and d.

SubIndexi,dfixing	=	the Sub-Index Fixing Level in respect of i and d.

CLdfixing	=	the Constituent Fixing Level in respect of d.

10.	LEVERAGE

10.1	Determination of the Leverage

The Leverage in respect of each Sub-Index “i” and Index Business Day “d” shall be a percentage determined by the Index Calculation Agent in accordance with the applicable formula of the formulae set out below:

(1)	if d is a Rebalancing Date in respect of i:

(2)	otherwise:

where:

Leveragei,d	=	the Leverage in respect of i and d.

Leveragei,d-1	=	the Leverage in respect of i and the Index Business Day immediately preceding d.

maxLeverage	=	the Maximum Leverage as specified in Part E (Data).

TV	=	the Target Volatility as specified in Part E (Data).

IVi,d	=	the Intraday Implied Volatility Level in respect of i and d.

min	=	the lesser of the amounts in the following parentheses and separated by each comma.

10.2	The Intraday Implied Volatility Level in respect of a Sub-Index and Index Business Day

The Intraday Implied Volatility Level in respect of a Sub-Index and Index Business Day “d” shall be the level of the Relevant Implied Volatility Index in respect of the Sub-Index, as sent by Cboe Global Indices, LLC. (“Cboe”) to the Index Calculation Agent via data transfer. The Intraday Implied Volatility Level may also be published or announced by the external third party price source Bloomberg (or such successor or alternative price source as determined by the Index Calculation Agent) at the Implied Volatility Fixing Time on such Index Business Day and as observed by the Index Calculation Agent.

Further information on the Relevant Implied Volatility Index, including how it is calculated, can be obtained from the Cboe Nasdaq-100 Implied Volatility Index Series methodology (as may be replaced or updated by Cboe from time to time) available at https://cdn.cboe.com/api/global/us_indices/governance/Cboe_Nasdaq_100_Implied_Volatility_Index_Series_Methodology.pdf

10.3	The Relevant Implied Volatility Index in respect of a Sub-index

The Relevant Implied Volatility Index in respect of each Sub-Index shall be the Cboe Nasdaq-100 Implied Volatility Index corresponding to the Sub-Index, as specified in Part E (Data).

11.	Constituent Closing Level

11.1	Determination of the Constituent Closing Level

The Constituent Closing Level in respect of each Index Business Day “d” shall be the official closing level in respect of the Constituent and d.

12.	Constituent Fixing Level

12.1	Determination of the Constituent Fixing Level

In respect of a Constituent, the “Fixing Period” in respect of each Index Business Day “d” shall be the 5 minutes beginning at the Fixing Time Stamp.

The “Fixing Time Stamp” shall be 11:30 am New York time.

The “Constituent Fixing Level” in respect of each Index Business Day “d” shall be an amount determined by the Index Calculation Agent in accordance with the applicable formula of the formulae set out below:

(1)	if d is a Fixing Disrupted Day:

(2)	otherwise:

where:

CLdfixing	=	the Constituent Fixing Level in respect of d.

CLd-1close	=	the Constituent Closing Level in respect of Index Business Day immediately preceding d.

fts	=	the Fixing Time Stamp.

Unitscurrent,d-1	=	the Units of the Current Contract of the Constituent in respect of the Index Business Day immediately preceding d.

Unitsnext,d-1	=	the Units of the New Contract of the Constituent in respect of the Index Business Day immediately preceding d.

Fixing(d, fts, Futcurrent,d-1)	=	the Fixing Level of the Current Contract in respect of the Constituent, d, and the Fixing Time Stamp.

Fixing(d, fts, Futnext,d-1)	=	the Fixing Level of the New Contract in respect of the Constituent, d, and the Fixing Time Stamp.

13.	Constituent TWAP Level

13.1	Determination of the Constituent TWAP Level

In respect of a Constituent, on each Index Business Day “d”, the “TWAP Interval” shall be each consecutive 15 second period within the Intraday Hedge Period.

The “Intraday Hedge Period” shall be the 10 minutes beginning at the “TWAP Start Time”.

The “TWAP Start Time” shall be 12:50 pm New York time.

The “Constituent TWAP Level” in respect of each Index Business Day “d” shall be an amount determined by the Index Calculation Agent in accordance with the applicable formula of the formulae set out below:

(1)	if d is a TWAP Disrupted Day:

(2)	otherwise:

where:

CLdtwap	=	the Constituent TWAP Level in respect of d.

CLd-1close	=	the Constituent Closing Level in respect of Index Business Day immediately preceding d.

tst	=	The TWAP Start Time.

Unitscurrent,d-1	=	the Units of the Current Contract of the Constituent in respect of the Index Business Day immediately preceding d.

Unitsnext,d-1	=	the Units of the New Contract of the Constituent in respect of the Index Business Day immediately preceding d.

TWAP(d, tst, Futcurrent,d-1)	=	the TWAP of the Current Contract in respect of the Constituent, d, and the TWAP Start Time.

TWAP(d, tst, Futnext,d-1)	=	the TWAP of the New Contract in respect of the Constituent, d, and the TWAP Start Time.

“Constituent Level” shall have the meaning ascribed to such term in the index conditions of the relevant TWAP Base Index.

“Current Contract” in respect of an Index Business Day “d” is the listed futures contract which the TWAP Base Index will notionally exit in connection with initiation of the corresponding New Contract.

“Partial Trading Day” shall have the meaning ascribed to such term in the index conditions of the relevant TWAP Base Index.

“TWAP Base Index” means the relevant Constituent.

“TWAP Base Index Level” in respect of an Index Business Day “d” shall be the closing level of the TWAP Base Index in respect of d determined by the Index Calculation Agent with reference to the TWAP Base Index ticker.

“New Contract” in respect of an Index Business Day “d” is the listed futures contract on which the TWAP Base Index notionally initiated a position over the most recent Roll Period (as defined in the index conditions of the TWAP Base Index). The New Contract matures on the next Expiration Date (as defined in the index conditions of the TWAP Base Index).

“Units of the Current Contract” shall mean the Futures Contract Units of the Expiring Contract in respect of the relevant day, as defined in the Constituent Index Conditions.

“Units of the New Contract” shall mean the Futures Contract Units of the New Contract in respect of the relevant day, as defined in the Constituent Index Conditions.

14.	Fixing Level

14.1	Determination of the Fixing Level

(1)	On each Index Business Day “d” during a Fixing Period in respect of a Fixing Time Stamp, the traded prices and associated times (the “Tick Data”) of a New Contract or Current Contract, as applicable, in respect of the Constituent and d, are published by the relevant Tick Data Publisher, and disseminated through various vendors including, but not limited to, Reuters and Bloomberg.

(2)	The “Fixing Level” in respect of each Index Business Day “d” and the New Contract or Current Contract, as applicable, in respect of a Constituent, shall be an amount determined by the Index Calculation Agent in accordance with the below:

Fixing Level	=	if there exists one or more traded prices in the Tick Data during the Fixing Period, the last traded price of the New Contract or Current Contract, as applicable, occurring during such Fixing Period.

Fixing Period	=	the period specified as such in Part E (Data).

15.	TWAP

15.1	Determination of the TWAP

(1)	On each Index Business Day “d” during the Intraday Hedge Period, the traded prices and associated times (the “Tick Data”) of the New Contract in respect of the Index Business Day immediately preceding d, are published by the relevant Tick Data Publisher, and disseminated through various vendors including, but not limited to, Reuters and Bloomberg.

(2)	For usage in the TWAP calculation, the relevant prices will be considered from the prices marked with the relevant TWAP Data Types within the market data feed, and the associated times in this Tick Data will be rounded to the nearest second for all time-based calculations.

(3)	The TWAP calculation takes the first traded price of each TWAP Interval during the Intraday Hedge Period on an Index Business Day “d”. These amounts are then used in the calculation set out below to create one time weighted averaged price for this Intraday Hedge Period.

(4)	The “TWAP”, in respect of each Index Business Day “d”, TWAP Start Time “tst”, and a New Contract or Current Contract “c”, as applicable, in respect of the Constituent, shall be an amount determined by the Index Calculation Agent in accordance with the formula set out below:

(5)	“TWAP Multiplier” shall mean, in respect of an Index Business Day “d”, an amount determined by the Index Calculation Agent in accordance with the formula set out below:

where:

TWAP(d, tst, c)	=	the TWAP in respect of d, tst, and c.

TMd	=	the TWAP Multiplier in respect of d.

	=	the sum of the series of values following such symbol.

Pn	=	either:

(a) if there is no Tick Data during TWAP Intervaln, zero; or

(b) if there exists one or more traded prices in the Tick Data during TWAP Intervaln, the first traded price of the New Contract occurring during TWAP Intervaln.

Intraday Hedge Period	=	the period specified as such in Part E (Data).

TWAP Interval	=	the relevant interval specified as such in Part E (Data).

Round4(.)	=	the result of rounding the number in the following parentheses to 4 decimal places.

Actual N	=	the number “N” of TWAP Intervals during the Intraday Hedge Period during which there exists one or more traded prices in the Tick Data.

Expected N	=	a number determined by the Index Calculation Agent corresponding to the number of TWAP Intervals within the Intraday Hedge Period.

Regulatory Events

1.	REGULATORY EVENT

“Regulatory Event” shall mean that, owing to any applicable change in law or regulation or policy, the Index Administrator determines that either:

(1)	a hypothetical broker dealer would be either (a) required (or there is a reasonable likelihood that, within the next 30 Index Business Days, it would be required) to unwind positions in, or dispose of, any instrument or security on which the value of a Constituent depends; or (b) not permitted (or there is a reasonable likelihood that, within the next 30 Index Business Days, it would not be permitted) to hold, acquire, establish, increase, decrease or dispose of positions in any instrument or security on which the value of a Constituent depends; or

(2)	the Index Administrator or the Index Calculation Agent is not permitted (or there is a reasonable likelihood that, within the next 30 Index Business Days, it will not be permitted) to continue to sponsor, administer, maintain or calculate, as applicable, an index which contains a particular instrument or security on which the value of a Constituent depends.

2.		FOLLOWING A REGULATORY EVENT

Following the occurrence of a Regulatory Event, the Index Calculation Agent shall determine (using Expert Judgement) whether or not such occurrence has a material effect on the Index.

(1)		If the Index Calculation Agent determines that such occurrence has a material effect on the Index, then the Index Calculation Agent shall inform the Index Administrator of such determination and:

	(a)	the Index Administrator shall follow established procedures in order to amend the Index and these Index Conditions; or

	(b)	the Constituent affected by such Regulatory Event (the “Removed Constituent”) shall be removed from the Index and the Index Calculation Agent may replace the Removed Constituent with a replacement constituent which has substantially similar characteristics to the Removed Constituent, having regard to the manner in which the Removed Constituent is used in the calculation of the Index, in which case the Index Calculation Agent will determine the effective date of such replacement and make such adjustment(s) to these Index Conditions as it determines appropriate to account for the effect on the Index of such replacement; or

	(c)	the Index Administrator may discontinue and cancel the Index.

(2)		If the Index Calculation Agent determines that such occurrence does not have a material effect on the Index, then with effect from (and including) a date designated by the Index Administrator (in which case the Index Administrator will notify the relevant date to the Index Calculation Agent) or the Index Calculation Agent:

	(a)	the Constituent affected by such Regulatory Event (the “Removed Constituent”) shall be removed from the Index; and

	(b)	the Index Calculation Agent may replace the Removed Constituent with a replacement constituent which has substantially similar characteristics to the Removed Constituent, having regard to the manner in which the Removed Constituent is used in the calculation of the Index, in which case the Index Calculation Agent will determine the effective date of such replacement and make such adjustment(s) to these Index Conditions as it determines appropriate to account for the effect on the Index of such replacement.

Part E:	Data

TWAP definitions:

TWAP Data Types:	All valid on-exchange trade categories.
TWAP Interval:	Each consecutive 15-second period within the Intraday Hedge Period.
Intraday Hedge Period:	The 10 minutes beginning at the TWAP Start Time.
TWAP Start Time:	12:50 pm New York time.
Tick Data Publisher:	CME Group

Fixing definitions:
Fixing Period:	5 minutes beginning at the Fixing Time Stamp in respect of the relevant Index Business Day.
Fixing Time Stamp:	11:30 am New York time.

Constituents

In respect of each Index, the Constituent shall be as follows for the purposes of Part H (Provisions relating to Constituents):

i	Index Ticker	Constituent	Constituent Ticker
(1)	N3V0EDGE	Citi Equity US Tech Large Cap QX Market Tracker Series 4 Index	CIEQNQU4
(2)	N3V6EDGE	Citi Equity US Tech Large Cap QX Market Tracker Series 4 Index	CIEQNQU4
(3)	N4V0EDGE	Citi Equity US Tech Large Cap QX Market Tracker Series 4 Index	CIEQNQU4
(4)	N4V6EDGE	Citi Equity US Tech Large Cap QX Market Tracker Series 4 Index	CIEQNQU4

The Constituent indices are each “Proprietary Indices” for the purposes of Part G1 (Proprietary Index). The index conditions of the Constituent Indices (the “Constituent Index Conditions”) are available on request.

Sub-Index Notional Fee, Maximum Leverage, Target Volatility

In respect of each Index, the respective Sub-Index Notional Fee, Maximum Leverage and Target Volatility shall be as follows:

	Index Ticker	Sub-Index Notional Fee	Maximum Leverage	Target Volatility
(1)	N3V0EDGE	0%	500%	35%
(2)	N3V6EDGE	6%	500%	35%
(3)	N4V0EDGE	0%	500%	40%
(4)	N4V6EDGE	6%	500%	40%

Relevant Implied Volatility Index

Sub-Index (i)	Relevant Implied Volatility Index	GCI Ticker
1	Cboe Nasdaq-100 Implied Volatility Monday Index	CNIV01
2	Cboe Nasdaq-100 Implied Volatility Tuesday Index	CNIV02
3	Cboe Nasdaq-100 Implied Volatility Wednesday Index	CNIV03
4	Cboe Nasdaq-100 Implied Volatility Thursday Index	CNIV04
5	Cboe Nasdaq-100 Implied Volatility Friday Index	CNIV05

The Relevant Implied Volatility Index shall be deemed to be a “Constituent” for the purposes of (i) the provisions under “Regulatory Events” in Part D above, (ii) Part F (Adjustments, disruption and cancellation), (iii) Part G2 (Generic Index) and, where the context requires, Part H (Definitions).

Dates and times

Index Business Day:	each day which is an Index Business Day for the Constituent as defined in the Constituent Index Conditions.

Rebalancing Date:	in respect of each Sub-Index “i”, each weekday which falls on the corresponding Sub-Index i Weekday as defined in Section B (Key Information). If such weekday is not an Index Business Day or is a Fixing Disrupted Day or does not have a valid Intraday Implied Volatility Level as determined by the Index Calculation Agent, the next following weekday which is an Index Business Day.

Implied Volatility Fixing Time:	11:35 am (New York time).

Fixing Disrupted Day:	a day on which no Tick Data is available in the Fixing Period in respect of such day, as determined by the Index Calculation Agent.

TWAP Disrupted Day:	a day on which no Tick Data is available in the Intraday Hedge Period in respect of such day, as determined by the Index Calculation Agent.

*It should be noted that 21 Jun 2007 is not considered to be an Index Business Day in the back-test. For each Index, Sub-Index 4 rebalanced on 22 Jun 2007, with the leverage calculated based on the level of the Cboe Nasdaq-100 Implied Volatility Thursday Index on 21 Jun 2007.

Part F:	Adjustments, disruption and cancellation

1.		ADJUSTMENT EVENTS

“Adjustment Event” shall mean, in respect of a Constituent, the Constituent Index Sponsor:

(1)		fails to publish the level of such index; or

(2)		announces that it will make a material change in the formula for or method of calculating such index or in any other way materially modifies such index, other than a modification prescribed in such formula or method to maintain such index in the event of changes in the constituents of such index, the weightings (if any) of such index, or other routine events; or

(3)		permanently cancels such index.

2.		FOLLOWING AN ADJUSTMENT EVENT

If an Adjustment Event occurs in respect of a Constituent (“Affected Element”), then:

(1)		the Index Calculation Agent may suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Business Day on which such Adjustment Event does not occur or continue to occur; and/or

(2)		the Index Calculation Agent may replace the Affected Element with a replacement element which has substantially similar characteristics to the Affected Element, having regard to the manner in which the Affected Element is used in the calculation of the Index, in which case the Index Calculation Agent will:

	(a)	determine the effective date of such replacement; and

	(b)	make such adjustment(s) to these Index Conditions as it determines appropriate to account for the effect on the Index of such replacement; and/or

(3)		the Index Administrator may discontinue and cancel the Index.

2.	DISRUPTED DAYS

If any Index Business Day is a Disrupted Day for any Constituent, then:

(1)	the Index Calculation Agent may publish its good faith estimate of the Index Level for such Index Business Day (notwithstanding the occurrence of a Disrupted Day), using its good faith estimate of the value of the Constituent(s) affected by the occurrence of a Disrupted Day. Any such estimated value may be subject to correction once the relevant event or circumstances giving rise to such Disrupted Day cease; and/or

(2)	the Index Calculation Agent may suspend the calculation, publication and dissemination of the Index and the Index Level until the first succeeding Index Business Day which is not a Disrupted Day for any Constituent; and/or

(3)	the Index Administrator may discontinue and cancel the Index.

3.	CANCELLATION OF THE INDEX

The Index Administrator may discontinue and cancel the Index at any time and is under no obligation to continue, or to procure the continuation of, the calculation, publication and dissemination of the Index, the Index Level and the Index Published Level.

Part G:	Provisions relating to Constituents

Part G1: Proprietary Index

This section of this Part G is applicable only to each Constituent which is classified (in Part E (Data)) as a “Proprietary Index” (each such Constituent, a “Proprietary Index”).

A Proprietary Index shall also be classified as a Constituent Index for the purposes of the Additional Constituent Index Definitions below, which must be read in conjunction with the remainder of this Part G.

Scheduled Trading Day:	Any day on which the relevant Constituent Index Sponsor (or an agent appointed by such Constituent Index Sponsor) is scheduled to publish the level of the relevant Proprietary Index.

Disrupted Day:	Any Scheduled Trading Day on which the level of the relevant Proprietary Index is not published by or on behalf of the relevant Constituent Index Sponsor.

Additional Constituent Index Definitions

The following definition constitutes the “Additional Constituent Index Definitions”.

“Constituent Index Sponsor” shall mean, in respect of any Constituent Index, the corporation or entity which (1) is responsible for setting and reviewing the rules and procedures and methods of calculations and adjustments, if any, related to such Constituent Index; and (2) announces (directly or through an agent) the level of such Constituent Index on a regular basis.

SUCCESSOR CONSTITUENT INDEX SPONSOR AND SUCCESSOR CONSTITUENT INDEX

If the relevant Constituent Index is (1) not calculated and announced by or on behalf of the relevant Constituent Index Sponsor but is calculated and announced by a successor sponsor acceptable to the Index Calculation Agent; or (2) replaced by a successor index using, in the determination of the Index Calculation Agent, the same or a substantially similar formula for or method of calculation as used in the calculation of such Constituent Index, then in each case that index will be deemed to be such Constituent Index with effect from the date determined by the Index Calculation Agent, who may (but is not obliged to) make such adjustment(s) to these Index Conditions as it determines appropriate to account for such change.

Part G2: Generic Index

This section of this Part G is applicable only to each Constituent which is classified (in Part E (Data)) as a “Generic Index” (each such Constituent, a “Generic Index”).

A Generic Index shall also be classified as a Constituent Index for the purposes of the Additional Constituent Index Definitions below, which must be read in conjunction with this section of Part G.

Constituent Closing Level:	The official closing level at the Valuation Time of the relevant Generic Index, or if the level of such Generic Index is published only once a day, the level of such Generic Index as displayed on the applicable Electronic Page.

Scheduled Trading Day:	Any day on which the relevant Constituent Index Sponsor (or an agent appointed by such Constituent Index Sponsor) is scheduled to publish the level of the relevant Generic Index.

Disrupted Day:	Any Scheduled Trading Day on which a Market Disruption Event occurs.

Additional Constituent Index Definitions

“Component” shall mean, in respect of the relevant Generic Index, each component included in such Generic Index.

“Constituent Index Sponsor” shall mean, in respect of any Constituent Index, the corporation or entity which (1) is responsible for setting and reviewing the rules and procedures and methods of calculations and adjustments, if any, related to such Constituent Index; and (2) announces (directly or through an agent) the level of such Constituent Index on a regular basis.

“Exchange” shall mean, in respect of the relevant Component, the primary exchange, trading system or quotation system (“Trading Venue”) in respect such relevant Component, or any successor to such Trading Venue, or any substitute Trading Venue to which trading in such relevant Component has temporarily relocated, provided that, in the determination of the Index Calculation Agent, there is comparable liquidity in such relevant Component on such temporary substitute Trading Venue as on the original Trading Venue.

“Exchange Business Day” shall mean, in respect of the relevant Generic Index, any Scheduled Trading Day for such Generic Index on which the relevant Constituent Index Sponsor publishes the level of such Generic Index.

“Market Disruption Event” shall mean, in respect of the relevant Generic Index:

(1)	the relevant Constituent Index Sponsor (or an agent appointed by such Constituent Index Sponsor) fails to publish the level of such Generic Index; or

(2)	the relevant Exchange or any relevant Related Exchange fails to open for trading during its regular trading session; or

(3)	the occurrence or existence at any time during the one hour period which ends at the relevant Valuation Time of any suspension of or limitation imposed (by reason of movements in price exceeding permitted limits or otherwise) on the trading on (a) any relevant Exchange of Components which in aggregate comprise 20 per cent. or more of the level of such Generic Index; or (b) any relevant Related Exchange of futures contracts or option contracts relating to such Generic Index; or

(4)	the occurrence or existence at any time during the one hour period which ends at the relevant Valuation Time of any other event (other than an event described in (5) or (6) below) which disrupts or impairs the ability of market participants in general (a) (on any relevant Exchange) to effect transactions or to obtain market values for Components which in aggregate comprise 20 per cent. or more of the level of such Generic Index; or (b) (on any relevant Related Exchange) to effect transactions in or to obtain market values for futures contracts or option contracts relating to such Generic Index; or

(5)	the closure (which has a material effect on the Index) on any Exchange Business Day of any relevant Exchange in respect of Components (which in aggregate comprise 20 per cent. or more of the level of such Generic Index) prior to its Scheduled Closing Time (unless such earlier closing time is announced by such Exchange at least one hour prior to (a) the actual closing time for the regular trading session on such Exchange on such Exchange Business Day; and (b) the deadline for the submission of orders to be entered into such Exchange for execution at the relevant Valuation Time on such Exchange Business Day); or

(6)	the closure (which has a material effect on the Index) on any Exchange Business Day of any relevant Related Exchange in respect of futures contracts or option contracts relating to such Generic Index prior to its Scheduled Closing Time, unless such earlier closing time is announced by such Related Exchange at least one hour prior to (a) the actual closing time for the regular trading session on such Related Exchange on such Exchange Business Day; and (b) the deadline for the submission of orders to be entered into such Related Exchange for execution at the relevant Valuation Time on such Exchange Business Day.

For the purposes of determining whether or not a Market Disruption Event exists in respect of the relevant Generic Index at any time, if an event giving rise to a Market Disruption Event occurs in respect of a Component included in such Generic Index at that time, then the relevant percentage contribution of such Component to the level of such Generic Index shall be based on a comparison of (1) the portion of the level of such Generic Index attributable to such Component; and (2) the overall level of such Generic Index immediately before the occurrence of such Market Disruption Event.

“Related Exchange” shall mean, in respect of the relevant Generic Index, each exchange, trading system or quotation system (“Trading Venue”) in respect of futures contracts or option contracts relating to such Generic Index, or any successor to such Trading Venue, or any substitute Trading Venue to which trading in such futures contracts or option contracts has temporarily relocated, provided that, in the determination of the Index Calculation Agent, there is comparable liquidity in such futures contracts or option contracts on such temporary substitute Trading Venue as on the original Trading Venue.

“Scheduled Closing Time” shall mean, in respect of a Scheduled Trading Day and an Exchange or Related Exchange (as relevant), the scheduled weekday closing time on such Exchange or Related Exchange (as relevant) on such Scheduled Trading Day, without regard to after-hours trading or any other trading outside the hours of the regular trading session on such Exchange or Related Exchange.

“Valuation Time” shall mean, in respect of the relevant Generic Index, a Constituent Closing Level and a Scheduled Trading Day for such Generic Index, either:

(1)	the Scheduled Closing Time on the relevant Exchange on such Scheduled Trading Day; or

(2)	if the level of such Generic Index is only published once a day (a) for the purposes of determining whether a Market Disruption Event has occurred: (i) in respect of any Component, the time at which such Component is valued for the purposes of determining the level of such Generic Index for the relevant day; and (ii) in respect of any futures contract or options contract relating to such Generic Index, the close of trading on the relevant Related Exchange; and (b) in all other circumstances, the time when the official closing level of such Generic Index for such day is calculated and published by the relevant Constituent Index Sponsor.

SUCCESSOR CONSTITUENT INDEX AND SUCCESSOR CONSTITUENT INDEX SPONSOR

If the relevant Constituent Index is (1) not calculated and announced by or on behalf of the relevant Constituent Index Sponsor but is calculated and announced by a successor sponsor acceptable to the Index Calculation Agent; or (2) replaced by a successor index using, in the determination of the Index Calculation Agent, the same or a substantially similar formula for or method of calculation as used in the calculation of such Constituent Index, then in each case that index will be deemed to be such Constituent Index with effect from the date determined by the Index Calculation Agent, who may (but is not obliged to) make such adjustment(s) to these Index Conditions as it determines appropriate to account for such change.

Part H:	Definitions

“Adjustment Event” shall, in respect of a Constituent, have the meaning given to it in the relevant section of Part F (Adjustments, disruption and cancellation).

“Affiliate” shall mean, in respect of a person “X”, any entity controlled (directly or indirectly) by X, any entity which controls (directly or indirectly) X or any entity (directly or indirectly) under common control with X. For this purpose, “control” of any person or entity shall mean the ownership or a majority of the voting power of such person or entity.

“Citi” shall mean Citigroup Inc. and its Affiliates.

“Constituent” shall mean each constituent of the Index, as specified in Part E (Data). Each Constituent shall be identified by a unique serial number, denoted by “i”, as specified in Part E (Data). Part E (Data) also sets out the classification of each Constituent.

“Constituent Closing Level” shall have the meaning given to it in paragraph 11 (Constituent Closing Level) of Part D (Calculation of the Index Level and the Index Published Level).

“Constituent Ticker” shall mean, in respect of a Constituent, the Electronic Page specified in respect of such Constituent in Part E (Data).

“Disrupted Day” shall, in respect of a Constituent, have the meaning given to it in the relevant section of Part G (Provisions relating to Constituents).

“Electronic Page” shall mean, in respect of a datum, (1) an electronic page or source specified in respect of such datum in these Index Conditions; or (2) if no such electronic page or source has been so specified, such Bloomberg page or Reuters page or other widely-recognised source of financial data as the Index Calculation Agent may determine appropriate; or (3) in any case, any successor electronic page or source that has been designated by either (a) the sponsor of the original electronic page or source; or (b) the relevant information vendor or provider of the original electronic page or source; or (4) any alternative electronic page or source that may be designated by the Index Calculation Agent, provided that such electronic page or source is widely recognised by participants in the relevant market.

“Expert Judgement” shall have the meaning given to it in Part J (Miscellaneous).

“Index” shall mean an Index of the group of Indices, as specified in Part A (Introduction).

“Index Administrator” shall mean the person specified as such in Part B (Key Information) or any successor to or assignee of such person.

“Index Base Currency” shall mean the currency specified as such in Part B (Key Information).

“Index Business Day” shall mean each day specified as such in Part E (Data).

“Index Calculation Agent” shall mean the person specified as such in Part B (Key Information) and appointed by the Index Administrator, any successor to such person, or any alternative calculation agent appointed by the Index Administrator.

“Index Conditions” shall mean this document.

“Index Launch Date” shall mean the date specified as such in Part B (Key Information).

“Index Level” shall mean, in respect of an Index Business Day, the closing level of the Index on such Index Business Day. The Index Level shall be an amount expressed in the Index Base Currency.

“Index Linked Product” shall mean any security, contract or other financial product the return on which is linked to the performance of the Index.

“Index Published Level” shall mean, in respect of an Index Business Day, the published level of the Index on such Index Business Day. The Index Published Level shall be an amount expressed in the Index Base Currency.

“Index Start Date” shall mean the date specified as such in Part B (Key Information). For the avoidance of doubt, the Index Start Date is an Index Business Day.

“Index Start Level” shall mean the Index Level on the Index Start Date, as specified in Part B (Key Information).

“Index Ticker” shall mean, in respect of an Index, the Electronic Page in respect of the Index, as specified in Part B (Key Information).

“Indices” shall mean the Nasdaq-100 Futures Edge Volatility Indices, as described in these Index Conditions.

“Part” shall mean a part of these Index Conditions.

“Publication Rounding” shall mean the number of decimal places specified as such in Part B (Key Information).

“Rebalancing Date” shall mean each day specified as such in Part E (Data).

“Scheduled Trading Day” shall, in respect of a Constituent, have the meaning given to it in the relevant section of Part G (Provisions relating to Constituents).

Part I:	Risk Factors

The discussion of risks in this Part I comprises a discussion of specific risk factors, followed by a discussion of general risk factors.

Specific Risk Factors

1.	Each Index is highly risky because it may reflect highly leveraged exposure to the Underlying Futures Index and may therefore experience a decline that is many multiples of any decline in the Underlying Futures Index.

Each Index tracks exposure to the Underlying Futures Index on a volatility targeted basis. Each Index has a volatility target which it attempts to achieve by applying leverage to its exposure to the Underlying Futures Index (up to a maximum of 500%) when the implied volatility of the Nasdaq-100 Index® is less than its volatility target, and by reducing its exposure to the Underlying Futures Index below 100% when the implied volatility of the Nasdaq-100 Index® is greater than its volatility target. It is expected that the implied volatility of the Nasdaq-100 Index® will frequently be less than each Index’s volatility target, and therefore it is expected that each Index will frequently have leveraged (more than 100%) exposure to the Underlying Futures Index. If the Underlying Futures Index declines at a time when an Index has leveraged exposure to it, the decline in that Index will be equal to the decline in the Underlying Futures Index multiplied by the leverage (subject to further reduction as a result of the decrement if the Index is a decrement Index). For example, if the Underlying Futures Index declines by 5% at a time when an Index has 500% leveraged exposure to the Underlying Futures Index, that Index will decline by 25% over that time (subject to further reduction as a result of the decrement if applicable). This potential for losses on a highly leveraged basis makes each Index highly risky.

2.	Each Index may realise significant losses if it is not consistently successful in increasing exposure to the Underlying Futures Index in advance of increases in the Underlying Futures Index and reducing exposure to the Underlying Futures Index in advance of declines in the Underlying Futures Index.

The methodology on which the Indices is based is premised on the following key assumptions: (1) that there will be an inverse relationship between performance and volatility, so that the Underlying Futures Index will tend to increase in times of lower volatility and decline in times of higher volatility; (2) that the implied volatility of the Nasdaq-100 Index®, as derived from the market prices of exchange-traded options on the Nasdaq-100 Index® on each weekly rebalancing date, will be an effective predictor of future volatility of the Underlying Futures Index over the next week; and (3) that the applicable volatility target for each Index will be an effective level of volatility at which to draw the line between leveraged exposure and deleveraged exposure to the Underlying Futures Index. There is no guarantee that these assumptions will be proven correct over any given time period. If any of these assumptions does not prove to be consistently correct for a given Index, then that Index may perform poorly as a result of having highly leveraged exposure to the Underlying Futures Index at a time of declines and/or having reduced exposure to the Underlying Futures Index at a time of increases.

3.	Each Index may be adversely affected by a time lag in its volatility targeting mechanism.

Each Index resets the leveraged exposure of each of its sub-indices to the Underlying Futures Index on a weekly basis. If the implied volatility of the Nasdaq-100 Index® at the rebalancing time on the rebalancing date for a given sub-index is relatively low, that sub-index will retain relatively high leveraged exposure to the Underlying Futures Index for the next week even if the volatility of the Nasdaq-100 Index® spikes and the Underlying Futures

Index declines significantly in value immediately after the rebalancing time on that rebalancing date. That sub-index may consequently have highly leveraged exposure to a week’s worth of declines in the value of the Underlying Futures Index before it has a chance to reset its leverage. In the case of a sudden increase in volatility and a sudden decline in value, multiple sub-indices may have highly leveraged exposure to declines over multiple days, and the applicable Index may experience poor performance as a result. Conversely, if significant appreciation in the Underlying Futures Index follows closely on a period of high Nasdaq-100 Index® volatility, the time lag may cause an Index to have low exposure to the Underlying Futures Index when that appreciation occurs. Taken together, these factors may cause an Index to perform particularly poorly in a temporary market crash – a sudden significant decline that is quickly reversed. In that scenario, the Index would participate on a highly leveraged basis in the decline and then fail to participate fully in the recovery.

4.	Each Index may be adversely affected by a “decay” effect.

If an Index is not consistently successful in increasing exposure to the Underlying Futures Index in advance of increases in the Underlying Futures Index and reducing exposure to the Underlying Futures Index in advance of declines in the Underlying Futures Index, then that Index is also expected to be subject to a “decay” effect, which will exacerbate the decline that results from having highly leveraged exposure to declines in the Underlying Futures Index. The decay effect would result from the fact that each sub-index of the applicable Index resets its leveraged exposure to the Underlying Futures Index on a weekly basis, and would manifest any time the Underlying Futures Index moves in one direction one week and another direction the next. The decay effect would result because resetting leverage after an increase but in advance of a decline would cause the applicable Index to have increased exposure to that decline, and resetting leverage following a decline but in advance of an increase would cause the applicable Index to have decreased exposure to that increase. The more this fact pattern repeats, the lower the performance of the applicable Index would be relative to the performance of the Underlying Futures Index.

5.	The Underlying Futures Index is expected to underperform the Nasdaq-100 Index® because of an implicit financing cost.

The Underlying Futures Index is a futures-based index. As a futures-based index, it is expected to reflect not only the performance of its reference index (the Nasdaq-100 Index®), but also the implicit cost of a financed position in that reference index. The cost of this financed position will adversely affect the value of the Underlying Futures Index. Any increase in market interest rates will be expected to further increase this implicit financing cost and will increase the negative effect on the performance of the Underlying Futures Index. Because of this implicit financing cost, the Underlying Futures Index is expected to underperform the total return performance of the Nasdaq-100 Index®. Any leverage applied to the Underlying Futures Index will also be applied to the implicit financing cost.

6.

Each Index may realise significant losses because it may reflect leveraged exposure to the implicit financing cost.

If each Index has leveraged exposure to the Underlying Futures Index, the implicit financing cost will be amplified by the leverage. Even during a time when the Nasdaq-100 Index® does not decline, each Index may realise significant losses if it has leveraged exposure to the Underlying Futures Index because of a leveraged exposure to the implicit financing cost.

7.

The closing value of the Underlying Futures Index is based on the fixing price of its Reference Futures Contract, rather than the settlement price.

The value of each Index is determined by the closing value of the Underlying Futures Index, which is based on the fixing price of a hypothetical position, rolled quarterly, in Nasdaq-100 E-Mini Index Futures traded on the Chicago Mercantile Exchange (the “Reference Futures Contract”) rather than the settlement price of such contract. Although the fixing price of the Reference Futures Contract is expected to be similar to the settlement price of such contract, they may vary. Therefore, the value of each Index may be different, and may be less than, the value of each Index if the closing price were determined by reference to the settlement price of the Reference Futures Contract.

8.

The performance of two of the Indices will be reduced by a decrement of 6% per annum.

Two of the Indices are decrement Indices, which means that the value of each sub-index of these two Indices will be reduced at a rate of 6% per annum. The decrement will be a significant drag on the performance of the decrement Indices, potentially offsetting positive returns that would otherwise result from the Index methodology, exacerbating negative returns of the Index methodology and causing the level of each decrement Index to decline steadily if the return of the Index methodology would otherwise be relatively flat. The decrement Indices will not appreciate unless the return of the Index methodology is sufficient to offset the negative effects of the decrement, and then only to the extent that the return of the Index methodology is greater than the decrement. As a result of the decrement, the level of a decrement Index may decline even if the return of the Index methodology would otherwise have been positive.

9.	Each Index may not fully participate in any appreciation of the Underlying Futures Index.

At any time when the implied volatility of the Nasdaq-100 Index® is greater than the volatility target of an Index, that Index will have less than 100% exposure to the Underlying Futures Index and therefore will not fully participate in any appreciation of the Underlying Futures Index. For example, if an Index has 50% exposure to the Underlying Futures Index at a time when the Underlying Futures Index appreciates by 5%, that Index would appreciate by only 2.5% (before giving effect to the decrement if applicable). For each decrement Index, the decrement is deducted daily at a rate of 6% per annum even when the applicable Index has less than 100% exposure to the Underlying Futures Index.

10.	Each Index may perform less favorably than it would if its volatility targeting mechanism were based on an alternative volatility measure, such as actual realised volatility, rather than implied volatility.

Each Index attempts to achieve its volatility target by adjusting its exposure to the Underlying Futures Index based on the implied volatility of the Nasdaq-100 Index®. Implied volatility represents market expectations of future volatility as derived from the price of exchange-traded options on the Nasdaq-100 Index®. Market expectations of future volatility may not accurately forecast future volatility. Accordingly, relying on implied volatility may cause each Index to be less successful in maintaining its volatility target than it would have been if it had relied instead on an alternative measure of volatility, such as actual realised volatility. As a result, a given Index may have lower participation in Underlying Futures Index increases, and greater participation in Underlying Futures Index declines, resulting in less favorable overall Index performance, than it would have had if another measure of volatility had been used.

11.	Each Index may significantly underperform the Nasdaq-100 Index®.

It is important to understand that each Index provides exposure to the Nasdaq-100Index®, that: (1) may be leveraged up to 500%, or alternatively may reflect less than 100% participation; (2) is reduced by an implicit financing cost; (3) may be subject to a decay effect; and (4) in the case of a decrement Index, is reduced by a decrement of 6% per annum. As a result of these features, each Index may significantly underperform the Nasdaq-100 Index®. A given Index is likely to significantly underperform the Nasdaq-100 Index® if it is not consistently successful in increasing exposure to the Underlying Futures Index in advance of increases in the Underlying Futures Index and reducing exposure to the Underlying Futures Index in advance of declines in the Underlying Futures Index. An Index may significantly underperform the Nasdaq-100 Index® even if it is consistently successful in these respects because of the implicit financing cost and the decrement, if applicable, or because the reduced exposure the Index has to the Underlying Futures Index at a time of a decline may nevertheless reflect significantly greater than 100% participation in the decline of the Underlying Futures Index.

12.	Each Index has limited actual performance information.

Each Index launched on the Index Launch Date. Accordingly, each Index has limited actual performance data. Because each Index is of recent origin with limited performance history, an investment linked to an Index may involve a greater risk than an investment linked to one or more indices with an established record of performance. A longer history of actual performance may have provided more reliable information on which to assess the validity of the methodology of the Indices. However, any historical performance of an Index is not an indication of how that Index will perform in the future.

13.	Hypothetical back-tested Index performance information is subject to significant limitations.

All information regarding the performance of each Index prior to the Index Launch Date is hypothetical and back-tested, as each Index did not exist prior to that time. It is important to understand that hypothetical back-tested Index performance information is subject to significant limitations, in addition to the fact that past performance is never a guarantee of future performance. In particular:

•	The Index Administrator has developed the Index Conditions with the benefit of hindsight—that is, with the benefit of being able to evaluate how the Index Conditions would have caused each Index to perform had they existed during the hypothetical back-tested period. The fact that a given Index generally appreciated over any portion of the hypothetical back-tested period may not therefore be an accurate or reliable indication of any fundamental aspect of the Index methodology.

•	The hypothetical back-tested performance of each Index might look different if it covered a different historical period. The market conditions that existed during the historical period covered by the hypothetical back-tested Index performance information are not necessarily representative of the market conditions that will exist in the future.

•	NDXP options were not published for each weekday prior to August 8, 2022, and NDXP options were not published at all prior to February 2, 2018. As a result, the calculation of the hypothetical back-tested values of each Index prior to August 8, 2022 differs from the calculation of each Index today. The hypothetical back-tested performance of each Index prior to August 8, 2022 may therefore differ from how the Index would have performed if NDXP options had been available with expirations on every weekday, as they are now.

It is impossible to predict whether any Index will rise or fall. The actual future performance of each Index may bear no relation to the historical or hypothetical back-tested levels of that Index.

14.

The Index Administrator and Index Calculation Agent may exercise judgments under certain circumstances in the calculation of each Index.

Although each Index is rules-based, there are certain circumstances under which the Index Administrator or Index Calculation Agent may be required to exercise judgment in calculating the Indices, including the following:

•	The Index Calculation Agent will determine if any Index Business Day is a Disrupted Day with respect to the Underlying Futures Index and, if so, may publish its good faith estimate of the Index value for such Index Business Day, using its good faith estimate of the value of the Underlying Futures Index.

•	If an Adjustment Event occurs with respect to the Underlying Futures Index, the Index Calculation Agent will determine whether to replace the Underlying Futures Index and may adjust the Index Conditions accordingly, and the Index Administrator will determine whether to discontinue the Index.

•	The Index Calculation Agent will determine whether a Regulatory Event occurs and whether such event has a material effect on the Indices. Following the occurrence of a material Regulatory Event, the Index Administrator will determine whether to amend the Index Conditions or discontinue and cancel the Indices. Following the occurrence of a nonmaterial Regulatory Event, the Index Calculation Agent will determine whether to replace the Underlying Futures Index.

In exercising these judgments, the Index Administrator’s interests may be adverse to the interests of others, including holders of Index Linked Products. The Index Administrator and Index Calculation Agent are not fiduciaries and are not obligated to take into account the interests of any other person in calculating the Indices. Any actions taken by the Index Administrator or Index Calculation Agent in calculating the level of the Indices could adversely affect the performance of the Indices.

Citigroup Global Markets Limited may be required to make similar types of judgments in its capacity as index administrator and calculation agent for the Underlying Futures Index.

15.

Changes that affect the Nasdaq-100 Index®, futures contracts on the Nasdaq-100 Index®, the Cboe Implied Volatility Indices or NDXP options may adversely affect the performance of the Indices.

The sponsor of the Nasdaq-100 Index® or the Cboe Implied Volatility Indices may at any time make methodological changes or other changes in the manner in which one or more of those indices is calculated that could affect the value of the Nasdaq-100 Index® or the Cboe Implied Volatility Indices, as the case may be. The CME, on which the futures contracts tracked by the Underlying Futures Index trade, and the Nasdaq options exchanges, on which the NDXP options used to calculate the Cboe Implied Volatility Indices trade, may at any time change the terms of those contracts or options or make other changes that could affect their value. None of the Index Administrator, the Index Calculation Agent or their Affiliates is affiliated with Nasdaq or Cboe and, accordingly, they have no control over any such changes they may make. Such changes could adversely affect the performance of each Index and the value of and any return on Index Linked Products.

16.	An Affiliate of ours participated in the development of the Index.

Citigroup Global Markets Inc. (“CGMI”) worked with the Index Administrator in developing the methodology for the composition and calculation of the Index, and in that role made judgments and determinations about the Index methodology. Although after the Index Launch Date, CGMI no longer has a role in making any judgments and determinations relating to the Index, the judgments and determinations previously made by CGMI could continue to have an impact, positive or negative, on the level of the Index and the value of an Index Linked Product. CGMI was under no obligation to consider the interests of investors in any Index Linked Product in its role in developing the methodology of the Index.

General Risk Factors

1.	INTRODUCTION

The Index Level may go down as well as up, depending on the performance of the components that are included in the Index (each, a “Constituent”) and their effect on the strategy that the Index has been developed to reflect. There can be no assurance as to the future performance of the Index, and the Index Level on any day may not reflect either its past performance or its future performance. The strategy that the Index has been developed to reflect may not be successful, and other strategies using the Constituents and alternative indices and benchmarks may perform better than the Index.

The Index represents the weighted value of its Constituents. The Index has been developed to be “investable”, but the methodology set out in these Index Conditions is quantitative, which means that the Index Level is determined according to the rules and the processes set out in these Index Conditions on a purely notional basis, without reference to any actual investment in the Index or any of its Constituents.

The result of any such actual investment may be different to the performance of the Index. In particular, any notional fees or costs deducted in the calculation of the Index Level, and any proportionate amount included in the Index Level of any dividend, distribution or payment in respect of any Constituent, may be different from those arising in respect of any actual investment in any Constituent or any combination of Constituents.

Prospective investors in any Index Linked Product should be familiar with investments in the global financial and commodity markets, financial instruments and indices generally.

2.	RISKS IN RESPECT OF THE CONSTITUENT

The performance of the Index is dependent on the performance of the Constituents contained in the Index.

Fluctuations in the level, price, rate or value (as applicable) of the Constituents contained in the Index from time to time will directly affect the Index Level.

3.	PERFORMANCE OF THE INDEX

3.1	The performance of the Index may be significantly lower than the performance of certain Constituents

The performance of the Index could be significantly less than the performance of alternative indices and benchmarks with similar risk characteristics, even if some of the Constituents have generated significant positive returns. The levels, prices, rates or values (“Values”) of the Constituents may move in different directions at different times compared to each other, and underperformance by one or more of the Constituents may reduce the performance of the Index as a whole, even if other Constituents generate positive returns.

3.2	The correlation between the Constituents may change unpredictably

Correlation is the extent to which the Values of the Constituents increase or decrease to the same degree at the same time. If the correlations among the Constituents change, the level of the Index may be adversely affected.

3.3	The Index may be subject to currency rate risk

The Index may be exposed to currency rate risk because the Values of the Constituents may be converted into the base currency of the Index for the purposes of calculating the level of the Index if those Values are expressed in a different currency. Currency rates may be volatile and move in an unexpected way. Historical currency rates should not be considered indicative of future currency rates.

4.	NOTIONAL EXPOSURE

The Index creates a notional exposure to the Constituents and such notional exposure will only exist in the books and records of the Index Administrator and the Index Calculation Agent.

4.1	No rights

Investors in Index Linked Products (1) have no legal or beneficial ownership interest in any Constituent and therefore have no recourse to any Constituent; (2) have no right to take delivery of any Constituent; (3) have no voting rights with respect to any Constituent; (4) have no right to receive dividends, distributions or other payments with respect to any Constituent.

4.2	No offer

Nothing in these Index Conditions constitutes an offer to buy or to sell any Constituent or any other asset, commodity, contract or security (including without limitation any asset, contract, commodity or security included in any Constituent).

4.3	Reinvestment.

If the Index is a “total return index”, it will include the notional reinvestment of amounts calculated by reference to any dividend, distribution or payment that would be received by a holder of a Constituent. If the Index is not a “total return index”, it will not include any such notional reinvestment.

5.	NO INVOLVEMENT OF PERSONS CONNECTED WITH ANY CONSTITUENT

The Index does not create any obligation of any person connected with any Constituent (each such person, for the purposes of this paragraph, a “Relevant Person”), including without limitation the issuer of any Constituent which is a security, the sponsor or calculation agent of any Constituent which is itself an index, and the provider of any service (such as an investment adviser or an investment manager) to any Constituent which is a fund.

No Relevant Person has participated in the preparation of these Index Conditions or in the arrangement and offer of any Index Linked Product.

6.	NO INVESTIGATION

Neither the Index Administrator nor the Index Calculation Agent has made or will make any investigation or enquiry with respect to any Constituent, including with respect to any publicly-available information that is disclosed in these Index Conditions with respect to any Constituent. Consequently there can be no assurance that all events have been disclosed which would affect the performance of the Index or the value of any Index Linked Product.

7.	EFFECT OF FEES

The Index Level may include a deduction of notional fees, as described in these Index Conditions. Any such deduction of notional fees will result in the Index underperforming a hypothetical investment portfolio from which no such deduction is made. The drag on the Index Level caused by any such deduction may be magnified if the Index assumes a leveraged exposure to its Constituents.

9.		REGULATORY EVENTS; ADJUSTMENT EVENTS AND DISRUPTION TO THE INDEX

9.1		Certain events may affect the calculation of the Index and the Index Level. These events, which are described elsewhere in these Index Conditions, may have consequences including:

	(1)	the Index Calculation Agent exercising certain discretions conferred by these Index Conditions;

	(2)	the Index Calculation Agent suspending the calculation, publication and dissemination of the Index and the Index Level;

	(3)	the Index Administrator making a modification or change to these Index Conditions; and

	(4)	the Index Administrator discontinuing and cancelling the Index.

Unless otherwise stated, the Index Administrator has no obligation to inform any person of the result of any action taken on the occurrence of such events.

9.2		The occurrence or existence of disruptions may also result in the calculation, publication and dissemination of the Index being postponed to a later time than as provided in these Index Conditions.

10.	INDEX ADMINISTRATOR AND THE INDEX CALCULATION AGENT

These Index Conditions confer on the Index Administrator and the Index Calculation Agent a degree of discretion in making certain determinations and calculations, for example in connection with the occurrence of disruptions and adjustments. Although each of the Index Administrator and the Index Calculation Agent will use Expert Judgement in exercising any discretion, the exercise of any such discretion may have an adverse effect on the Index Level and therefore may have an adverse effect on the value of any Index Linked Product. Please see Part J (Miscellaneous) for further important disclosure of additional general risks (1) as to the manner in which the Index is determined; (2) that neither the Index Administrator nor the Index Calculation Agent acts as fiduciary; and (3) as to certain conflicts of interest.

Conflicts of Interest

The following material conflicts of interest may exist in respect of an Index Linked Product, where your counterparty to such Index Linked Product (in the case of an Index Linked Product which is a contract) or the issuer of such Index Linked Product (in the case of an Index Linked Product which is a security) (the “Product Provider”) is either the Index Administrator, the Index Calculation Agent, an Affiliate of the Index Administrator, or an Affiliate of the Index Calculation Agent.

1.	DISCRETIONS

As discussed above, the Index Administrator and the Index Calculation Agent are entitled to exercise certain discretions in relation to the Index, including but not limited to the determination of index disruption events. Such determinations may adversely affect the level of the Index and therefore the amount payable under the Index Linked Product.

2.	HEDGING

The Product Provider expects to hedge its obligations under the Index Linked Product directly or through one or more of its Affiliates. This hedging activity is likely to involve trading in one or more Constituents and Related Instruments. For these purposes, “Related Instruments” shall mean the instruments comprising the Constituents and other instruments (such as futures, options and swaps) with returns linked to the performance of the Index, the Constituents or the instruments comprising the Constituents. This hedging activity could affect the value of the Constituents and therefore the level of the Index, and may result in the Product Provider or its Affiliates receiving a profit, even if the level of the Index declines.

3.	TRADING ACTIVITIES

The Product Provider and its Affiliates expect to engage in trading activities related to the Index, the Constituents and Related Instruments, for their own account or for the account of customers, and may exercise remedies or take other action with respect to their interests as they deem appropriate. These trading activities could affect the level of the Index and therefore the value of the Index Linked Product.

4.	INDEX FEE

If a fee is deducted in the calculation of the level of the Index (an “Index Fee”), the Product Provider or its Affiliates may receive a payment in addition to any fee payable under the Index Linked Product. For example, if the Product Provider hedges its obligations under the Index Linked Product by investing (directly or through one of its Affiliates) in the Constituents in the same notional amounts as the Index Linked Product, the amount received by the Product Provider in respect of its hedge may exceed the amount payable under the Index Linked Product by the amount of the Index Fee.

5.	NOTIONAL TRANSACTION COSTS

If notional transaction costs are deducted in the calculation of the level of the Index (“Notional Transaction Costs”), the Product Provider or an Affiliate may receive a payment in addition to any fee payable under the Index Linked Product. For example, if the Product Provider hedges its exposure under the Index Linked Product by investing (directly or through one of its Affiliates) in the Constituents, and the Notional Transaction Costs exceed the actual cost incurred by the Product Provider in adjusting its hedge, the amount received by the Product Provider in respect of its hedge may exceed the amount payable under the Index Linked Product by some or all of the amount of the Notional Transaction Costs.

6.	VALUATIONS

If the Index references notional over-the-counter swaps or other notional over-the-counter transactions, the terms and prices of such notional transactions may be determined by the Index Calculation Agent, based on its view of the prevailing terms and prices for similar transactions in the relevant markets, which may differ from the views of other market participants. Persons involved in making such determinations may have interests which conflict with your interests, and the Index Calculation Agent will not take the Index Linked Product or your interests into consideration when making such determinations.

7.	UNAVAILABILITY OF THE INDEX

In the event that the determination and publication of the Index is suspended or discontinued, or the level of the Index is not available for another reason, the calculation agent of the Index Linked Product may be required to determine the level of the Index pursuant to the terms of the Index Linked Product.

8.	LICENSING FEE

If the Index includes a Constituent which is an index sponsored by the Product Provider or an Affiliate of the Product Provider (a “Sub-Index”), the potential conflicts discussed above may exist in respect of that Sub-Index. If the Index or a Sub-Index is based on a methodology licensed from the Product Provider or an Affiliate of the Product Provider, the

Product Provider or its Affiliate (as relevant) may receive a licensing fee based on the notional amount of the Index Linked Product.

9.	SHARING PAYMENTS

Payments received by the Product Provider under the Index Linked Product, or by the Product Provider or its Affiliates in connection with the Index, may be shared with third parties.

THE LIST OF RISK FACTORS OUTLINED IN THIS PART I IS NOT INTENDED TO BE EXHAUSTIVE. ANY EVALUATION OF INDEX LINKED PRODUCTS SHOULD BE MADE ONLY AFTER SEEKING ADVICE FROM INDEPENDENT PROFESSIONAL ACCOUNTING, FINANCIAL, INVESTMENT, LEGAL, REGULATORY, TAX AND OTHER ADVISORS.

Part J:	Miscellaneous

1.	CALCULATIONS AND DETERMINATIONS

1.1	Calculations

Unless otherwise specified in the Index Conditions, the Index Calculation Agent will perform all calculations, determinations, rebalancings and adjustments (together, “Calculations”) in respect of the Index. Neither the Index Calculation Agent nor the Index Administrator will have any responsibility for errors made in good faith or omissions in Calculations or other actions as provided in these Index Conditions.

The Calculations of the Index Calculation Agent shall be performed by it in accordance with these Index Conditions, acting in its sole, absolute and unfettered discretion, but in good faith and in a commercially reasonable manner (having regard in each case to the criteria stipulated in these Index Conditions and, where relevant, on the basis of information provided to or obtained by employees or officers of the Index Calculation Agent responsible for making relevant Calculations). All Calculations shall, in the absence of manifest error, be final, conclusive and binding on any user of the Index, including any holder of, or counterparty to, an Index Linked Product.

1.2	Rounding

Subject as provided in these Index Conditions, any amount, currency amount, level, percentage, price, rate or value (“Amount”) calculated by the Index Calculation Agent shall be rounded to such number of decimal points and in such manner as the Index Calculation Agent determines is appropriate, acting in a commercially reasonable manner.

1.3	Use of estimates

The Index Calculation Agent will perform the Calculations described in these Index Conditions using the information, data sources or factors specified in these Index Conditions and any Amount (together, “Information”) and may perform any Calculation and any action required in respect of these Index Conditions in any sequence. However, in the event that the Index Calculation Agent is not able to obtain or use any necessary Information, then (after using reasonable endeavours and after applying any fallback provision specified in these Index Conditions in respect of the relevant Calculation) the Index Calculation Agent may, but shall not be obliged to, use its estimate (made using Expert Judgement) of the relevant Information in performing such Calculation, should the Index Calculation Agent determine that such estimate is reasonably necessary in order to give effect to any provision or to perform any Calculation necessary under these Index Conditions.

1.4	No verification of Information

Although the Index Calculation Agent will obtain Information for inclusion in the Index or for use in performing any Calculation under these Index Conditions from sources that the Index Calculation Agent considers reliable (including databases maintained by the Index Calculation Agent or its Affiliates, and public sources such as Bloomberg and Reuters), the Index Calculation Agent will not publish or independently verify such Information.

1.5	Corrections

If the Index Calculation Agent becomes aware that any Information used by it in connection with any Calculation under these Index Conditions has subsequently been corrected or adjusted, then the Index Calculation Agent may, but shall not be obliged to, use such corrected or adjusted Information (using Expert Judgment), and in exercising any such discretion, will act in good faith and in a commercially reasonable manner which is consistent with the primary objective of the Index.

1.6	Reliance

In performing any Calculation under these Index Conditions, the Index Calculation Agent may rely upon the opinion of any person who appears to it as being competent to value any asset or instrument of any class, or to perform any other calculation or determination, by reason of any appropriate relevant professional qualification or experience.

1.7	Dates and times of calculations

Notwithstanding that certain Calculations under these Index Conditions may be expressed to be “as at”, “as of”, “in respect of” or “on”, or any synonym of each such phrase, a certain date or time, the Index Calculation Agent may perform such Calculation in respect of such date or time after such date or time..

1.8	Not acting as fiduciary or agent

In performing any Calculation or other action in connection with these Index Conditions, each of the Index Administrator and the Index Calculation Agent will act as principal and not as agent of any other person. Neither the Index Administrator nor the Index Calculation Agent owes any duty of care or any fiduciary duty to any investor in any Index Linked Product or to any other person. Each Calculation and other action performed in connection with these Index Conditions by the Index Administrator or the Index Calculation Agent is performed in reliance on this provision and is subject to this provision.

If through performing any such Calculation or other action the Index Administrator or the Index Calculation Agent is rendered an agent or fiduciary of another person under applicable law, then (at the option of the Index Administrator or the Index Calculation Agent, as relevant) the rights and obligations of the Index Administrator or the Index Calculation Agent to perform such Calculation or other action may be suspended (or, if already performed, the application of such Calculation or other action may be suspended) until such time when such Calculation or other action can be performed either by the Index Administrator or the Index Calculation Agent as principal and not as an agent or fiduciary or by an appropriate third party who is both willing and able to perform such Calculation or other action.

1.9	Ambiguities, errors and omissions in these Index Conditions

Although these Index Conditions are intended to be comprehensive, it is possible that ambiguities, errors and omissions may arise in certain circumstances. The Index Administrator will resolve, using Expert Judgement, any such ambiguity, error or omission, and may amend these Index Conditions to reflect the resolution of such ambiguity, error or omission.

1.10	Expert Judgement

Each of the Index Administrator and the Index Calculation Agent, as relevant, shall exercise any discretion and make any determination in respect of the Index by using a standard of judgement (“Expert Judgement”) which shall consist of (1) acting in good faith and in a commercially reasonable manner; (2) to the extent practicable, reflecting the commercial objective of the Index and market practice; and (3) to the extent practicable, promoting consistency in the exercise of discretions and the making of determinations in respect of both the Index and other indices in respect of which it acts, as relevant, as index administrator or index calculation agent.

In using Expert Judgement to exercise any discretion or to make any determination, the Index Administrator shall be subject to the oversight of the Index Oversight Group, whose role is described at paragraph 4 (Index Governance). In using Expert Judgement to exercise any discretion or to make any determination, the Index Calculation Agent shall be subject to the oversight of the Index Administrator. The Index Oversight Group will review any such use of Expert Judgement in extraordinary circumstances. Each of the Index Administrator and the Index Calculation Agent shall (as relevant) (1) maintain records of any such use of Expert Judgement; and (2) publish a concise explanation of the extent to which and the basis upon which Expert Judgement was so used.

1.11	Errors in Calculations

It is possible that errors in Calculations may arise in certain circumstances. The Index Administrator may determine, using Expert Judgement, to restate the Index Level for each day affected by an error in a Calculation.

2.	CONFLICTS OF INTEREST

Citi entities perform various roles in connection with the Index and Index Linked Products, and conflicts of interest may arise for any such entity as a consequence of any role it performs in connection with the Index or any Index Linked Product or as a consequence of its activities more generally.

During the normal course of their business, the Index Administrator, the Index Calculation Agent, any of their respective Affiliates, directors, officers, employees, representatives, delegates and agents (each, for the purposes of this Part J, a “Relevant Person”) may enter into, promote, offer or sell securities or contracts (whether or not structured) linked to the Index and/or any Constituent. Any Relevant Person may at any time (1) have long or short principal positions or actively trade (whether or not through making markets to its clients) positions in or relating to the Index or any Constituent; (2) invest in or engage in transactions with or on behalf of other persons relating to the Index and/or any Constituent; (3) undertake hedging transactions (for the purposes of any security or contract) which may adversely affect the level, price or rate or other factor underlying the Index and/or any Constituent; (4) have an investment banking or commercial relationship with the issuer of any Constituent and have access to information from any such issuer; or (5) publish research in respect of any Constituent or the issuer of any Constituent. Such activity may or may not affect the Index Level, but potential investors and counterparties should be aware that a conflict of interest may arise when a person acts in more than one capacity, and such conflict of interest may affect (whether in a positive manner or a negative manner) the Index Level.

3.		INDEX DISCLAIMERS

(a)

“Nasdaq-100®”, “Nasdaq-100 Futures 35% Edge Volatility™”, “Nasdaq-100 Futures 35% Edge Volatility 6% Decrement™”, “Nasdaq-100 Futures 40% Edge Volatility™” and “Nasdaq-100 Futures 40% Edge Volatility 6% Decrement™”, are registered trademarks of Nasdaq, Inc. (which with its affiliates is referred to as the “Corporations”) and are licensed for use by Citigroup Global Markets Limited. No Index Linked Product has been passed on by the Corporations as to their legality or suitability. No Index Linked Product has been issued, endorsed, sold, or promoted by the Corporations. The Corporations make no warranties and bear no liability with respect to any Index Linked Product.

(b)	The Cboe Nasdaq-100 Implied Volatility Indicator Monday Index, Cboe Nasdaq-100 Implied Volatility Indicator Tuesday Index, Cboe Nasdaq-100 Implied Volatility Indicator Wednesday Index, Cboe Nasdaq-100 Implied Volatility Indicator Thursday Index, Cboe Nasdaq-100 Implied Volatility Indicator Friday Index, values thereof, and related trademarks (together, the “Licensed Information”) are the property of Cboe Global Indices, LLC and/or its affiliates (together, “Cboe”) and/or third-party licensors and/or their affiliates (together with Cboe, the “Cboe Parties”) and are used pursuant to limited license. Cboe® is a trademark of Cboe.

THE CBOE PARTIES AND ANY OTHER INDEX, DATA, AND/OR INFORMATION PROVIDERS (TOGETHER, THE “INFORMATION PROVIDERS”) PROVIDE THE LICENSED INFORMATION “AS IS” AND MAKE NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AND EXPRESSLY DISCLAIM ALL WARRANTIES (INCLUDING, BUT NOT LIMITED TO, COMPLETENESS, SEQUENCE, ADEQUACY, ACCURACY, TIMELINESS, RESULTS FROM USE, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE) WITH RESPECT TO THE LICENSED INFORMATION (INCLUDING ANY RELATED INDEX VALUES, DATA, AND/OR OTHER INFORMATION THERETO), INCLUDING IN CONNECTION WITH THE FAMILY OF NASDAQ-100 FUTURES EDGE VOLATILITY INDICES OR ANY FINANCIAL PRODUCT (OTC DERIVATIVES, PRIVATELY PLACED DEBT, PUBLIC DEBT, WARRANTS, CERTIFICATES OF DEPOSITS) LINKED TO A NASDAQ-100 FUTURES EDGE VOLATILITY INDEX OR ANY COMMUNICATIONS (ELECTRONIC OR OTHERWISE) WITH RESPECT THERETO. THE INFORMATION PROVIDERS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, AND/OR DELAYS RELATED TO THE FOREGOING. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INFORMATION PROVIDERS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOST PROFITS, LOST OPPORTUNITIES, TRADING LOSSES, LOST TIME, OR GOODWILL), WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHER TYPE OF CLAIM, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE INFORMATION PROVIDERS HAVE NOT REVIEWED, PREPARED, AND/OR CERTIFIED ANY PORTION OF, NOR DO THEY HAVE ANY CONTROL OVER, CITIGROUP GLOBAL MARKET INC’S PRODUCT REGISTRATION STATEMENT, PROSPECTUS, OR OTHER OFFERING OR INFORMATIONAL MATERIALS.

It is not possible to invest directly in an index. The family of Nasdaq-100 Futures Edge Volatility Indices or any financial product (OTC derivatives, privately placed debt, public debt, warrants, certificates of deposits) linked to a Nasdaq-100 Futures Edge Volatility Index (together, the “Authorized Use Cases”) is not sponsored, endorsed, sold or promoted by any Information Provider. The Information Providers make no representation or warranty, express or implied, (i) with respect to the Authorized Use Cases, (ii) to any person with a financial interest in or derived from the Authorized Use Cases, (iii) to any person regarding the advisability of investing in securities generally or in the Authorized Use Cases particularly (or anything derived therefrom), and/or (iv) the ability of the Licensed Information to track the performance of any aspect or segment of the market. Past performance of an index or financial/investment product is not an indication or guarantee of future results. Cboe’s only relationship to Citigroup Global Markets Inc. (the “Licensee”) with respect to the Licensed Information is the provision and/or sublicense of certain information, data, calculation services, and/or trademarks for use in connection with the Authorized Use Cases. The Information Providers have no obligation to take the needs of the Licensee, any owners of the Authorized Use Cases, or any other person or entity with a financial interest in or based on the Authorized Use Cases into consideration in determining, composing, or calculating the Licensed Information. The Information Providers are not responsible for and have not participated in the development, planning, marketing, administration, valuation, pricing, issuance, redemption, sale, or servicing of the Authorized Use Cases or the quantity or timing of any sale by any person, and the Information Providers have no obligation or liability in connection with any of the foregoing activities. The Information Providers are not investment advisers, commodity trading advisors, commodity pool operators, broker dealers, fiduciaries, “promoters” (as defined in the Investment Company Act of 1940, as amended), “experts” (as enumerated within 15 U.S.C. § 77k(a)), or tax advisors. Inclusion of a security, commodity, crypto currency, or other asset within an index is not a recommendation by the Information Providers to buy, sell, or hold such security, commodity, crypto currency, or other asset, nor is it considered to be investment advice or commodity trading advice.

(c)	No Relevant Person makes any express or implied representation or warranty as to (1) the advisability of purchasing or entering into any Index Linked Product; (2) the levels of the

Index at any particular date or time; (3) the results to be obtained from the use of the Index or any datum included in these Index Conditions for any purpose; or (4) any other matter. Each Relevant Person hereby expressly disclaims, to the fullest extent permitted by applicable law, all warranties of accuracy, completeness, merchantability or fitness for a particular purpose with respect to the Index and any information contained in these Index Conditions. No Relevant Person will have any liability (direct or indirect, special, punitive, consequential or otherwise) to any person even if notified of the possibility of damages.

These Index Conditions have been prepared solely for the purposes of information and nothing in these Index Conditions constitutes (1) an offer to buy or to sell any security or contract, to participate in any transaction or to adopt any investment strategy; or (2) accounting, financial, investment, legal, tax or regulatory advice. Any decision to purchase any Index Linked Product should be based on the information contained in the associated prospectus or offering document (however described). In the case of a prospectus or offering document which contains provisions under the heading “Risk Factors”, “Investment Considerations” or the equivalent, please refer to these provisions for a discussion of the factors that must be considered in connection with an investment in the security or contract described therein.

Neither the Index Calculation Agent nor the Index Administrator is under any obligation to continue to calculate, publish or disseminate the Index or the Index Level.

4.	INDEX GOVERNANCE

The Index Administrator has ultimate control over the development, the operation and the publication of the Index, including the performance of any Calculation, the exercise of any discretion, the making of any determination, and all administrative processes required to perform these functions (together, the “Index Activity”). Notwithstanding that certain parts of the Index Activity may be performed by persons other than the Index Administrator, the Index Administrator has overall responsibility for all parts of the Index Activity, subject to this Part J (Miscellaneous).

The Index Administrator maintains oversight over the Index Activity through its Index Oversight Group. The Index Oversight Group fulfils its role of ensuring accountability and providing oversight through (1) reviewing and challenging all parts of the Index Activity, in accordance with its charter and its written policies and procedures; and (2) conducting an annual review of the Index to determine whether it continues to be an accurate and reliable representation of the economic realities of the relevant interest or market.

5.	INTELLECTUAL PROPERTY

The Index and these Index Conditions are the Index Administrator’s proprietary and confidential material. No person may reproduce or disseminate the information contained in these Index Conditions, the Index or the Index Level without the prior written consent of the Index Administrator. These Index Conditions are not intended for distribution to or use by any person in a jurisdiction where such distribution is prohibited by applicable law or regulation.

The Index is not in any way sponsored or promoted by any sponsor or issuer, as relevant, of any Constituent.

© 2025 Citigroup Global Markets Limited. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its Affiliates and are used and registered throughout the world. Citigroup Global Markets Limited is authorised in the United Kingdom by the Prudential Regulation Authority and regulated in the United Kingdom by the Financial Conduct Authority and the Prudential Regulation Authority.

ANNEX B

Index Conditions
Citi Equity US Tech Market Tracker Indices

Citi Equity US Tech Market Tracker

Indices

Index Conditions

Citi Investment Strategies

25 February 2025

Part A: Introduction

This document constitutes the "Index Conditions" in respect of the Citi Equity US Tech Market Tracker Index family, which comprises a number of indices as set out in Part B (Key Information) below. These Index Conditions are made available by Citigroup Global Markets Limited in its capacity as the Index Administrator.

The version of these Index Conditions dated 25 February 2025 comprises the index conditions in respect of the Indices set out in Part B (Key Information). Further versions of these Index Conditions may be published in future in order to incorporate additional indices.

Full information in respect of any Index Linked Product is only available on the basis of a combination of these Index Conditions and the confirmation, prospectus or offering document (however described) in respect of such Index Linked Product. Particular attention is drawn to the important risk factors and disclaimers contained in these Index Conditions, and investors should be aware of the consequences set out in such confirmation, prospectus or offering document of such Index Linked Product of any discontinuation of the relevant Index.

No use of any Index or these Index Conditions is permitted unless such use is authorised, whether (1) through buying, or otherwise entering into, an Index Linked Product from or with the Index Administrator or the Index Calculation Agent or one of their Affiliates; or (2) under the terms of a written licence granted by the Index Administrator.

These Index Conditions may be amended from time to time in the circumstances described in Part K (Miscellaneous). Copies of these Index Conditions are available from the Index Administrator.

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These Index Conditions comprise the following Parts.

Part A	Introduction
Part B	Key Information
Part C	Overview of the Indices
Part D	Calculation of the Index Levels
Part E	Data
Part F	Valuation of Constituents
Part G	Adjustment of dates
Part H	Adjustments, disruption and cancellation
Part I	Provisions relating to Constituents
Part J	Definitions
Part K	Risk Factors
Part L	Miscellaneous
Part M	Notices

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Part B: Key Information

Index Family:	The Citi Equity US Tech Market Tracker Index family (the "Index Family") comprises the following indices:

i	Index Name	Index Ticker (Bloomberg Page)
1	Citi Equity US Tech Large Cap QX Market Tracker Series 1 Index	CIEQNQU1
2	Citi Equity US Tech Large Cap QX Market Tracker Series 2 Index	CIEQNQU2
3	Citi Equity US Tech Large Cap QX Market Tracker Series 3 Index	CIEQNQU3
4	Citi Equity US Tech Large Cap QX Market Tracker Series 4 Index	CIEQNQU4

(each an "Index" and collectively, the "Indices"). Each Index in the Index Family is identified for the purposes of these Index Conditions by a unique serial number set out in the table above in the column labelled "i" in the row corresponding to that Index.

Summary of strategy:	Each Index aims to track the performance of a specified equity index (the relevant "Underlying Equity Index") (as set out in Table 1 (Underlying Equity Index in respect of each Index) of Part E (Data) below) by reflecting the performance of a notional rolling long position (i.e. a notional bought position) in a succession of exchange-traded futures contracts relating to that Underlying Equity Index.

Index Administrator:	Citigroup Global Markets Limited.

Index Calculation Agent:	Citigroup Global Markets Limited.

Index Base Currency:	In respect of each Index, as specified in Table 2 (Constituent of each Index) of Part E (Data) below.

Index Launch Date:	(1) 10 September 2020 for CIEQNQU1, CIEQNQU2, CIEQNQU3; and

(2) 24 January 2025 for CIEQNQU4

Index Start Date:	In respect of each Index, as specified in Table 2 (Constituent of each Index) of Part E (Data) below.

Index Start Level:	In respect of each Index, 100 units of the relevant Index Base Currency.

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Index Costs:	None.

Frequency of calculation of each Index Level:	Daily in respect of each Index, on each Index Business Day.

Frequency of rebalancing:	Not applicable.

Each Index was launched by the Index Administrator on the Index Launch Date. Each Index has been calculated by the Index Calculation Agent for the period from the Index Start Date. The past performance of each Index prior to the Index Launch Date has been derived from a back-testing simulation by applying the Index methodology to published historical levels of the constituent of each Index. Back-tested performance is provided for illustrative purposes only and should not be regarded as an indication of future performance. Any back-tested performance has been prepared on the basis of certain assumptions and, on occasion, certain proxies have been used due to the unavailability or unreliability of certain data sources on certain dates (as described further in Part E (Data) and Part J (Risk Factors)).

Prospective investors are advised to familiarize themselves with and understand the assumptions upon which any such back-tested performance has been prepared. A simulation based on different assumptions may produce different results. Any Index Linked Product may bear additional fees which will reduce the overall returns of such Index Linked Product as compared with the past performance of the relevant Index.

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Part C: Overview of the Indices

Calculation

1.	CALCULATION OF EACH INDEX

Subject to the occurrence or existence of Disrupted Days, Adjustment Events and Additional Adjustment Events, each Index Level shall be calculated by the Index Calculation Agent as of the Index Valuation Time on each relevant Index Business Day. The Index Level as of each Index Business Day shall be published on the Index Ticker, generally on the following Index Business Day in respect of that Index. This should be considered the official source for each Index Level and a level obtained from any other source (electronic or otherwise) must be considered unofficial. Each Index Level is the closing level of the relevant Index for the relevant Index Business Day. The Index Calculation Agent may also, but is not obliged to, calculate the level of an Index in respect of any other valuation time on any Index Business Day or any other day with the consent of the Index Administrator. The detailed procedures for the calculation of each Index Level in respect of each Index Business Day are set out in Part D (Calculation of the Index Levels) below.

2.	INDEX ADMINISTRATOR AND INDEX CALCULATION AGENT

The Index Administrator is Citigroup Global Markets Limited. As at the date of these Index Conditions, the Index Administrator also acts as Index Calculation Agent, calculating and publishing each Index in accordance with these Index Conditions. The Index Administrator may, in its sole discretion and without notice, appoint an alternative Index Calculation Agent at any time which may be a third party or the Index Administrator or one of its Affiliates.

Brief description

1.	INTRODUCTION

The brief description set out in this Part C is a summary only of these Index Conditions, of which this Part C is a part. These Index Conditions as a whole govern the Indices, the calculation of each Index Level, and the determinations made in connection with the maintenance of the Indices. In the case of any inconsistency between the brief description in this Part C and the remainder of these Index Conditions, the remainder of these Index Conditions shall prevail.

Each Index is a notional rules-based proprietary index developed by the Index Administrator. Each Index aims to track the performance of a specified Underlying Equity Index by reflecting the performance of a notional rolling long position (i.e. a notional position that has been bought) in a succession of futures contracts relating to that Underlying Equity Index. The Underlying Equity Index in respect of each Index is the equity index specified in Table 1 (Underlying Equity Index in respect of each Index) of Part E (Data) in the row corresponding to that Index. Each Index is solely exposed to the relevant futures contract specified in Table 2 (Constituent of each Index) of Part E (Data) in the row corresponding to that Index (and at any time each Index will be notionally invested in that futures contact with a specified maturity, and during Roll Periods additionally will be notionally invested that futures contract with a different specified maturity).

Each Index can be described as replicating a "notional" position in the relevant Constituent because there is no actual asset or portfolio of assets to which any person is entitled or in which any person has any ownership interest. Each Index references certain investment positions and the level of each

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Index is calculated with reference to the prices of the assets contained in that Index and the weights of those assets in that Index.

2.	FUTURES CONTRACTS

The Constituent of each Index represents a notional investment in the relevant futures contract specified in Table 2 (Constituent of each Index) of Part E (Data) in the row corresponding to that Index. The applicable Electronic Page for each such Constituent is also specified the corresponding row of Table 2 (Constituent of each Index) of Part E (Data) in the column headed "Electronic Page (Bloomberg)" in the row corresponding to the relevant Index.

As of the date of these Index Conditions, the Constituent in respect of each Index is an exchange- traded futures contract. Each such futures contract is traded on the relevant futures exchange specified in the corresponding row of Table 2 (Constituent of each Index) of Part E (Data) in the column headed "Exchange" and on various types of electronic trading facilities and markets.

2.1	Description of futures contracts

An exchange-traded futures contract provides for the future purchase and sale of a specified type and quantity of an underlying asset or financial instrument during a specified calendary month for a fixed price. A futures contract provides for a specified settlement month in which settlement is made in cash or in which the underlying asset or financial instrument is to be delivered by the seller (whose position is therefore described as "short") and acquired by the purchaser (whose position is therefore described as "long"). Payment and delivery under a futures contract are made on the settlement date of the futures contract. Each Constituent represents a notional long position in the relevant futures contract.

Unlike equity securities, futures contracts by their terms have stated expirations (the "Expiration Date"). After a date specified by the corresponding Exchange (as set forth on the applicable Electronic Page for such futures contract) (such date being the "Last Day of Trading" in respect of the futures contract with the nearest Expiration Date), a holder of a futures contract for the current delivery month may be required to take possession (if long) or to deliver (if short) the underlying asset or financial instrument, and trading in that futures contract will cease. As a result, a market participant that wishes to maintain its exposure to a futures contract on a particular asset or financial instrument with the nearest expiration must close out its position in the expiring contract and establish a new position in the contract for the next delivery month—a process referred to as "rolling." For example, a market participant with a long position in a May Nikkei 225 Index futures contract that wishes to maintain a position in the nearest delivery month will, as the May futures contract nears expiration, sell the May futures contract, which serves to close out the existing long position, and buy a June futures contract. This will "roll" the May position into a June position and, when the May futures contract expires, the market participant will still have a long position in the nearest delivery month (now June).

As the Expiration Date of a futures contract nears, its price will generally tend toward the spot price of the underlying asset or financial instrument. If the prices of longer-dated futures contracts are higher than the spot price of the underlying asset or financial instrument (a market condition known as "contango", represented by an upward-sloping futures curve), and the spot price of the underlying asset or financial instrument an investor rolling a futures position will be able to purchase fewer new longer-dated contracts than the number of expiring contracts sold to finance such purchase. Conversely, if the prices of longer-dated futures contracts are lower than the spot price of the underlying asset or financial instrument (a market condition known as "backwardation", represented by a downward-sloping futures curve), such a rolling investor will be able to purchase more new contracts than the number of expiring contracts sold. Therefore, rolling an investment in futures contracts in a contango market will tend to negatively impact the return on such investment, while

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rolling an investment in a futures contract in a backwardated market will tend to have a positive impact on the return on such investment.

2.2	Rolling procedure

Each Index is notionally invested on any Index Business Day "t" in the futures contract that is due to expire in the next occurring month set forth in Table 3 (Rolling Parameters of the Constituents) of Part E (Data) in the column headed "Futures Contract Month" and the row corresponding to that Index (each an "Eligible Contract Month"). Each such futures contract will be notionally rolled from the expiring futures contract (the "Expiring Contract") into a new futures contract relating to the same Constituent (the "New Contract") over a period of Index Business Days (each a "Roll Date" and each such period a "Roll Period" in respect of that Index). The New Contract with respect to an Index at any time is the futures contract expiring in the next Eligible Contract Month to occur in respect of that Index after the month of expiration of the Expiring Contract.

Each Roll Period for an Index will begin on the Index Business Day (the "Roll Period Start Date") falling the number of Index Business Days specified in Table 3 (Rolling Parameters of the Constituents) of Part E (Data) in the column headed "Buffer Number" prior to the Last Day of Trading for the then-Expiring Contract, and the duration of each Roll Period is the number of Index Business Days specified in Table 3 (Rolling Parameters of the Constituents) of Part E (Data) in the column headed "Roll Number". The final Index Business Day of each Roll Period is the "Roll Period End Date"), which is the Roll Number of Index Business Days from (and including) the Roll Period Start Date, subject to adjustment for disruptions.

On each Roll Date for a Constituent, a pro rata portion of the relevant Expiring Contract will be notionally unwound and the proceeds will be notionally reinvested in the New Contract, as described in paragraph 1.2.3 of Part D (Calculation of the Index Levels) below. Therefore, over the course of each Roll Period, the notional exposure of the Index to the Expiring Contract decreases, and the notional exposure of the Index to the New Contract increases.

As of the Index Business Day following the Last Day of Trading for the Expiring Contract in respect of each Constituent (the “Switch Day”), the futures contract that was the New Contract immediately prior to that date becomes the relevant Expiring Contract, the futures contract that had been designated as the New Contract prior to such Switch Day becomes the Expiring Contract and the then-second nearest expiring relevant futures contract will become the relevant New Contract, as described in paragraph 1.2.4 of Part D (Calculation of the Index Levels) below.

For example, if the relevant row of Table 3 (Rolling Parameters of the Constituents) of Part E (Data) in the column headed "Futures Contract Month" specifies "H-M-U-Z", that indicates Eligible Contract Months of March, June, September and December for that Index. When that Index is notionally invested in the March contract with respect to the relevant Underlying Equity Index, the March contract will be the Expiring Contract; as the Last Day of Trading for the March contract approaches, that Index's notional position will be rolled from the March contract into the June futures contract (being the New Contract at that time). Then on the Index Business Day following the Last Day of Trading of the March contract, the June contract will become the Expiring Contract, the September contract will become the New Contract, and the process will repeat as the Last Day of Trading for the June contract approaches.

The diagram set out below illustrates the notional rolling position established by the Index. This diagram is provided for illustrative purposes only, and it is subject to the relevant definitions and provisions of these Index Conditions.

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2.3	Consequences of Adjustment Events and Disrupted Days

The consequences of Adjustment Events and Disrupted Days are set out in Part G (Adjustments, disruption and cancellation).

Any adjustment to these Index Conditions made pursuant to Part G (Adjustments, disruption and cancellation) may have unforeseen adverse effects on the Indices including (without limitation) the discontinuation and cancellation of an Index.

Any suspension of the calculation, publication and dissemination of an Index and the relevant Index Level, or any adjustment to these Index Conditions, or any discontinuation and cancellation of an Index may (depending on the terms and conditions of an Index Linked Product) result in the early termination of such Index Linked Product and the payment of an amount to reflect the value of such Index Linked Product at the time of such early termination. Depending on the terms and conditions of such Index Linked Product, an investor may receive back on such early termination less than the amount of the original investment.

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Part D: Calculation of the Index Levels

The calculations and determinations in this Part D are subject to the occurrence of, and adjustments made as a consequence of, Disrupted Days (as described in Part G (Adjustment of dates), Adjustment Events (as described in both Part G (Adjustments, disruption and cancellation) and Part H (Provisions relating to Constituents)).

1.	DAILY INDEX CALCULATION

1.1	Index Level

The "Index Level" in respect of each Index shall be, an amount denominated in the relevant Index Base Currency and determined by the Index Calculation Agent as of the Index Valuation Time on Index Business Day t in accordance with the formula set out below:

(1)	in respect of the Index Start Date, the Index Start Level; and

(2)	in respect of each Index Business Day "t" for that Index following the Index Start Date, either:

(b)	if t is a Switch Day (as described in paragraph 1.2.4 below):

(c)	if t is not also a Switch Day (as described in paragraph 1.2.4 below):

where:
IndexLevelt	=	the Index Level for that Index in respect of Index Business Day t.
IndexLevelt-1	=	the Index Level for that Index in respect of the Index Business Day immediately preceding Index Business Day t.
FCUExpiring,t-1	=	the number of Futures Contract Units of the Expiring Contract in respect of the Index Business Day immediately preceding Index Business Day t, as determined in accordance with paragraph 1.2 (Futures Contract Units) below.
CLExpiring,t	=	the Constituent Level in respect of the Expiring Contract in respect of Index Business Day t, as defined in the ETD Contracts section of Part H (Provisions relating to Constituents).
CLExpiring,t-1	=	the Constituent Level in respect of the Expiring Contract in respect of the Index Business Day immediately

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preceding Index Business Day t, as defined in the ETD Contracts section of Part H (Provisions relating to Constituents).
FCUNew,t-1	=	the number of Futures Contract Units of the New Contract in respect of the Index Business Day immediately preceding Index Business Day t, as determined in accordance with paragraph 1.2 (Futures Contract Units) below.
CLNew,t	=	the Constituent Level in respect of the New Contract in respect of Index Business Day t, as defined in the ETD Contracts section of Part H (Provisions relating to Constituents).
CLNew,t-1	=

the Constituent Level in respect of the New Contract in respect of the Index Business Day immediately preceding Index Business Day t, as defined in the ETD Contracts section of Part H (Provisions relating to Constituents).

1.2	Futures Contract Units

1.2.1	Index Start Date

In respect of each Index, on the Index Start Date:

(1)	the Expiring Contract will be the futures contract in respect of the Constituent of that Index settling in the first Eligible Contract Month falling after the month in which the Index Start Date occurs;

(2)	the New Contract will be the futures contract in respect of the Constituent of that Index settling in the first Eligible Contract Month falling after the month in which the Expiring Contract settles;

(3)	the number of Futures Contract Units in respect of the New Contract relating to the relevant Constituent will be equal to zero; and

(4)	the number of Futures Contract Units in respect of the Expiring Contract relating to the relevant Constituent will be determined by the Index Calculation Agent in accordance with the following formula:

and

where:

FCUExpiring,ISD	=	the number of Futures Contract Units of the Expiring Contract in respect of the Index Start Date.

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Index Start Level	=	the Index Start Level.
CLExpiring,ISD	=	the Constituent Level in respect of the Expiring Contract in respect of the Index Start Date, as defined in the ETD Contracts section of Part H (Provisions relating to Constituents).
FCUNew,ISD	=	the number of Futures Contract Units of the New Contract in respect of the Index Start Date.

1.2.2	Between Roll Periods (including each Last Day of Trading)

In respect of each Index, the number of Futures Contract Units in respect of the Expiring Contract and New Contract relating to the Constituent of that Index remain constant in respect of each Index Business Day "t" (including each Last Day of Trading) that is not a Roll Date in respect of that Index. That is, such numbers of Futures Contract Units are each equal to the number of Futures Contract Units in respect of the immediately preceding Index Business Day, as follows:

and

where:

FCUExpiring,t	=	the number of Futures Contract Units of the Expiring Contract in respect of Index Business Day t.
FCUExpiring,t-1	=	the number of Futures Contract Units of the Expiring Contract in respect of the Index Business Day immediately preceding Index Business Day t.
FCUNew,t	=	the number of Futures Contract Units of the New Contract in respect of Index Business Day t.
FCUNew,t-1	=	the number of Futures Contract Units of the New Contract in respect of the Index Business Day immediately preceding Index Business Day t.

1.2.3	During Roll Periods

In respect of each Index, the number of Futures Contract Units in respect of the relevant Expiring Contract will be reduced on each Roll Date "r" in respect of that Index and the number of Futures Contract Units in respect of the relevant New Contract will be increased on each such Roll Date, in each case in accordance with the following formulae:

and

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where:

FCUExpiring,r	=	the number of Futures Contract Units of the Expiring Contract in respect of Index Business Day r.
FCUExpiring,r-1	=	the number of Futures Contract Units of the Expiring Contract in respect of the Index Business Day immediately preceding Index Business Day r.
RollFactorr		a percentage calculated by the Index Calculation Agent in accordance with the following formula:

RemainingRollDaysr	=	the number of Index Business Days from, and including, Index Business Day r to, and including, the Roll Period End Date of the relevant Roll Period.
FCUNew,r	=	the number of Futures Contract Units of the New Contract in respect of Index Business Day r.
FCUNew,r-1	=	the number of Futures Contract Units of the New Contract in respect of the Index Business Day immediately preceding Index Business Day r.
CLExpiring,r	=	the Constituent Level in respect of the Expiring Contract in respect of Index Business Day r, as defined in the ETD Contracts section of Part H (Provisions relating to Constituents).
CLNew,r	=	the Constituent Level in respect of the New Contract in respect of Index Business Day r, as defined in the ETD Contracts section of Part H (Provisions relating to Constituents).

1.2.4	Switch Day

In respect of each Index, as of the Switch Day (being the Index Business Day immediately following the Last Day of Trading “sd”), the futures contract that was the New Contract immediately prior to that date will become the relevant Expiring Contract and the futures contract expiring in the next Eligible Contract Month to occur in respect of that Constituent after such newly designated Expiring Contract (as set out in Table 3 (Rolling Parameters of the Constituents) of Part E (Data)) will become the relevant New Contract, in accordance with the following formulae:

and

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where:

FCUNew,sd	=	the number of Futures Contract Units of the futures contract that is the New Contract on sd.
FCUExpiring,sd	=	the number of Futures Contract Units of the futures contract that is the Expiring Contract on sd.
FCUNew,sd-1	=	the number of Futures Contract Units of the futures contract that was the New Contract on sd-1 (being the Last Day of Trading).

2.	ADDITIONAL ADJUSTMENT EVENT: REGUALTORY EVENT

2.1	General

Certain Constituent Schedules are expressed to be applicable to this Index methodology as indicated in Part E (Data) under the heading "Classification" and should be read and construed in conjunction with this Index methodology. The Index Calculation Agent shall apply, where necessary, the adjustments contained therein upon the occurrence of certain Adjustment Events as described in the applicable Constituent Schedules.

2.2	Regulatory Events

"Regulatory Event" shall mean that, owing to any applicable law or regulation or policy, the Index Calculation Agent determines that either:

(a)	a hypothetical broker dealer would be either (I) required (or there is a reasonable likelihood that, within the next 30 Index Business Days, it would be required) to unwind positions in, or dispose of, any instrument or security on which the value of a Constituent depends; or (ii) not permitted (or there is a reasonable likelihood that, within the next 30 Index Business Days, it would not be permitted) to hold, acquire, establish, increase, decrease or dispose of positions in any instrument or security on which the value of a Constituent depends; or

(b)	the Index Administrator or the Index Calculation Agent is not permitted (or there is a reasonable likelihood that, within the next 30 Index Business Days, it will not be permitted) to continue to sponsor, administer, maintain or calculate, as applicable, an index which contains a particular instrument or security on which is the value of a Constituent depends.

2.3	Following a Regulatory Event

Following the occurrence of a Regulatory Event, the Index Calculation Agent shall determine whether or not such occurrence has a material effect on any Index.

If the Index Calculation Agent determines that such occurrence has a material effect on an Index, then the Index Calculation Agent shall inform the Index Administrator of such determination and either:

(a)	the Index Administrator shall follow established procedures in order to amend that Index and these Index Conditions with the agreement of any investors in Index Linked Products; or

(b)	the Index Administrator may discontinue and cancel that Index.

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If the Index Calculation Agent determines that such occurrence does not have a material effect on any Index, then with effect from (and including) a date designated by the Index Administrator (in which case the Index Administrator will notify the relevant date to the Index Calculation Agent) or the Index Calculation Agent:

(a)	the Constituent affected by such Regulatory Event (the "Removed Constituent") shall be removed from that Index; and

(b)	the Index Calculation Agent shall replace the Removed Constituent with a replacement constituent which has substantially similar characteristics to the Removed Constituent, having regard to the manner in which the Removed Constituent is used in the calculation of that Index, in which case the Index Calculation Agent will determine the effective date of such replacement and make such adjustment(s) to these Index Conditions as it determines appropriate to account for the effect on that Index of such replacement.

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Part E: Data

(As at the Index Start Date.)

This Part E sets out the particulars of the Constituent of each Index and certain elections and inputs relating to the calculation of each Index.

1.	Underlying Equity Index in respect of each Index

Index	Constituent	Electronic Page (Bloomberg)	Base Underlying Currency	Underlying Exchange
1	NASDAQ 100 Index	NDX <Index>	USD	NYSE
2	NASDAQ 100 Index	NDX <Index>	USD	NYSE
3	NASDAQ 100 Index	NDX <Index>	USD	NYSE
4	NASDAQ 100 Index	NDX <Index>	USD	NYSE

2.	Constituent of each Index

Ind ex	Constituent	Electronic Page (Bloomberg)	Reference Currency	Exchange (for valuation purposes)	ETD Valuation Time (in relation to Exchange)	ETD (Partial) Valuation Time (in relation to Exchange)	ETD Valuation Ending Time (in relation to Exchange)	ETD (Partial) Valuation Ending Time (in relation to Exchange)	Partial Trading Days	Related Exchanges (for Exchange Disruption purposes)	Index Start Date
1	NASDAQ 100 E-Mini Index Futures	NQA <Index>	USD	CME	15:59:59 New York time	12:59:59 New York time	16:30: 00 New York time	13:30:00 New York time	Includ ed	NYSE, CME	03/01/2006
2	NASDAQ 100 E-Mini Index Futures	NQA <Index>	USD	CME	16:00:00 New York time	13:00:00 New York time	16:30: 00 New York time	13:30:00 New York time	Includ ed	NYSE, CME	03/01/2006
3	NASDAQ 100 E-Mini Index Futures	NQA<Inde x>	USD	CME	16:00:01 New York time	13:00:01 New York time	16:30: 00 New York time	13:30:00 New York time	Includ ed	NYSE, CME	03/01/2006
4	NASDAQ 100 E-Mini Index Futures	NQA <Index>	USD	CME	16:00:00* New York time	13:00:00** New York time	16:30: 00 New York time	13:30:00 New York time	Includ ed	NYSE, CME	02/01/2004

*It should be noted that, in respect of each Scheduled Trading Day (1) from, and including, the Index Start Date to, and including, 2 January 2006 (the “Pricing Change Date”) the Fixing Price used in respect of the Constituent Level for each ETD Contract is the Settlement Price, and (2) from, but excluding, the Pricing Change Date, the Fixing Price used in respect of the Constituent Level for each ETD Contract is the “snapshot” price determined as of the specified valuation time shown, as further described in Part H (Provisions relating to Constituents).

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**It should be noted that, in respect of each Scheduled Trading Day that is a Partial Trading Day as so designated by the Underlying Exchange (1) from, and including, the Index Start Date to, and including, the Pricing Change Date, the Fixing Price used in respect of the Constituent Level for each ETD Contract is the Settlement Price, and (2) from, but excluding, the Pricing Change Date, the Fixing Price used in respect of the Constituent Level for each ETD Contract is the “snapshot” price determined as of the specified valuation time shown, as further described in Part H (Provisions relating to Constituents).

where the Classification in respect of each Constituent is “ETD Contract”; and

where, in respect of each Constituent specified in Table 2 above, the entries appearing in the column headed "Related Exchanges" represent certain futures contract exchanges as follows:

Exchange Code	Name
CME	Chicago Mercantile Exchange
NYSE	New York Stock Exchange

3.	Rolling Parameters of the Constituents

Index	Constituent	Futures Contract Month	Buffer Number	Roll Number
1	NASDAQ 100 E-Mini Index Futures	H-M-U-Z	5	1
2	NASDAQ 100 E-Mini Index Futures	H-M-U-Z	5	1
3	NASDAQ 100 E-Mini Index Futures	H-M-U-Z	5	1
4	NASDAQ 100 E-Mini Index Futures	H-M-U-Z	5	1

where, in respect of each Constituent specified in Table 3 above, the letters appearing in the column headed "Futures Contract Month" represent the relevant futures contracts maturing in the following months:

Letter	Contract Expiration Month	Letter	Contract Expiration Month
F	January	N	July
G	February	Q	August
H	March	U	September
J	April	V	October
K	May	X	November
M	June	Z	December

4.	Currency definitions

For the purposes of these Index Conditions, the terms listed in the table below have the following meanings:

Term	Definition
USD	U.S. Dollars, the lawful currency of the United States of America.

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5.	Dates and times

Index Business Day:

In respect of each Index, each day which is a Scheduled Trading Day (as defined in the ETD Contracts section of Part H (Provisions relating to Constituents)) for each of the exchanges specified in the relevant row of Table 2 (Constituent of each Index) above in the column headed "Related Exchanges".

Index Valuation Time:	In respect of an Index Business Day, 11:00 p.m. (London time) on such Index Business Day.
Roll Date:

In respect of the Constituent of each Index, each Index Business Day in each relevant Roll Period (as defined in paragraph 2.2 of Part C (Overview of the Indices)) (each a "Scheduled Roll Date"), subject to adjustment in accordance with Part G (Adjustment of dates).

Valuation Date:	Each Index Business Day (each a "Scheduled Valuation Date"), subject to adjustment in accordance with Part G (Adjustment of dates).

Annex to Part E (Data)

Historic Data Inputs

During the period prior to the Index Launch Date (the "back-testing period"), certain data inputs used in the calculation of the Index, in respect of certain dates or periods within that back-testing period, have differed from the current data inputs which are used in the calculation of the Index, as described further below.

1.	Partial Trading Days

Prior to 1 January 2010, the designation of certain days on which the New York Stock Exchange is open for its regular trading session as “Partial Trading Days” is not made available on the relevant Electronic Page in respect of such Constituent, whereas from 1 January 2010 onwards such designations are made available on the relevant Electronic Page in respect of such Constituent.

Accordingly, for the purposes of the back-testing period, the following days are assumed to be Partial Trading Days in respect of the New York Stock Exchange:

• 03-Jul-06

• 24-Nov-06

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• 03-Jul-07 • 23-Nov-07 • 24-Dec-07 • 03-Jul-08 • 28-Nov-08 • 24-Dec-08 • 27-Nov-09 • 24-Dec-09
2.	Data Unavailability and Unreliability

Certain data in respect of the Nasdaq-100 E-Mini Index futures contracts acquired from the relevant data source was determined to be unavailable or unreliable in respect of certain dates and therefore, those dates, as specified below, are treated as holidays for the Indices.

The affected dates during the back-testing period are: • 21-June-07

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Part F: Valuation of Constituents

1.	CONSTITUENT LEVELS

The Constituent Level of a Constituent on a Valuation Date shall be the level, price, rate or value specified in Part H (Provisions relating to Constituents), and determined by the Index Calculation Agent, where applicable, by reference to the Electronic Page specified in respect of such Constituent in Part E (Data) under the heading "Electronic Page (Bloomberg)".

2.	CORRECTIONS OF PUBLISHED OR ANNOUNCED LEVELS, PRICES, RATES OR VALUES

If the level, price, rate or value (as applicable) of any Constituent for any time on any day, that is (1) announced by or on behalf of the person or entity responsible for such publication or announcement; and (2) used for any calculation or determination in respect of an Index, is subsequently corrected, and the corrected level, price, rate or value (as applicable) (the "Corrected Level") is published by or on behalf of such person or entity within the Correction Period in respect of such Constituent, then such Corrected Level shall be deemed to be the level, price, rate or value (as applicable) for such Constituent for the relevant time on the relevant day and the Index Calculation Agent may, but shall not be obliged to, make appropriate adjustments to the relevant Index Level for such day.

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Part F: Adjustment of dates

3.	ADJUSTMENT OF SCHEDULED VALUATION DATES

3.1	"Holidays": No adjustment

Each Constituent has the same calendar of Scheduled Trading Days, and each Scheduled Trading Day is also an Index Business Day, and each Index Business Day (and therefore each Scheduled Trading Day) is also a Scheduled Valuation Date. Therefore, there is no need to adjust a Scheduled Valuation Date to account for “holidays” in the calendar of Scheduled Trading Days.

(This provision assumes that any newly introduced holidays shall not be treated as Scheduled Trading Days.)

3.2	"Disruptions": "Move in Block"

If a Scheduled Valuation Date "svd" (and therefore any Index Business Day) (other than a Scheduled Roll Date) in respect of an Index is a Disrupted Day for the relevant Constituent, then the relevant Valuation Date shall be the earlier of (1) the first Index Business Day immediately following Scheduled Valuation Date svd which is both (a) a Scheduled Trading Day for that Constituent; and (b) not a Disrupted Day for that Constituent, and the provisions of Part G (Adjustments, disruption and cancellation) shall continue to apply.

4.	ADJUSTMENT OF SCHEDULED ROLL DATES

4.1	"Holidays": No adjustment

Each Constituent has the same calendar of Scheduled Trading Days, and each Scheduled Trading Day is also an Index Business Day, and each Scheduled Roll Date is also an Index Business Day (although not every Index Business Day is a Scheduled Roll Day). Therefore, there is no need to adjust a Scheduled Roll Date to account for “holidays” in the calendar of Scheduled Trading Days.

(This provision assumes that any newly introduced holidays shall not be treated as Scheduled Trading Days.)

4.2	"Disruptions": Postpone Roll Date

(A)	Scheduled Roll Dates (other than a Roll Period End Date)

If a Scheduled Roll Date (other than a Roll Period End Date) "srd" in respect of an Index is a Disrupted Day for the relevant Constituent, then:

(a) the relevant Roll Date shall be the first Index Business Day immediately following Scheduled Roll Date srd which is (a) a Scheduled Trading Day for that Constituent; (b) not a Disrupted Day for that Constituent (the “Postponed Day”); and

(b) the Roll Period End Date of the relevant Roll Period shall be postponed by the number of Index Business Days which occur from (but excluding) the day that was the original Scheduled Roll Date to (and including) the Postponed Day (the “Postponement Number”); and

(c) the denominator of the formula by which the Roll Factor is determined shall be increased by the Postponement Number,

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and the provisions of Part G (Adjustments, disruption and cancellation) shall continue to apply.

(B)	Scheduled Roll Dates that are also Roll Period End Dates

If a Scheduled Roll Date that is also a Roll Period End Date "esrd" in respect of an Index is a Disrupted Day for the relevant Constituent, then:

(a) the relevant Roll Date shall be the first Index Business Day immediately following Scheduled Roll Date esrd which is (a) a Scheduled Trading Day for that Constituent; (b) not a Disrupted Day for that Constituent (the “Postponed Day”); and

(b) the Roll Period End Date shall be the Postponed Day,

and the provisions of Part G (Adjustments, disruption and cancellation) shall continue to apply.

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Part G: Adjustments, disruption and cancellation

1.	ADJUSTMENT EVENTS

If an Adjustment Event occurs in respect of the Constituent (the "Affected Constituent") of any Index (the "Affected Index"), then:

(a)	the Index Calculation Agent may suspend the calculation, publication and dissemination of the Affected Index and the relevant Index Level until the first succeeding Index Business on which such Adjustment Event does not occur or continue to occur; and/or

(b)	the Index Calculation Agent may replace the Affected Constituent with a replacement constituent which has substantially similar characteristics to the Affected Constituent, having regard to the manner in which the Affected Constituent is used in the calculation of the Affected Index, in which case the Index Calculation Agent will:

(i)	determine the effective date of such replacement; and

(ii)	make such adjustment(s) to these Index Conditions as it determines appropriate to account for the effect on the Affected Index of such replacement; and/or

(c)	the Index Administrator may discontinue and cancel the Affected Index.

2.	DISRUPTED DAYS

If any Index Business Day is a Disrupted Day for the Constituent (the "Affected Constituent") of any Index (the "Affected Index") then the Index Calculation Agent may:

(a)	publish its good faith estimate of the Index Level for the Affected Index and such Index Business Day (notwithstanding the occurrence of a Disrupted Day), using its good faith estimate of the value of the Affected Constituent(s) affected by the occurrence of a Disrupted Day. Any such estimated value may be subject to correction once the relevant event or circumstances giving rise to such Disrupted Day cease; and/or

(b)	suspend the calculation, publication and dissemination of the Affected Index and the Index Level for the Affected Index until the first succeeding Index Business Day which is not a Disrupted Day for the Affected Constituent.

3.	CANCELLATION OF AN INDEX

The Index Administrator may discontinue and cancel any Index at any time and is under no obligation to continue, or to procure the continuation of, the calculation, publication and dissemination of any Index and the relevant Index Level.

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Part H:   Provisions relating to Constituents

ETD Contract (exchange-traded derivative contract)

This section of this Part H is applicable only to each Constituent which is classified (in Part E (Data) under the heading "Classification") as an "ETD Contract" (each such Constituent, an "ETD Contract").

Constituent Level:

In respect of:

(i)         each Scheduled Trading Day for the relevant ETD Contract, the Fixing Price of the relevant ETD Contract on that Scheduled Trading Day; and

(ii)         any Index Business Day that is not a Scheduled Trading Day for the relevant ETD Contract, the Fixing Price of the relevant ETD Contract in respect of the immediately preceding Scheduled Trading Day for that ETD Contract.

Scheduled Trading Day:

In respect of each Exchange and each relevant Related Exchange, any day on which such exchange is scheduled to be open for its regular trading session, which either:

(i)         includes any “Partial Trading Days” as so designated from time to time by the Underlying Exchange in respect of an Index, if “Included” is specified in the column headed Partial Trading Days in Part E; or

(ii)         excludes any “Partial Trading Days” as so designated from time to time by the Underlying Exchange in respect of an Index, if “Not Included” is specified in the column headed Partial Trading Days in Part E.

Disrupted Day:	Any Scheduled Trading Day on which an Exchange Disruption occurs in respect of the relevant ETD Contract.

Adjustment Event:	Each of the following: (1) ETD Contract Cancellation; and (2) ETD Contract Modification.

Correction Period:	2 Index Business Days.

"ETD Contract Cancellation" shall mean, in respect of the relevant ETD Contract, trading in such ETD Contract is permanently discontinued on the relevant Exchange.

"ETD Contract Modification" shall mean, in respect of the relevant ETD Contract, the relevant Exchange makes a material change to either (1) the content, composition or constitution of such ETD Contract; or (2) the formula for and method of calculating the Settlement Price of such ETD Contract.

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"ETD Valuation Time" shall mean, in respect of an ETD Contract on a Scheduled Trading Day in respect of the relevant Exchange, the time (if any) specified in the applicable row of Table 2 (Constituent of each Index) of Part E (Data) in the column headed "ETD Valuation Time".

"Exchange" shall mean, in respect of the relevant ETD Contract, each Trading Venue in respect of such ETD Contract, as specified in Table 2 (Constituent of each Index) of Part E (Data) in the column headed "Exchange", or any successor to any such Trading Venue, or any substitute Trading Venue to which trading in such ETD Contract has temporarily relocated, provided that, in the determination of the Index Calculation Agent, there is comparable liquidity in such ETD Contract on such temporary substitute Trading Venue as on the relevant original Trading Venue.

"Exchange Disruption" shall mean, in respect of the relevant ETD Contract:

(1)	a relevant Related Exchange fails to open for trading during its regular trading session; or

(2)	the occurrence or existence at any time during the one hour period which ends at the end of the Scheduled Closing Time (on any relevant Related Exchange) of any suspension of or limitation imposed (for any reason, including movements in price exceeding permitted limits) on the trading on any relevant Related Exchange; or

(3)	the occurrence or existence at any time during the one hour period which ends at the end of the Scheduled Closing Time (on any relevant Related Exchange) of any other event (other than an event described in sub-paragraph (4)) which disrupts or impairs the ability of market participants in general on any relevant Related Exchange to effect transactions on that Related Exchange; or

(4)	the closure on any Scheduled Trading Day of any relevant Related Exchange prior to the relevant Scheduled Closing Time (on that relevant Related Exchange) at least one hour prior to the earlier of (a) the actual closing for the regular trading session of that relevant Related Exchange on such day; and (b) the deadline for the submission of orders to be entered into the Related Exchange system for execution at the relevant Scheduled Closing Time (on that relevant Related Exchange) on such day; or

(5)	the Settlement Price of such ETD Contract has increased or decreased by an amount equal to the maximum permitted price change for the previous day’s Settlement Price on any relevant Related Exchange; or

(6)	the Settlement Price of such ETD Contract is not published or otherwise made available by or on behalf of any relevant Related Exchange.

"Fixing Price" shall mean, in respect of an ETD Contract on a Scheduled Trading Day in respect of the relevant Exchange:-

(a)	if such Scheduled Trading Day:

(1)	is a Partial Trading Day as so designated by the Underlying Exchange, then if a time of day is specified as the ETD (Partial) Valuation Time is specified in the applicable row of Table 2 (Constituent of each Index) of Part E (Data), the first traded price observed on-Exchange for delivery of such ETD Contract on the relevant Exchange in the period starting from the ETD (Partial) Valuation Time, ending at the ETD (Partial) Valuation Ending Time on such Scheduled Trading Day, as published or otherwise made available by the relevant Electronic Page; and

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(2)	is not a Partial Trading Day as so designated by the Underlying Exchange, then if a time of day is specified as the ETD Valuation Time is specified in the applicable row of Table 2 (Constituent of each Index) of Part E (Data), the first traded price observed on-Exchange for delivery of such ETD Contract on the relevant Exchange in the period starting from the ETD Valuation Time, ending at the ETD Valuation Ending Time on such Scheduled Trading Day, as published or otherwise made available by the relevant Electronic Page; or

(b)	if "Settlement Price" is specified in the applicable row of Table 2 (Constituent of each Index) of Part E (Data) in the column headed "ETD Valuation Time" and/or the “ETD (Partial) Valuation Time”, the daily settlement price or final settlement price (as the case may be, as described by the relevant Exchange) for delivery of such ETD Contract, as published or otherwise made available by the relevant Electronic Page.

"Related Exchange" shall mean, in respect of the relevant ETD Contract, each Trading Venue in respect of such ETD Contract as is specified in Table 2 (Constituent of each Index) of Part E (Data) in the column headed "Related Exchanges", or any successor to any such Trading Venue.

"Scheduled Closing Time" shall mean, in respect of a Scheduled Trading Day and a Related Exchange, the scheduled weekday closing time on such Related Exchange on such Scheduled Trading Day, without regard to after-hours trading or other trading outside the hours of the regular trading session on such Related Exchange.

"Settlement Price" shall mean, in respect of the relevant ETD Contract and a Scheduled Trading Day, the daily settlement price or the final settlement price (as the case may be, and however described by the relevant Exchange) of such ETD Contract, as published or otherwise made available by the relevant Exchange.

"Trading Venue" means an exchange, trading system or quotation system.

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Part I: Definitions

"Adjustment Event" shall, in respect of a Constituent, have the meaning given to it in the relevant section of Part H (Provisions relating to Constituents).

"Affiliate" shall mean, in respect of a person "X", any entity controlled (directly or indirectly) by X, any entity which controls (directly or indirectly) X or any entity (directly or indirectly) under common control with X. For this purpose, "control" of any person or entity shall mean the ownership or a majority of the voting power of such person or entity.

"Citi" shall mean Citigroup Inc. and its Affiliates.

"Constituent" shall mean the constituent of each Index, respectively, as specified in Table 2 (Constituent of each Index) of Part E (Data). Part E (Data) sets out the classification of each Constituent.

"Constituent Level" shall, in respect of a Constituent, have the meaning given to it in the relevant section of Part H (Provisions relating to Constituents).

"Correction Period" shall, in respect of a Constituent, have the meaning given to it in the relevant section of Part H (Provisions relating to Constituents).

"Disrupted Day", in respect of a Constituent, shall have the meaning given to it in the relevant section of Part H (Provisions relating to Constituents).

"Electronic Page" shall mean, in respect of a datum, (1) an electronic page or source specified in respect of such datum in these Index Conditions; or (2) if no such electronic page or source has been so specified, such Bloomberg page or Reuters page or other widely-recognised source of financial data as the Index Calculation Agent may determine appropriate; or (3) in any case, any successor electronic page or source that has been designated by either (a) the sponsor of the original electronic page or source; or (b) the relevant information vendor or provider of the original electronic page or source; or (4) any alternative electronic page or source that may be designated by the Index Calculation Agent, provided that such electronic page or source is widely recognised by participants in the relevant market.

"Expert Judgement" shall have the meaning given to it in Part K (Miscellaneous).

"Index" shall have the meaning given to it in Part B (Key Information).

"Index Administrator" shall mean the person specified as such in Part B (Key Information) or any successor to such person or any assignee of such person.

"Index Base Currency" shall mean, in respect of an Index, the currency specified as such in the relevant row of Table 2 (Constituent of each Index) of Part E (Data) in the column headed "Reference Currency".

"Index Business Day" in respect of an Index shall have the meaning given to it in Part E (Data).

"Index Calculation Agent" shall mean the person specified as such in Part B (Key Information) and appointed by the Index Administrator, any successor to such person, or any alternative calculation agent appointed by the Index Administrator.

"Index Launch Date" shall mean the day specified as such in Part B (Key Information).

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"Index Level" shall mean, in respect of an Index on an Index Business Day, the closing level of that Index as of the Index Valuation Time on such Index Business Day. Each Index Level shall be an amount expressed in the relevant Index Base Currency.

"Index Linked Product" shall mean any security, contract or other financial product the return of which is linked, in whole or in part, to the performance of an Index.

"Index Start Date" shall mean the date specified as such in Part B (Key Information).

"Index Start Level" shall mean, in respect of an Index, the relevant Index Level on the Index Start Date, as specified in Part B (Key Information).

"Index Ticker" in respect of each Index shall mean the Electronic Page specified as such in the table set out in Part B (Key Information) in the column headed "Index Ticker (Bloomberg Page)" in the relevant row, or any alternative Electronic Page as may be designated by the Index Administrator.

"Index Valuation Time" shall mean the time specified as such in Part E (Data).

"Part" shall mean a part of these Index Conditions.

"Scheduled Trading Day" in respect of a Constituent shall have the meaning given to it in the relevant section of Part H (Provisions relating to Constituents).

"Scheduled Valuation Date" has the meaning given to such term in Part E (Data).

“Valuation Date” shall mean each Scheduled Valuation Date, as adjusted in accordance with Part G (Adjustment of dates).

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Part J: Risk Factors

The discussion of risks in this Part J comprises a discussion of specific risk factors, followed by a discussion of general risk factors.

Specific Risk Factors

1.	STRATEGY RISK

The goal of each Index is to track the performance of the relevant Underlying Equity Index and not to outperform that Underlying Equity Index or any other benchmark.

Each Index attempts to track the performance of the relevant Underlying Equity Index by reflecting the value of a notional rolling long position in a specified futures contract relating to that Underlying Equity Index. Therefore, the performance of each Index is dependent on the gains and losses resulting from the notional positions taken in the relevant Constituent according to the methodology of the Indices. Investors in Index Linked Products should therefore be familiar with the risks associated both with futures contracts generally (for example futures contracts can be volatile and undergo significant change over short periods, particularly during periods of market stress) and with the manner in which the Indices systematically determine the futures contracts positions which they notionally enter into.

Unlike many other indices, the Indices are not based on the performance of widely-held assets that have intrinsic value, such as stocks, bonds or commodities. Instead, the performance of each Index will be dependent on the success, or otherwise, of that Index in establishing notional long positions in futures contracts according to the quantitative rules which form the methodology of the Indices. Many investors may be comfortable assessing the potential performance of investments linked to assets such as stocks, bonds or commodities, because the factors that affect the prices of such assets are widely understood by many investors. By contrast, the factors that will affect the performance of the Indices and, therefore, the performance of Index Linked Products, are completely unique to the Indices. In order to assess how any Index Linked Product may perform, you must have a detailed understanding of the way in which the Indices work. Accordingly, you should carefully review the information set out in these Index Conditions. You should not invest in any Index Linked Product unless you fully understand such information and are comfortable with the associated risks.

It is possible that alternative methods of portfolio construction may outperform any Index or may track the performance of the relevant Underlying Equity Index more closely. Investors in Index Linked Products should be aware of this limitation in considering their investment decision.

No assurance can be given as to the future performance of the Constituent of any Index.

2.	LIMITED DIVERSIFICATION AND CORRELATION RISK

Each Index contains only one Constituent. Accordingly, each Index is less diversified than an investment in any fund, investment portfolio or other product which invests in or tracks a diversified investment portfolio, and therefore could experience greater volatility and may underperform such other investment products or a more diversified index. Investors in Index Linked Products will therefore bear the risks of a highly concentrated financial product.

The strategy embedded within the methodology of each Index set out in these Index Conditions is premised on the relevant Constituent being correlated with the performance of the relevant Underlying Equity Index. If, in fact, the Constituent declines at the same time as the Underlying Equity Index

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increases in value, or vice versa, then that Index's strategy will not be successful, and that Index may experience significant declines and will not tend to track the performance of the Underlying Equity Index.

3.	NO GUARANTEE OF RETURN

The methodology of each Index cannot guarantee that tracking the relevant Underlying Equity Index or reflecting the performance of the Constituents will result in an increased Index Level over time. Index Linked Products based on the methodology of any Index cannot and do not guarantee absolute returns in any situation.

4.	PERFORMANCE RISK

Each Index may underperform the relevant Underlying Equity Index and other indices with the same constituents, where those other indices employ a different weighting scheme or rolling methodology or employ a scheme to manage volatility. The methodology of each Index does not seek to outperform any equity benchmark. The level of each Index can go down as well as up.

5.	INDEX METHODOLOGY LIMITATIONS

The performance of each Index is dependent on the pre-defined rules-based methodology set out in these Index Conditions. There is no assurance that other selection, rolling and weighting methodologies for the Constituents would not result in better performance than the methodology set out in these Index Conditions.

6.	FIXED ALGORITHMIC MODEL PARAMETERS

In common with all algorithmic strategies, each Index uses a rules-based methodology which contains fixed parameters. For example, the number of Buffer Days, the duration of each Roll Period and the valuation time of each Constituent on the relevant Exchange are each fixed. The methodology of the Indices assumes that these parameters and the other fixed parameters used in the calculation of each Index are reasonable in the context of the Indices. However, alternative parameters could have a positive effect on the performance of the Indices.

7.	LIMITED OPERATING HISTORY

Each Index was launched by the Index Administrator on the Index Launch Date and has been calculated by the Index Calculation Agent for the period from the specified Index Start Date. Any back- testing or similar performance analysis performed by any person in respect of any Index must be considered illustrative only and may be based on estimates or assumptions not used by the Index Calculation Agent when determining the relevant Index Level. See also paragraph 11 (Hypothetical back-tested performance information is subject to significant limitations) of the General Risk Factors below with respect to proxies used during the back-testing period.

8.	LIMITATIONS IN THE DESIGN OF THE INDEX

In common with all algorithmic strategies, each Index uses a rules-based methodology with fixed processes and fixed parameters that are assumed to be reasonable. An alternative index using other processes and parameters may outperform an Index.

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General Risk Factors

1.	INTRODUCTION

The Index Level in respect of any Index may go down as well as up, depending on the performance of the relevant Constituent. There can be no assurance as to the future performance of any Index. The strategy that each Index has been developed to reflect may not be successful, and other strategies using the relevant Constituent and alternative indices and benchmarks may perform better than that Index.

Each Index represents the performance of the relevant Constituent. Each Index has been developed to be "investable", but the methodology set out in these Index Conditions is quantitative, which means that each Index Level is determined according to the rules and the processes set out in these Index Conditions on a purely notional basis, without reference to any actual investment in the Constituent of any of the Indices.

The result of any such actual investment may be different to the performance of the relevant Index. In particular, any such investment may accrue costs or accrue dividends, distributions or other payments in respect of any Constituent that may be different from those notionally included in the calculation of each Index Level, if any.

Prospective investors in any Index Linked Product should be familiar with investments in the global financial and commodity markets, financial instruments and indices generally.

2.	RISKS IN RESPECT OF THE CONSTITUENTS

The performance of each Index is dependent on the performance of the relevant Constituent contained in that Index.

Fluctuations in the level, price, rate or value (as applicable) of the Constituent contained in each Index from time to time will directly affect the relevant Index Level.

Please refer to the following paragraphs for a discussion of the particular general market risks arising in respect of the classification of each Constituent (as applicable).

•	ETD Contract (exchange-traded derivative contract)

Prospective investors in an Index Linked Product linked to a Constituent that is or contains an ETD Contract (whether a futures contract or an option contract) should be familiar with futures contracts and option contracts generally. The value and price volatility of both the ETD Contracts contained in the Indices and of the assets or reference factors underlying such ETD Contracts must be considered.

Daily Limits

ETD Contracts are traded on exchanges, and are subject to regulations which limit the extent to which the prices of ETD Contracts can fluctuate during a single trading day. These regulations are commonly referred to as "daily limits". Under these regulations, on a particular trading day, no trades may be executed at prices beyond the daily limits. Once the price of an ETD Contract has increased or decreased by an amount equal to the applicable daily limit, a trader cannot take a position or liquidate a position unless he is willing to effect the trade at

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or within the applicable daily limit. This could prevent the holder of an ETD Contract from promptly liquidating unfavourable positions and subject him to substantial losses.

Underlying Assets – Stock Indices

The ETD Contracts that are Constituents of the Indices have stock indices as underliers, and accordingly prospective investors in an Index Linked Product should be familiar with stock indices generally.

The level of a stock index is based on the price of the shares contained in that stock index, although prospective investors should note that the level of a stock index at any time may not reflect the reinvestment yield on the shares included in that stock index. Global economic, financial and political developments, among other things, may have a material effect on the value of the shares included in a stock index and/or the performance of the stock index.

Market volatility reflects the degree of instability and expected instability of the performance of a stock index and the shares contained in that stock index. The level of market volatility is largely determined by the prices for financial instruments supposed to protect investors against such market volatility. The prices of these financial instruments are determined by forces of supply and demand in the futures contracts, option contracts and derivative markets generally. These forces of supply and demand are themselves affected by factors such as actual market volatility, expected volatility, economic factors and speculation.

3.	PERFORMANCE OF THE INDICES

The performance of each Index could be significantly less than the performance of alternative indices and benchmarks with similar risk characteristics or the performance of the relevant Underlying Equity Index.

4.	NOTIONAL EXPOSURE

Each Index creates a notional exposure to the relevant Constituent and such notional exposure will only exist in the books and records of the Index Administrator and the Index Calculation Agent.

4.1	No rights

Investors in Index Linked Products (1) have no legal or beneficial ownership interest in any Constituent and therefore have no recourse to any Constituent; (2) have no right to take delivery of any Constituent; (3) have no voting rights with respect to any Constituent; (4) have no right to receive dividends, distributions or other payments with respect to any Constituent.

4.2	No offer

Nothing in these Index Conditions constitutes an offer to buy or to sell any Constituent or any other asset, commodity, contract or security (including without limitation any asset, contract, commodity or security included in any Constituent).

4.3	Reinvestment

If an Index is a "total return index", it will include the notional reinvestment of amounts calculated by reference to any dividend, distribution or payment that would be received by a holder of a Constituent. If an Index is not a "total return index", it will not include any such notional reinvestment.

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5.	NO INVOLVEMENT OF PERSONS CONNECTED WITH ANY CONSTITUENT

None of the Indices creates any obligation of any person connected with any Constituent (each such person, for the purposes of this paragraph, a "Relevant Person"), including without limitation the issuer of any Constituent which is a security, the sponsor or calculation agent of any Constituent which is itself an index, and the provider of any service (such as an investment adviser or an investment manager) to any Constituent which is a fund.

No Relevant Person in respect of any Constituent has participated in the preparation of these Index Conditions or in the arrangement and offer of any Index Linked Product.

6.	NO INVESTIGATION

Neither the Index Administrator nor the Index Calculation Agent has made or will make any investigation or enquiry with respect to any Constituent, including with respect to any publicly-available information that is disclosed in these Index Conditions. Consequently there can be no assurance that all events have been disclosed which would affect the performance of any Index or the value of any Index Linked Product.

7.	EFFECT OF FEES

Each Index Level may include a deduction of notional fees, as described in these Index Conditions. Any such deduction of notional fees will result in the relevant Index underperforming a hypothetical investment portfolio from which no such deduction is made. The drag on the Index Level caused by any such deduction may be magnified if the Index assumes a leveraged exposure to its Constituents.

8.	EFFECT OF NOTIONAL COSTS

Each Index Level may include a deduction of notional costs (which may be referred to as a notional cost, charge, spread or similar term), as described in these Index Conditions. Any such deduction of notional costs will result in the relevant Index underperforming a hypothetical investment portfolio from which no such deduction is made. The drag on the Index Level caused by any such deduction may be magnified if the Index assumes a leveraged exposure to its Constituents.

9.	DISRUPTION TO THE INDICES

Certain events may affect the calculation of any Index and the relevant Index Level. These events, which are described elsewhere in these Index Conditions, may have consequences including:

(1)	the Index Calculation Agent following the process described in Part G (Adjustment of dates);

(2)	the Index Calculation Agent exercising certain discretions conferred by these Index Conditions;

(3)	the Index Calculation Agent suspending the calculation, publication and dissemination of that Index and that Index Level;

(4)	the Index Administrator making a modification or change to these Index Conditions; and

(5)	the Index Administrator discontinuing and cancelling that Index.

Unless otherwise stated, the Index Administrator has no obligation to inform any person of the result of any action taken on the occurrence of such events.

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The occurrence or existence of Disrupted Days may also result in the calculation, publication and dissemination of an Index being postponed to a later time than as provided in these Index Conditions.

10.	INDEX ADMINISTRATOR AND INDEX CALCULATION AGENT

These Index Conditions confer on the Index Administrator and the Index Calculation Agent a degree of discretion in making certain determinations and calculations, for example in connection with the occurrence of disruptions and adjustments. Although each of the Index Administrator and the Index Calculation Agent will use Expert Judgement in exercising any discretion, the exercise of any such discretion may have an adverse effect on any relevant Index Level and therefore may have an adverse effect on the value of any Index Linked Product. Please see Part K (Miscellaneous) for further important disclosure of additional general risks (1) as to the manner in which each Index is determined; (2) that neither the Index Administrator nor the Index Calculation Agent acts as fiduciary; and (3) as to certain conflicts of interest.

11.	HYPOTHETICAL BACK-TESTED PERFORMANCE INFORMATION IS SUBJECT TO SIGNIFICANT LIMITATIONS

All information regarding the performance of each Index prior to the Index Launch Date is hypothetical and back-tested, as the Indices did not exist prior to that time. It is important to understand that hypothetical back-tested Index performance information is subject to significant limitations, in addition to the fact that past performance is never a guarantee of future performance. In particular:

(a)	The hypothetical back-tested performance assumed that there were no market disruption events and no extraordinary events affecting Index constituents.

(b)	The hypothetical back-tested performance of each Index might look different if it covered a different historical period. The market conditions that existed during the historical period covered by the hypothetical back-tested Index performance information is not necessarily representative of the market conditions that will exist in the future.

It is impossible to predict whether any Index will rise or fall. The actual future performance of each Index may bear no relation to the historical or hypothetical back-tested levels of that Index.

Conflicts of Interest

The following material conflicts of interest may exist in respect of an Index Linked Product, where your counterparty to such Index Linked Product (in the case of an Index Linked Product which is a contract) or the issuer of such Index Linked Product (in the case of an Index Linked Product which is a security) (the "Product Provider") is either the Index Administrator, the Index Calculation Agent, an affiliate of the Index Administrator, or an affiliate of the Index Calculation Agent.

1.	DISCRETIONS

As discussed above, the Index Administrator and the Index Calculation Agent are entitled to exercise certain discretions in relation to the Indices, including but not limited to the determination of index disruption events. Such determinations may adversely affect the level of the Indices and therefore the amount payable under any Index Linked Product.

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2.	HEDGING

The Product Provider expects to hedge its obligations under the Index Linked Product directly or through one or more of its affiliates. This hedging activity is likely to involve trading in one or more Constituents and Related Instruments. For these purposes, "Related Instruments" shall mean the instruments comprising the Constituents and other instruments (such as futures, options and swaps) with returns linked to the performance of the relevant Index, the Constituents or the instruments comprising the Constituents. This hedging activity could affect the value of the Constituents and therefore the level of the relevant Index, and may result in the Product Provider or its affiliates receiving a profit, even if the level of the relevant Index declines.

3.	TRADING ACTIVITIES

The Product Provider and its affiliates expect to engage in trading activities related to the Indices, the Constituents and Related Instruments, for their own account or for the account of customers, and may exercise remedies or take other action with respect to their interests as they deem appropriate. These trading activities could affect the level of the Indices and therefore the value of any Index Linked Product.

4.	INDEX FEE

If a fee is deducted in the calculation of the level of any Index (an "Index Fee"), the Product Provider or its affiliates may receive a payment in addition to any fee payable under the Index Linked Product. For example, if the Product Provider hedges its obligations under the Index Linked Product by investing (directly or through one of its affiliates) in the Constituents in the same notional amounts as the Index Linked Product, the amount received by the Product Provider in respect of its hedge may exceed the amount payable under the Index Linked Product by the amount of the Index Fee.

5.	NOTIONAL TRANSACTION COSTS

If notional transaction costs are deducted in the calculation of the level of an Index ("Notional Transaction Costs"), the Product Provider or an affiliate may receive a payment in addition to any fee payable under the Index Linked Product. For example, if the Product Provider hedges its exposure under the Index Linked Product by investing (directly or through one of its affiliates) in the Constituents, and the Notional Transaction Costs exceed the actual cost incurred by the Product Provider in adjusting its hedge, the amount received by the Product Provider in respect of its hedge may exceed the amount payable under the Index Linked Product by some or all of the amount of the Notional Transaction Costs.

6.	VALUATIONS

If an Index references notional over-the-counter swaps or other notional over-the-counter transactions, the terms and prices of such notional transactions may be determined by the Index Calculation Agent, based on its view of the prevailing terms and prices for similar transactions in the relevant markets, which may differ from the views of other market participants. Persons involved in making such determinations may have interests which conflict with your interests, and the Index Calculation Agent will not take the Index Linked Product or your interests into consideration when making such determinations.

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7.	UNAVAILABILITY OF AN INDEX

In the event that the determination and publication of an Index is suspended or discontinued, or the level of an Index is not available for another reason, the calculation agent of the Index Linked Product may be required to determine the level of that Index pursuant to the terms of the Index Linked Product.

8.	LICENSING FEE

If an Index includes a Constituent which is an index sponsored by the Product Provider or an affiliate of the Product Provider (a "Sub-Index"), the potential conflicts discussed above may exist in respect of that Sub-Index. If an Index or a Sub-Index is based on a methodology licensed from the Product Provider or an affiliate of the Product Provider, the Product Provider or its affiliate (as relevant) may receive a licensing fee based on the notional amount of the Index Linked Product.

9.	SHARING PAYMENTS

Payments received by the Product Provider under the Index Linked Product, or by the Product Provider or its affiliates in connection with any Index, may be shared with third parties.

THE LIST OF RISK FACTORS OUTLINED IN THIS PART J IS NOT INTENDED TO BE EXHAUSTIVE. ANY EVALUATION OF INDEX LINKED PRODUCTS SHOULD BE MADE ONLY AFTER SEEKING ADVICE FROM INDEPENDENT PROFESSIONAL ACCOUNTING, FINANCIAL, INVESTMENT, LEGAL, REGULATORY, TAX AND OTHER ADVISORS.

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Part K: Miscellaneous

1.	CALCULATIONS AND DETERMINATIONS

1.1	Calculations

Unless otherwise specified in these Index Conditions, the Index Calculation Agent will perform all calculations, determinations, rebalancings and adjustments (together, "Calculations") in respect of the Indices. Neither the Index Calculation Agent nor the Index Administrator will have any responsibility for errors made in good faith or omissions in Calculations or other actions as provided in these Index Conditions.

The Calculations of the Index Calculation Agent shall be performed by it in accordance with these Index Conditions, acting in its sole, absolute and unfettered discretion, but in good faith and in a commercially reasonable manner (having regard in each case to the criteria stipulated in these Index Conditions and, where relevant, on the basis of information provided to or obtained by employees or officers of the Index Calculation Agent responsible for making relevant Calculations). All Calculations shall, in the absence of manifest error, be final, conclusive and binding on any user of any Index, including any holder of, or counterparty to, an Index Linked Product.

1.2	Rounding

Subject as provided in these Index Conditions, any amount, currency amount, level, percentage, price, rate or value ("Amount") calculated by the Index Calculation Agent shall be rounded to such number of decimal points and in such manner as the Index Calculation Agent determines is appropriate, acting in a commercially reasonable manner.

1.3	Use of estimates

The Index Calculation Agent will perform the Calculations described in these Index Conditions using the information, data sources or factors specified in these Index Conditions and any Amount (together, "Information") and may perform any Calculation and any action required in respect of these Index Conditions in any sequence. However, in the event that the Index Calculation Agent is not able to obtain or use any necessary Information, then (after using reasonable endeavours and after applying any fallback provision specified in these Index Conditions in respect of the relevant Calculation) the Index Calculation Agent may, but shall not be obliged to, use its estimate (made using Expert Judgement) of the relevant Information in performing such Calculation, should the Index Calculation Agent determine that such estimate is reasonably necessary in order to give effect to any provision or to perform any Calculation necessary under these Index Conditions.

1.4	No verification of Information

Although the Index Calculation Agent will obtain Information for inclusion in the Indices or for use in performing any Calculation under these Index Conditions from sources that the Index Calculation Agent considers reliable (including databases maintained by the Index Calculation Agent or its Affiliates, and public sources such as Bloomberg and Reuters), the Index Calculation Agent will not publish or independently verify such Information.

1.5	Corrections

Subject to any Correction Period specified, if the Index Calculation Agent becomes aware that any Information used by it in connection with any Calculation under these Index Conditions has

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subsequently been corrected or adjusted, then the Index Calculation Agent may, but shall not be obliged to, use such corrected or adjusted Information, and in exercising any such discretion, will act in good faith and in a commercially reasonable manner which is consistent with the primary objective of the Indices.

1.6	Reliance

In performing any Calculation under these Index Conditions, the Index Calculation Agent may rely upon the opinion of any person who appears to it as being competent to value any asset or instrument of any class, or to perform any other calculation or determination, by reason of any appropriate relevant professional qualification or experience.

1.7	Dates and times of calculations

Notwithstanding that certain Calculations under these Index Conditions may be expressed to be "as at", "as of", "in respect of" or "on", or any synonym of each such phrase, a certain date or time, the Index Calculation Agent may perform such Calculation in respect of such date or time after such date or time.

1.8	Not acting as fiduciary or agent

In performing any Calculation or other action in connection with these Index Conditions, each of the Index Administrator and the Index Calculation Agent will act as principal and not as agent of any other person. Neither the Index Administrator nor the Index Calculation Agent owes any duty of care or any fiduciary duty to any investor in any Index Linked Product or to any other person. Each Calculation and other action performed in connection with these Index Conditions by the Index Administrator or the Index Calculation Agent is performed in reliance on this provision and is subject to this provision.

If through performing any such Calculation or other action the Index Administrator or the Index Calculation Agent is rendered an agent or fiduciary of another person under applicable law, then (at the option of the Index Administrator or the Index Calculation Agent, as relevant) the rights and obligations of the Index Administrator or the Index Calculation Agent to perform such Calculation or other action may be suspended (or, if already performed, the application of such Calculation or other action may be suspended) until such time when such Calculation or other action can be performed either by the Index Administrator or the Index Calculation Agent as principal and not as an agent or fiduciary or by an appropriate third party who is both willing and able to perform such Calculation or other action.

1.9	Ambiguities, errors and omissions in these Index Conditions

Although these Index Conditions are intended to be comprehensive, it is possible that ambiguities, errors and omissions may arise in certain circumstances. The Index Administrator will resolve, using Expert Judgement, any such ambiguity, error or omission, and may amend these Index Conditions to reflect the resolution of such ambiguity, error or omission.

1.10	Expert Judgement

Each of the Index Administrator and the Index Calculation Agent, as relevant, shall exercise any discretion and make any determination in respect of the Indices by using a standard of judgement ("Expert Judgement") which shall consist of (1) acting in good faith and in a commercially reasonable manner; (2) to the extent practicable, reflecting the commercial objective of the Indices and market practice; and (3) to the extent practicable, promoting consistency in the exercise of discretions and the

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making of determinations in respect of both the Indices and other indices in respect of which it acts, as relevant, as index administrator or index calculation agent.

In using Expert Judgement to exercise any discretion or to make any determination, the Index Administrator shall be subject to the oversight of the Index Governance Committee, whose role is described at paragraph 4 (Index Governance). In using Expert Judgement to exercise any discretion or to make any determination, the Index Calculation Agent shall be subject to the oversight of the Index Administrator. The Index Governance Committee will review any such use of Expert Judgement in extraordinary circumstances. Each of the Index Administrator and the Index Calculation Agent shall (as relevant) (1) maintain records of any such use of Expert Judgement; and (2) publish a concise explanation of the extent to which and the basis upon which Expert Judgement was so used.

1.11	Errors in Calculations

It is possible that errors in Calculations may arise in certain circumstances. The Index Administrator may determine, using Expert Judgement, to restate any Index Level for each day affected by an error in a Calculation.

2.	CONFLICTS OF INTEREST

Citi entities perform various roles in connection with the Indices and Index Linked Products, and conflicts of interest may arise for any such entity as a consequence of any role it performs in connection with the Indices or any Index Linked Product or as a consequence of its activities more generally.

During the normal course of their business, the Index Administrator, the Index Calculation Agent, any of their respective Affiliates, directors, officers, employees, representatives, delegates and agents (each, for the purposes of this Part K, a "Relevant Person") may enter into, promote, offer or sell securities or contracts (whether or not structured) linked to any Index and/or any Constituent. Any Relevant Person may at any time (1) have long or short principal positions or actively trade (whether or not through making markets to its clients) positions in or relating to any Index or any Constituent; (2) invest in or engage in transactions with or on behalf of other persons relating to the Index and/or any Constituent; (3) undertake hedging transactions (for the purposes of any security or contract) which may adversely affect the level, price or rate or other factor underlying any Index and/or any Constituent; (4) have an investment banking or commercial relationship with the issuer of any Constituent and have access to information from any such issuer; or (5) publish research in respect of any Constituent or the issuer of any Constituent. Such activity may or may not affect any Index Level, but potential investors and counterparties should be aware that a conflict of interest may arise when a person acts in more than one capacity, and such conflict of interest may affect (whether in a positive manner or a negative manner) any Index Level.

3.	DISCLAIMER

No Relevant Person makes any express or implied representation or warranty as to (1) the advisability of purchasing or entering into any Index Linked Product; (2) the levels of any Index at any particular date or time; (3) the results to be obtained from the use of any Index or any datum included in these Index Conditions for any purpose; or (4) any other matter. Each Relevant Person hereby expressly disclaims, to the fullest extent permitted by applicable law, all warranties of accuracy, completeness, merchantability or fitness for a particular purpose with respect to any Index and any information contained in these Index Conditions. No Relevant Person will have any liability (direct or indirect, special, punitive, consequential or otherwise) to any person even if notified of the possibility of damages.

These Index Conditions have been prepared solely for the purposes of information and nothing in these Index Conditions constitutes (1) an offer to buy or to sell any security or contract, to participate in any transaction or to adopt any investment strategy; or (2) accounting, financial, investment, legal, tax or regulatory advice. Any decision to purchase any Index Linked Product should be based on the

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information contained in the associated prospectus or offering document (however described). In the case of a prospectus or offering document which contains provisions under the heading "Risk Factors", "Investment Considerations" or the equivalent, please refer to these provisions for a discussion of the factors that must be considered in connection with an investment in the security or contract described therein.

Neither the Index Calculation Agent nor the Index Administrator is under any obligation to continue to calculate, publish or disseminate any Index or any Index Level.

4.	INDEX GOVERNANCE

The Index Administrator has ultimate control over the development, the operation and the publication of the Indices, including the performance of any Calculation, the exercise of any discretion, the making of any determination, and all administrative processes required to perform these functions (together, the "Index Activity"). Notwithstanding that certain parts of the Index Activity may be performed by persons other than the Index Administrator, the Index Administrator has overall responsibility for all parts of the Index Activity, subject to this Part K (Miscellaneous).

The Index Administrator maintains oversight over the Index Activity through its Index Governance Committee. The Index Governance Committee fulfils its role of ensuring accountability and providing oversight through (1) reviewing and challenging all parts of the Index Activity, in accordance with its charter and its written policies and procedures; and (2) conducting an annual review of the Indices to determine whether it continues to be an accurate and reliable representation of the economic realities of the relevant interest or market.

5.	INTELLECTUAL PROPERTY

Each Index and these Index Conditions are the Index Administrator’s proprietary and confidential material. No person may reproduce or disseminate the information contained in these Index Conditions, any Index or any Index Level without the prior written consent of the Index Administrator. These Index Conditions are not intended for distribution to or use by any person in a jurisdiction where such distribution is prohibited by applicable law or regulation.

None of the Indices is in any way sponsored or promoted by any sponsor, administrator or issuer, as relevant, of any Constituent.

© 2020 Citigroup Global Markets Limited. All rights reserved. "Citi" and "Citi and Arc Design" are trademarks and service marks of Citigroup Inc. or its Affiliates and are used and registered throughout the world. Citigroup Global Markets Limited is authorised in the United Kingdom by the Prudential Regulation Authority and regulated in the United Kingdom by the Financial Conduct Authority and the Prudential Regulation Authority.

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Part L: Notices

Constituents Disclaimer

Products linked to any of the Indices ("Products") are not sponsored, endorsed, sold or promoted by any of the third party entities that sponsor, administer or issue any of the Constituents of any Index, any Underling Equity Index, their affiliates or their third party licensors (together "Third Party Entities"). None of the Third Party Entities make any representation or warranty, express or implied, to the owners of the Products or any member of the public regarding the advisability of investing in securities generally or in the Products particularly or the ability of any Index to track general stock market performance. The only relationship that any Third Party Entities have to Citigroup Global Markets Limited is the licensing of certain trademarks, service marks and trade. None of the Third Party Entities is responsible for and has not participated in the determination of the prices and amount of any Product or the timing of the issuance or sale of any Product or in the determination or calculation of the equation by which the Products is to be converted into cash. None of the Third Party Entities has any obligation or liability in connection with the administration, marketing or trading of the Products.

NONE OF THE THIRD PARTY ENTITIES GUARANTEES THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF ANY INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. THE THIRD PARTY ENTITIES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. THE THIRD PARTY ENTITIES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THEIR TRADEMARKS, EACH INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL ANY OF THE THIRD PARTY ENTITIES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

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